Registration Statement No. 333-260882

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAN B CORP.

(Name of small business issuer in our charter)

Florida	0001509957	20-3624118
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS Employer Identification Number

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Telephone: (516) 595-9544

Marco Alfonsi, CEO

960 South Broadway, Suite 120

Hicksville, NY 11801

Telephone: (516) 595-9544

(Name, address and telephone number of agent for service)

Copies to:

Arden Anderson, Esq.	Robert F. Charron, Esq.
Dodson Robinette PLLC dba Crowdfunding Lawyers	Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas
1431 E. McKinney St. Suite 130	New York, New York 10105
Denton, TX 76209	(212) 370-1300
(940) 205-5180

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee
Class A Units consisting of:
(i) Shares of Common Stock, Nil par value	$11,787,500.00	$1,093.00
(ii) Warrants to purchase common stock(4)	-	-
Class B Units consisting of:
(i) Pre-funded warrants to purchase common stock(7)	-	-
(ii) Warrants to purchase common stock(4)	-	-
Representative Warrants to purchase Common Stock(4)(5)	-	-
Shares of Common Stock issuable upon exercise of the Warrants(5)	$11,787,500.00	$1,093.00
Shares of Common Stock issuable upon exercise of the pre-funded warrants(7)	-	-
Shares of Common Stock issuable upon exercise of Representative Warrants(5)(6)	$1,031,406.00	$96.00
TOTAL REGISTRATION FEE	$24,606,406.00	$2,282.00	(8)

(1)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (“Securities Act”).
(3)	Includes the price of additional securities that the underwriters have the option to purchase to cover over-allotments, if any.
(4)	In accordance with Rule 457(g) under the Securities Act, because the shares of the registrant’s common stock underlying the Warrants and the Representative Warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.
(5)

We have agreed to issue to the representative of the several underwriters, who we refer to as the representative, warrants to purchase the number of shares of common stock in the aggregate equal to seven percent (7.0%) of the shares of common stock to be issued and sold in this offering (including shares of common stock sold to cover over-allotments, if any). The warrants are exercisable for a price per share equal to 125% of the public offering price.

(6)	Fee based on exercise price applicable to shares issuable upon exercise of warrants in accordance with Rule 457(i) and Staff Compliance and Disclosure Interpretation 240.06.
(7)	The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock sold in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock, pre-funded warrants and warrants constituting the Class A Units and Class B Units is $11,787,500, including the underwriters’ option to purchase additional securities.
(8)	$1,854.00 of this amount has been previously paid

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, shall have been declared effective.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED [*] __, 2022

CAN B CORP.

Up to 1,394,558 Class A Units consisting of common stock and Series X Warrants and

Up to 1,394,558 Class B Units consisting of pre-funded Series Y Warrants and Series X Warrants

Can B Corp, a Florida corporation (the “Company,” “us,” “we,” or “our”) is offering up to 1,394,558 Class A Units, with each Class A Unit consisting of one share of common stock, Nil par value per share, and one Series X Warrant (“Series X Warrant”) to purchase one share of common stock (together with the share of common stock underlying each Series X Warrant, the “Class A Units”) at an assumed public offering price of $7.35 per Class A Unit, which is the last reported sale price of our common stock OTC Markets Group OTCQB market as of February 8, 2022 (after adjusting for the 2021 Reverse Split below defined).

We are also offering to those purchasers whose purchase of Class A Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, in lieu of the number of Class A Units that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%), up to 1,394,558 Class B Units. Each Class B Unit consists of one pre-funded Series Y Warrant (“Series Y Warrants,” and together with the Series X Warrants, the “Warrants”) to purchase one share of common stock and one Series X Warrant (together with the share of common stock underlying each Series Y Warrant and each Series X Warrant, the “Class B Units” and, together with the Class A Units, the “Units”) at an assumed public offering price of $7.3499 per Class B Unit, which is the assumed public offering price per Class A Unit minus $0.0001 (the offering of the units to the public, the “Offering”).

Each Series Y Warrant included in the Class B Units entitles its holder to purchase one share of common stock at an exercise price per share of $0.0001. Each Series X Warrant included in the Class B Units entitles its holder to purchase one share of common stock at an assumed exercise price per share of $7.35 (which is the last reported sale price of our common stock OTC Markets Group OTCQB market as of February 8, 2022 (after adjusting for the 2021 Reverse Split). The number of Class A Units sold in the offering shall be reduced on a one-to-one basis for each Class B Unit sold.

The Class A Units and Class B Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and the Warrants comprising such units are immediately separable and will be issued separately despite being purchased together in this Offering. The Series X Warrants offered hereby may be exercised from time to time beginning on the issuance date and expire on the five-year anniversary of the issuance date. The Series Y Warrants offered hereby may be exercised from time to time beginning on the issuance date and until all of the Series Y Warrants are exercised in full.

We have applied to list our common stock and Series X Warrants on the Nasdaq Capital Market under the symbol “CANB” and “CANBW”, respectively. There is no assurance that our listing application will be approved. We will not complete this Offering unless our application is approved. There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

NOTE: The Company has approved a 1-for-15 reverse stock split of its common stock and filed amendment to its Articles of Incorporation with the State of Florida on February 7, 2022. The reverse stock split has yet to be approved and effectuated by FINRA, but the Company expects such reverse stock split to be effectuated concurrently with this offering. The assumed offering Prices of the Units and figures based on the Company’s issued and outstanding common shares have been adjusted to reflect the reverse stock split.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Class A Unit	Per Class B Unit	Total
Public offering price(1)	$	$	$
Underwriting discounts and commissions(2)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	The public offering price and underwriting discount corresponds to (a) in respect of the Class A Units (i) a public offering price per share of common stock of $ and (ii) a public offering price per Series X Warrant of $ and (b) in respect of the Class B Units (i) a public offering price per Series Y Warrant of $ and (ii) a public offering price per Series X Warrant of $ .
(2)	Represents an underwriting discount and commissions equal to 7.0% per Unit (or $ per Unit), which is the underwriting discount we have agreed to pay to the underwriters. Does not include a management fee equal to 1.0% of the total gross proceeds from the offering and accountable expenses up to $150,000 payable to H.C. Wainwright & Co., LLC as representative of the underwriters. See “Underwriting” beginning on page 19 of this prospectus for additional information regarding underwriting compensation.

In addition to the underwriting discounts listed above and the management fee and accountable expense allowance described in the footnote, we have agreed to issue upon the closing of this offering to H.C Wainwright & Co., LLC., as representative of the underwriters, warrants that will expire on the 5th anniversary of the commencement of sales in this offering entitling the representative to purchase 7.0% of the total number of shares of common stock sold in this offering. The registration statement of which this prospectus is a part also covers the representative’s warrants and the shares of common stock issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting” beginning on page 19.

The Offering is being underwritten on a firm commitment basis. The underwriter may offer the securities from time to time to purchasers directly or through agents, through brokers in brokerage transactions on The Nasdaq Capital Market, to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices.

We have granted the representative an option, exercisable for 30 days from the date of this prospectus, to purchase up to an additional            shares of common stock and/or Series X Warrants on the same terms as the other shares and Series X Warrants being purchased by the underwriters from us (equal to 15% of the shares of common stock (including shares underlying the Series Y Warrants) and 15% of the Series X Warrants in the Offering).

H.C. Wainwright & Co.

This Prospectus is dated [*], 2022

We have prepared this prospectus as part of a registration statement that we filed with the SEC for our offering of securities. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with additional information described below under “Additional Information.”

This prospectus is not an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither we nor any underwriters have authorized any other person to provide you with any information different from that contained in this prospectus or information furnished by us upon request as described herein. The information contained in this prospectus is complete and accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or sale of our shares. This prospectus contains summaries of certain other documents, which summaries contain all material terms of the relevant documents and are believed to be accurate, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. Such information necessarily incorporates significant assumptions, as well as factual matters. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

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SUMMARY INFORMATION

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire prospectus, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” and “CANB” refers to Can B Corp. together with its wholly owned subsidiaries. In instances where we refer emphatically to “Can B Corp.” or where we refer to a specific subsidiary of ours by name, we are referring only to that specific legal entity.

The Company

Can B. Corp. was originally incorporated as WrapMail, Inc. (“WRAP”) in Florida on October 11, 2005 in order to tap into a largely un-serviced segment of the web-based advertising industry. Effective January 5, 2015, WRAP acquired 100% ownership of Prosperity Systems, Inc. (“Prosperity”), a New York corporation incorporated on April 2, 2008, in order to acquire Prosperity’s office productivity software suite as a complement to WRAP’s existing intellectual property. After its acquisition, the Company transferred Prosperity’s operations to WRAP; however, the Company does not currently actively operate its WRAP or Prosperity divisions.

Around the first quarter of 2017, the Company began to transition into the health and wellness industry, offering products that incorporate hemp and hemp derivatives. On May 15, 2017, WRAP changed its name to “Canbiola, Inc.” On March 6, 2020 CANB changed its name again to “Can B̅ Corp.” in order to segregate its corporate identity from its lead products branded under the Canbiola™ brand.

Effective December 27, 2010, WRAP effected a 10 for 1 forward stock split of its common stock. Effective June 4, 2013, WRAP effected a 1 for 10 reverse stock split of its common stock. On March 6, 2020, Can B̅ Corp. effected a 1 for 300 reverse stock split of its common stock. The accompanying consolidated financial statements retroactively reflect these stock splits. On November 17, 2021, the Company’s board of directors approved a reverse stock split of a ratio of up to 1-for-15 (“2021 Reverse Split”), as to be decided by the directors. As of November 30, 2021, a majority of the Company’s voting stock as of November 17, 2021, the record date, approved the 2021 Reverse Split. On January 12, 2022, the Company’s board of directors set the ratio for the 2021 Reverse Split at 1-for-15. The Company will effectuate the 2021 Reverse Split concurrently with this Offering and the Company’s uplist to Nasdaq, of which there can be no assurance.

Can B. Corp.’s shares of common stock are currently quoted on OTC Market’s OTCQB® Venture Market under the symbol “CANB.” We have applied to list our common stock and Series X Warrants on the Nasdaq Capital Market under the symbol “CANB” and “CANBW”, respectively.  There is no assurance that our listing application will be approved. We will not complete this offering unless our application is approved.  There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Our principal executive offices are located at 960 South Broadway, Suite 120, Hicksville NY 11801 and our telephone number is 516-595-9544.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $5,851,512 during the year ended December 31, 2020 and as of that date, had an accumulated deficit of 30,521,025. Due to recurring losses from operations and the accumulated deficit the Company has stated that substantial doubt exists about the Company’s ability to continue as a going concern.

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Business Overview

The Company, directly and through its subsidiaries, is in the business of promoting health and wellness through its development, manufacture and sale of products containing cannabinoids derived from hemp biomass and the licensing of durable medical devises.

The Company’s primary business is the development, production and sale of products containing hemp derived cannabinoids, including, but not limited to, cannabidiol (“CBD”), cannabinol (“CBN”) cannabigerol (“CBG”), delta-8, and delta-10. The Company has five divisions: Pure Health Products (white label production, sales and operations, and lifestyle brand marketing), Hemp Operating Division (industrial hemp production, biomass and isolate processing, and R&D of cannabinoids), Green Grow Farms (licensed hemp growing and processing- inactive), Duramed (no fault, Medicare and workers’ comp durable medical equipment), and Imbibe Wellness Solutions (celebrity specific products and influencer branding, expected to launch 2022).

The statements found herein have not been evaluated by the Food and Drug Administration (FDA) and the Company’s products are not intended to diagnose, treat, cure or prevent any disease or medical condition.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1.07 billion (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

(c)	the date on which such issuer has, during the previous three-year period, issued more than $1.0 billion in nonconvertible debt; or

(d)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion under “Risk Factors” of the effect on our financial statements of such election.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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THE OFFERING

Securities Offered by Us

Up to 1,394,558 Class A Units, with each Class A Unit consisting of one share of common stock, Nil par value per share, and one Series X Warrant to purchase one share of common stock at an assumed public offering price of $7.35 per Class A Unit, which is the last reported sale price of our common stock OTC Markets Group OTCQB™ market as of February 8, 2022 (after adjusting for the reverse stock split).

We are also offering to those purchasers whose purchase of Class A Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, in lieu of the number of Class A Units that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%), up to 1,394,558 Class B Units. Each Class B Unit consists of one pre-funded Series Y Warrant to purchase one share of common stock and one Series X Warrant at an assumed public offering price of $7.3499 per Class B Unit, which is the assumed public offering price per Class A Unit minus $0.0001.

The number of Class A Units sold in the offering shall be reduced on a one-to-one basis for each Class B Unit sold.

Warrants to Purchase Common Stock Offered by Us

Each Series Y Warrant included in the Class B Units entitles its holder to purchase one share of common stock at an exercise price per share of $0.0001. Each Series X Warrant included in the Class B Units entitles its holder to purchase one share of common stock at an exercise price per share of $ . The Series X Warrants offered hereby may be exercised from time to time beginning on the issuance date and expire on the five-year anniversary of the issuance date. The Series Y Warrants offered hereby may be exercised from time to time beginning on the issuance date and until all of the Series Y Warrants are exercised in full.

We have applied to have the Series X Warrants listed on Nasdaq.

This prospectus also relates to the offering of the shares of our common stock issuable upon exercise of such Warrants.

Option to Purchase Additional Securities	The Offering is being underwritten on a firm commitment basis. We have granted to the underwriter a 30-day option to purchase up to ____ additional shares of common stock and/or ____ Series X Warrants at the public offering price, less underwriting discounts and commissions on the same terms as set forth in this prospectus (equal to 15% of the shares of common stock (including shares underlying the Series Y Warrants) and 15% of the Series X Warrants in the Offering).

Common Stock to be Outstanding Immediately After this Offering	As of January 20, 2022, there were approximately 2,834,756 shares of common stock issued and outstanding (after adjusting for the 2021 Reverse Split), 20 shares of Series A Preferred Stock, 1,950 of Series D Preferred Stock and no shares of Series B Preferred Stock or Series C Convertible Preferred Stock issued and outstanding. Following this Offering, there will be 4,168,090 shares of common stock outstanding (assuming no Class B Units are sold and no exercise of the underwriters’ option to purchase additional securities and assuming no exercise of the Warrants).

Use of Proceeds	We estimate that the net proceeds to us from this offering, assuming the after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $9,230,000, assuming a public offering price of $7.35 per Unit, which was the last sale price of our common stock as reported on the OTCQB on February 8, 2022 (after adjusting for the 2021 Reverse Split). In general, the Company will use net proceeds from this offering for operations, new product development, acquisitions, rent, repayment of debt, and working capital.

Risk Factors	An investment in our securities offered hereby is speculative and involves a high degree of risk. The Company and its business are subject to numerous risks, including, among others, those associated with development of the Company’s product candidates, technology development, the ability of the Company to obtain additional funds, and those associated with newer business enterprises. See the section titled “Risk Factors” elsewhere in this prospectus.

OTC Markets Venture Market Symbol	“CANB”

Proposed Nasdaq Capital Market Listing and Symbol

We have applied for our common stock and Series X Warrants to be listed on The Nasdaq Capital Market under the symbol “CANB” and “CANBW”, respectively. The successful listing of our common stock and Series X Warrants on the Nasdaq is a condition of this Offering. However, there can be no assurance that Nasdaq will approve our listing application. We will not complete this offering unless our application is approved.

There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes. If any of the following risks materialize, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to this Offering and our Common Stock

We are subject to the reporting requirements of federal securities laws, which is expensive.

We are a public reporting company in the United States and, accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders causes our expenses to be higher than they would be if we remained a privately-held company.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the trading of our common stock has generally been very volatile and experienced sharp share-price and trading-volume changes. The trading price of our securities is likely to remain volatile and could fluctuate widely in response to many factors, including but not limited to the following, some of which are beyond our control:

●	variations in our operating results;

●	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

●	changes in operating and stock price performance of other companies in our industry;

●	additions or departures of key personnel; and

●	future sales of our common stock.

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Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Our common stock is thinly-traded, and in the future, may continue to be thinly-traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may be particularly volatile given that we are a relatively small company and have experienced losses from operations that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our common stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors (the “Board”). We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We may require additional capital for the development and commercialization of our products and may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

9

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Certain of our executive officers, directors and large stockholders own a significant percentage of our outstanding capital stock. Our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially own shares representing more than a majority of the eligible votes of the Company. Accordingly, our directors and executive officers have significant influence over our affairs due to their substantial ownership coupled with their positions on our management team and have substantial voting power to approve matters requiring the approval of our stockholders. For example, these stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock that some of our stockholders may believe is in their best interest.

If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our reported financial information and the market price of our common stock may be negatively affected.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report on the internal control over financial reporting. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our consolidated financial statements may be materially misstated. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, our management will be unable to conclude that our internal control over financial reporting is effective. Moreover, when we are no longer a smaller reporting company, our independent registered public accounting firm will be required to issue an attestation report on the effectiveness of our internal control over financial reporting. Even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may conclude that there are material weaknesses with respect to our internal controls or the level at which our internal controls are documented, designed, implemented or reviewed.

If we are unable to conclude that our internal control over financial reporting is effective, or when we are no longer a smaller reporting company, if our auditors were to express an adverse opinion on the effectiveness of our internal control over financial reporting because we had one or more material weaknesses, investors could lose confidence in the accuracy and completeness of our financial disclosures, which could cause the price of our common stock to decline. Internal control deficiencies could also result in a restatement of our financial results in the future. We have concluded that are internal controls have not been sufficient; however, we have begun to take steps to remediate such insufficiencies. We have communicated to our accounting review firm and audit that we have accomplished the following: (i) we have transitioned each operating subsidiary to a separate bookkeeping system (QuickBooks) and input data at each operating location on a daily basis vs. previously batching data and inputting at corporate office. Corporate then verifies data prior to accepting, (ii) we have a QuickBooks trained person with who inputs data on a real-time basis but not allowed at subsidiary level to access or make certain changes, (iii) we have installed for the hemp division companies (Botanical Biotech (Miami), TN Botanicals (TN), Co botanicals (CO) daily tracking procedures whereby every ounce and pound of raw materials (biomass or crude) is tracked by lot number from input to processing through to finished product, (iv) our accounts receivable tracking system, which is essentially our Duramed Division receivables, is now tracking by medical device unit number, by doctor, by location, by insurance billing company, and we have a far more refined software track and billing system than we did prior quarters, (v) we have consolidate banking to a master account with our primary bank (Investors Bank) by subsidiary and only have one independent subsidiary bank in TN for TN Botanicals which is managed for balances through Investors Bank, (vi) we have instituted a new procedure for any payables which requires double signatures to release any funds for any reason, (vii) we have changed merchant accounts to a single user to better tie out to bank balances and accounts receivable, and (viii) Pure Health Products, LLC, our production facility in Lacey WA in mid-November just received NSF Certification (National Sanitation Foundation), the highest certification possible which now allows us to bid and product products for major national retailers but also has the highest certification and maintenance program in the food supplement industry. NSF uses a sophisticated MARKOV software system to track ever incoming product and package, manage the formulation process and makes appropriate adjustments to every material and unit down to the gram.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock could be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

10

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital. The intended use of proceeds from this offering is more particularly described in the Section titled “Use of Proceeds,” however, such description is not binding and the actual use of proceeds may differ from the description contained therein. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The offering price of our shares from the Company has been arbitrarily determined.

Our management has determined the shares offered by the Company. The price of the shares we are offering was arbitrarily determined based upon the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market value for our common stock.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our shares of common stock and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion under “Risk Factors” of the effect on our financial statements of such election.

As an emerging growth company we are exempt from Section 404(b) of the Sarbanes Oxley Act. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Exchange, which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could face significant penalties for our failure to comply with the terms of our outstanding convertible notes.

Our various convertible notes contain positive and negative covenants and customary events of default including requiring us in many cases to timely file SEC reports. In the event we fail to timely file our SEC reports in the future, or any other events of defaults occur under the notes, we could face significant penalties and/or liquidated damages and/or the conversion price of such notes could be adjusted downward significantly, all of which could have a material adverse effect on our results of operations and financial condition, or cause any investment in the Company to decline in value or become worthless.

11

The issuance and sale of common stock upon conversion of our convertible notes may depress the market price of our common stock.

If sequential conversions of the convertible notes and sales of such converted shares take place, the price of our common stock may decline, and as a result, the holders of the convertible notes will be entitled to receive an increasing number of shares in connection with conversions, which shares could then be sold in the market, triggering further price declines and conversions for even larger numbers of shares, to the detriment of our investors. The shares of common stock which the convertible notes are convertible into may be sold without restriction pursuant to Rule 144. As a result, the sale of these shares may adversely affect the market price, if any, of our common stock.

We have established preferred stock which can be designated by the Company’s Board of Directors without shareholder approval.

The Company has 5,000,000 shares of preferred stock authorized. The shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as shall be determined by the board of directors of the Company prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the board of directors. Because the board of directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s shareholders, shareholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. The issuance of shares of preferred stock or the rights associated therewith, could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any preferred stock which we may issue may be exacerbated given the fact that such preferred stock may have voting rights and/or other rights or preferences which could provide the preferred shareholders with substantial voting control over us and/or give those holders the power to prevent or cause a change in control, even if that change in control might benefit our shareholders. As a result, the issuance of shares of preferred stock may cause the value of our securities to decrease.

Risks Related to our Business

Since we have a limited operating history in our industry, it is difficult for potential investors to evaluate our business.

Our short operating history in our industry may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. As an early stage company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a new business. Accordingly, our business and success faces risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

We expect to need substantial additional funding to pursue additional product development and launch and commercialize our products. There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we may need to reduce, defer or cancel additional product development or overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate our research and development programs or any future commercialization efforts. Any of these events could significantly harm our business, financial condition and prospects.

12

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has expressed substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, generate more revenue. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future. We do not have any key person insurance.

We expect to face intense competition, often from companies with greater resources and experience than we have.

The health and wellness and hemp derivative industries are highly competitive and subject to rapid change. The industry continues to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. Some of these competitors and potential competitors have more experience than we have in the development of hemp products, including validation procedures and regulatory matters. Moreover, some of these competitors may have patents or pending patent applications that our products infringe and for which we would need a license to become free to operate. In addition, our products compete with product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we or our collaboration partners have. If we are unable to compete successfully, we may be unable to grow and sustain our revenue.

We have substantial capital requirements that, if not met, may hinder our operations.

We anticipate that we will make substantial capital expenditures for research and product development work and acquisitions. If we cannot raise sufficient capital, we may have limited ability to expend the capital necessary to undertake or complete research and product development work and acquisitions. There can be no assurance that debt or equity financing will be available or sufficient to meet these requirements or for other corporate purposes, or if debt or equity financing is available, that it will be on terms acceptable to us. Moreover, future activities may require us to alter our capitalization significantly. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations or prospects.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

13

We will need to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As our development and commercialization plans and strategies develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal, and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our company.

We may expend our limited resources to pursue a particular product and may fail to capitalize on products that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we have focused our efforts on particular products. As a result, we may forego or delay pursuit of opportunities with other products that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Any failure to improperly assess potential products could result in missed opportunities and/or our focus on products with low market potential, which would harm our business and financial condition.

We engage in transactions with related parties and such transactions present possible conflicts of interest that could have an adverse effect on us.

We have entered, and may continue to enter, into transactions with related parties for financing, corporate, business development and operational services, as detailed herein. Such transactions may not have been entered into on an arm’s-length basis, and we may have achieved more or less favorable terms because such transactions were entered into with our related parties. We rely, and will continue to rely, on our related parties to maintain these services. If the pricing for these services changes, or if our related parties cease to provide these services, including by terminating agreements with us, we may be unable to obtain replacements for these services on the same terms without disruption to our business. This could have a material effect on our business, results of operations and financial condition.

Such conflicts could cause an individual in our management to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors, which could have a material adverse effect on our liquidity, results of operations and financial condition.

Any inability to protect our intellectual property rights could reduce the value of our technologies and brands, which could adversely affect our financial condition, results of operations and business.

Our business is dependent upon our trademarks, trade secrets and other intellectual property rights. There is a risk of certain valuable trade secrets being exposed to potential misappropriation. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. There is a risk that we may have insufficient resources to counter adequately such misappropriation or infringement through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property, we could lose potential revenue and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our entry into the rapidly growing CBD, CBN, CBG and delta-8 markets may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations, or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our technology significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

14

If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing and then maintaining and strengthening our brands and reputation in the markets we serve. If problems with our products or technologies cause customers to experience operational disruption or failure or delays, our brand and reputation could be diminished. If we fail to develop, promote and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

If we or any of our suppliers or third-parties on which we rely for the development, manufacturing, marketing, or sale of our products fails to comply with regulatory requirements applicable to the development, manufacturing, marketing, and sale of our product candidates, regulatory agencies may take action against us or them, which could significantly harm our business.

Our product candidates, along with the development process, the manufacturing processes, labeling, advertising, and promotional activities for these products, are subject to continual requirements and review by the FDA and state and foreign regulatory bodies. Regulatory authorities subject a marketed product, its manufacturer, and the manufacturing facilities to continual review and periodic inspections. We, our suppliers, third-parties on which we rely, and our and their respective contractors, suppliers and vendors, will be subject to ongoing regulatory requirements, including complying with regulations and laws regarding advertising, promotion and sales of products (including applicable anti-kickback, fraud and abuse and other health care laws and regulations), required submissions of safety and other post-market information and reports, registration requirements, Clinical Good Manufacturing Practices (cGMP) regulations (including requirements relating to quality control and quality assurance, as well as the corresponding maintenance of records and documentation), and the requirements regarding the distribution of samples to physicians and recordkeeping requirements. Regulatory agencies may change existing requirements or adopt new requirements or policies. We, our suppliers, third-parties on which we rely, and our and their respective contractors, suppliers, and vendors, may be slow to adapt or may not be able to adapt to these changes or new requirements.

Failure to comply with regulatory requirements may result in any of the following:

●	restrictions on our product candidates or manufacturing processes;

●	warning letters;

●	withdrawal of the products from the market;

●	voluntary or mandatory recall;

●	fines;

●	suspension or withdrawal of regulatory approvals;

●	refusal to approve pending applications or supplements to approved applications that we submit;

●	product seizure;

●	injunctions; or

●	imposition of civil or criminal penalties.

We could be subject to costly product liability claims related to our products.

Since most of our products are intended for human use, we face the risk that the use of our products may result in adverse side effects to people. We face even greater risks upon further commercialization of our products. An individual may bring a product liability claim against us alleging that one of our products causes, or is claimed to have caused, an injury or is found to be unsuitable for consumer use. Any product liability claim brought against us, with or without merit, could result in:

●	the inability to commercialize our products;

●	decreased demand for our products;

●	regulatory investigations that could require costly recalls or product modifications;

●	loss of revenue;

●	substantial costs of litigation;

●	liabilities that substantially exceed our product liability insurance, which we would then be required to pay ourselves;

●	an increase in our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, if at all;

●	the diversion of management’s attention from our business; and

●	damage to our reputation and the reputation of our products.

Product liability claims may subject us to the foregoing and other risks, which could have a material adverse effect on our business, results of operations, financial condition, and prospects.

The legality of certain products containing hemp derivatives is currently uncertain and the Company could be subject to enforcement action by the FDA and certain state regulatory agencies.

In 2018, the federal Farm Bill removed hemp as a Schedule I drug under the Controlled Substances Act and hemp may now be grown as a commodity crop, with restrictions; however, the 2018 Farm Bill did not specifically legalize CBD. Until Congress promulgates rules and regulations relating to hemp derived cannabinoids, the “legal” status of such, or the processes the Company may have to implement (and at what expense), are still unknowns. A similar paradigm exists under various state laws with which the Company will have to comply. Further, the FDA currently considers the addition of CBD to food products, cosmetics or supplements to be prohibited and also prohibits the advertisement of CBD products with health claims. In addition, the FDA has recently increased its review of and enforcement against CBD companies. Should the Company become subject to enforcement action by the FDA, it could be forced to spend significant sums defending against such enforcement, pay significant fines and ultimately could be forced to stop offering some or all of its CBD products, which would materially, negatively affect the Company’s business and shareholders’ investments. In addition, notwithstanding the intense pressure on FDA to fast-track the CBD approval process, it is likely that the approval process for use of CBD or other cannabinoids in foods, cosmetics or supplements will take years.

15

Due to the controversy over the cannabis plant within the United States, we face challenges getting our products into stores and into the hands of the end user.

The Company intends to release products that contain CBD derived from hemp that are legal within the U.S. However, it is possible we may face scrutiny and run into issues getting our products into stores due to hesitation by stores to carry any product at all affiliated with the cannabis plant, as well as federal, state and local regulations that may restrict our ability to sell cannabinoid products.

The Company’s production of Delta-8 and Delta-10 could subject it to enforcement action by certain federal and state regulatory agencies.

Delta-8 and Delta-10 are cannabis compounds that can cause effects similar to regular delta-9 THC, the main compound in cannabis that gets users high. They can be extracted from either hemp or marijuana, but all of the Company’s delta-8 products are made with hemp containing no more than 0.3% THC. Because of the 2018 Farm Bill, hemp can be legally grown and used for extractions all over the United States. Notwithstanding the foregoing, the legality of hemp derived Delta-8 and Delta-10 is in a gray area and varies from state-to-state, with some states allowing, some not addressing specifically, and others banning due to similarity to delta-9. The federal legality of Delta-8 and Delta-10 is still unclear. Should the Company become subject to enforcement action by federal or state agencies, it could be forced to spend significant sums defending against such enforcement and ultimately could be forced to stop offering some or all of its Delta-8 and/or Delta-10 products and/or be subject to other civil or criminal sanctions, which would materially, negatively affect the Company’s business and shareholders’ investments.

The novel coronavirus disease of 2019 (“COVID-19”) has had, and continues to have, broad impacts on multiple sectors of the global economy, making it difficult to predict the extent of its impact on our business.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this Offering Circular. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the foreseeable future. We have experienced negative impacts from COVID in the form of reduced sales, delayed operations, inability to effectuate certain business plans, supply chain issues and the like.

Our acquisitions may expose us to unknown liabilities.

Because we have acquired, and expect generally to acquire, all (or a majority of) the outstanding securities of certain of our acquisition targets, our investment in those companies are or will be subject to all of their liabilities other than their respective debts which we paid or will pay at the time of the acquisitions. If there are unknown liabilities or other obligations, our business could be materially affected. We may also experience issues relating to internal controls over financial reporting that could affect our ability to comply with the Sarbanes-Oxley Act, or that could affect our ability to comply with other applicable laws.

16

If we fail to comply with government laws and regulations it could have a materially adverse effect on our business.

Our industry is subject to extensive federal, state and local laws and regulations that are extremely complex and for which, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. We exercise care in structuring our operations to comply in all material respects with applicable laws to the extent possible. We will also take such laws into account when planning future operations and acquisitions. The laws, rules and regulations described above are complex and subject to interpretation. In the event of a determination that we are in violation of such laws, rules or regulations, or if further changes in the regulatory framework occur, any such determination or changes could have a material adverse effect on our business. There can be no assurance however that we will not be found in noncompliance in any particular situation.

Any failure to comply with all applicable federal and state anti-kickback laws may result in fines and other liabilities, which may adversely affect the Company’s results of operations and reputation.

The federal anti-kickback statute (the “AKS”) applies to Medicare, Medicaid and other state and federal programs. AKS prohibits the solicitation, offer, payment or receipt of remuneration in return for referrals or the purchase, or in return for recommending or arranging for the referral or purchase, of goods, including drugs, covered by the federal health care programs. At present, the Company does not participate in any federal programs and its products are not reimbursed by Medicare, Medicaid or any other state or federal program. The AKS is a criminal statute with criminal penalties, as well as potential civil and administrative penalties. The AKS, however, provides several statutory exceptions and regulatory “safe harbors” for particular types of transactions. Many states have similar fraud and abuse laws and their own anti-kickback laws, some of which can apply to all payors, and not just governmental payors. While the Company believes that it is in material compliance with both federal and state AKS laws, the AKS laws present different levels of risks as to two of the Company’s lines of business: (1) sale of the Company’s medical foods, and (2) sale of the Company’s medical devices.

At present, the Company’s products are not reimbursable under any federal program. If, however, that changes in the future and it were determined that the Company was not in compliance with the AKS, the Company could be subject to liability, and its operations could be curtailed, which could have a material adverse effect on the Company’s business, financial condition and results of operations. Moreover, if the activities of its customers or other entity with which the Company has a business relationship were found to constitute a violation of the AKS and the Company, as a result of the provision of products or services to such customer or entity, were found to have knowingly participated in such activities, the Company could be subject to sanctions or liability under such laws, including civil and/or criminal penalties, as well as exclusion from government health programs. As a result of exclusion from government health programs, neither products nor services could be provided to any beneficiaries of any federal healthcare program.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel, risks posed by natural disasters and risks of lawsuits from customers who are injured from or dissatisfied with our products. Any of these risks may result in significant losses. We cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

Our ability to service our indebtedness will depend on our ability to generate cash in the future.

Our ability to make payments on our indebtedness will depend on our ability to generate cash in the future. Our ability to generate cash is subject to general economic and market conditions and financial, competitive, legislative, regulatory and other factors that are beyond our control. Our business may not generate sufficient cash to fund our working capital requirements, capital expenditure, debt service and other liquidity needs, which could result in our inability to comply with financial and other covenants contained in our debt agreements, our being unable to repay or pay interest on our indebtedness, and our inability to fund our other liquidity needs. If we are unable to service our debt obligations, fund our other liquidity needs and maintain compliance with our financial and other covenants, we could be forced to curtail our operations, our creditors could accelerate our indebtedness and exercise other remedies and we could be required to pursue one or more alternative strategies, such as selling assets or refinancing or restructuring our indebtedness. However, such alternatives may not be feasible or adequate.

We are currently in default of all loans from Arena Special Opportunities Partners I, LP, a Delaware limited partnership (the “ASOP”) and Arena Special Opportunities Fund, LP, a Delaware limited partnership (“ASOF” and, collectively with ASOP, the “Holders”), which were due January 31, 2021. Under the terms of the notes to Holders, the Company faces significant consequences due to its defaults in payment to Holders, including increased interest and substantial fees. In addition, Holders could elect to foreclose on all of the assets of the Company and its subsidiaries in order to cover the debt owed Holders. The Company intends to use partial proceeds from this Offering to repay Holders.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents it incorporates contains forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.

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INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates, including data regarding market research, estimates and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $9,230,000 ($10,644,500 if the underwriter exercises its over-allotment option in full), based on the assumed public offering price of $7.35 per Unit, the last reported sale price of our common stock on the OTCQB on February 8, 2022 (after adjusting for the 2021 Reverse Split), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We will only receive additional proceeds from the exercise of the Series X Warrants issuable in connection with this Offering if the Series X Warrants are exercised and the holders of such Series X Warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the Series X Warrants.

Each $1.00 increase (decrease) in the assumed public offering price per Class A Unit (or Class B Unit) would increase (decrease) the net proceeds to us by approximately $ million, assuming the number of units offered by us, as set forth on the cover page of this prospectus, remains the same, and assuming the exercise of all Series Y Warrants included in the Class B Units, no exercise of any of the Series X Warrants and no exercise of any option to purchase additional securities, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of units to be sold in this offering. Each increase (decrease) of 100,000 units offered by us would increase (decrease) the net proceeds to us by approximately $ million, assuming the assumed public offering price remains the same, and assuming the exercise of all Series Y Warrants included in the Class B Units, no exercise of any of the Series X Warrants and no exercise of any option to purchase additional securities, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

In general, the Company will use net proceeds from this offering for operations, new product development, acquisitions, rent, repayment of debt, and working capital.

The allocation of the Use of Proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DETERMINATION OF OFFERING PRICE

In determining the offering price of the Units, we have considered a number of factors including, but not limited to, the current market price of our common stock, trading prices of our common stock over time, the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, market and economic conditions at the time of the offering, and Nasdaq bid requirements. The offering price for the Units sold in this offering may be more than the market price for our common stock.

DILUTION

All investors purchasing Units from the Company in this offering will experience immediate dilution, as exampled below, and all shareholders in the Company may be subject to dilution from the exercise of convertible securities currently outstanding in the Company, or if the Company issues more of its authorized stock.

Our net tangible book value as of September 30, 2021 was $4,847,053, or approximately $1.54 per share based on 3,155,850 shares of common stock outstanding as of February 8, 2022 (after adjusting for the 2021 Reverse Split).

After giving further effect to the sale of 1,394,558 Class A Units (or Class B Units) in this Offering, at an assumed public offering price of $7.35 per Unit, the last reported sale price of our common stock on the OTCQB Market on February 8, 2022 (after adjusting for the 2021 Reverse Split), and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming the exercise of all Series Y Warrants included in the Class B Units, no exercise of any of the Series X Warrants and no exercise of any option to purchase additional securities, our as adjusted net tangible book value would have been approximately $14,077,053, or $3.90 per share.  This represents an immediate increase in net tangible book value of $2.36 per share to existing stockholders and immediate dilution of $3.45 per share to investors purchasing units in this Offering at the public offering price. The following table illustrates this per share dilution.

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The following table illustrates this calculation on a per share basis.

Public offering price per Unit	$7.35
Net tangible book value per share as of September 30, 2021	$1.54
Increase in net tangible book value per share attributable to new investors	$2.36
Adjusted net tangible book value per share as of September 30, 2021	$3.90
Dilution per share to new investors in the offering	$3.45

If the underwriter exercises its option to purchase additional shares in full, our as-adjusted net tangible book value would be $15,491,553, or $3.25 per share, representing an increase in the net tangible book value to existing stockholders of $1.72 per share and immediate dilution of $4.10 per share to new investors purchasing shares of our common stock in this offering.

The following does not take into account conversion of preferred stock or exercise of warrants and assumes there has been no change in net tangible book value since September 30, 2021.

UNDERWRITING

We are offering the Units described in this prospectus through the underwriters named below. We have entered into an underwriting agreement, dated February __, 2022, with H.C. Wainwright & Co., LLC (“Wainwright” or the “Representative”), who is acting as book-running manager of the offering. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase the number of our securities set forth opposite its name below, if any are purchased. A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

Underwriter	Shares	Series Y Warrants	Series X Warrants
H.C. Wainwright & Co., LLC
Total

We have been advised by the underwriter that it proposes to offer the Units directly to the public at the public offering price set forth on the cover page of this prospectus. Any securities sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $ per share and $ per Series X Warrant.

The underwriting agreement provides that the underwriters’ obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement.

No action has been taken by us or the underwriters that would permit a public offering of the Units, or the shares of common stock and warrants included in the Units in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.

The underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

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Underwriting Discount and Expenses

The underwriter may offer the securities from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on The Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which the underwriter purchases securities from us and the price at which the underwriter resells such securities may be deemed underwriting compensation. If the underwriter effects such transactions by selling securities to or through dealers, such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriter and/or purchasers of securities for whom they may act as agents or to whom they may sell as principal.

The underwriter is offering the securities, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following table summarizes the underwriting discount and commission to be paid to the underwriters by us.

	Per Class A Unit(1)	Per Class B Unit(1)	Total	Total with Full Exercise of Overallotment
Public offering price
Underwriting discount to be paid to the underwriters by us (7.0%)(2)(3)
Proceeds to us (before expenses)

(1)	The public offering price and underwriting discount corresponds to a public offering price per share of common stock of $ and (ii) a public offering price per Series X Warrant of $ .
(2)	We have also agreed to pay the representative $50,000 for non-accountable expenses, pay a management fee equal to 1.0% of the gross proceeds, to reimburse the accountable expenses of the representative, including legal fees, in this offering, up to a maximum of $150,000, and $15,950 for clearing costs.
(3)	We have granted a 30 day option to the representative to purchase up to additional shares of common stock (up to 15% of the shares of common stock, which includes shares underlying the Series Y Warrants) and/or additional warrants exercisable for up to an additional shares of common stock (up to 15% of the Series X Warrants sold in this offering) at the assumed public offering price per share of common stock and the assumed public offering price per warrant set forth above less the underwriting discounts and commissions solely to cover over-allotments, if any.

We estimate the total expenses payable by us for this offering to be approximately $      , which amount includes (i) the underwriting discount of $        and (ii) reimbursement of the accountable expenses of the underwriters, including the legal fees of the representative and (iii) other estimated company expenses of approximately $       which includes legal accounting printing costs and various fees associated with the registration and listing of our securities.

The securities we are offering are being offered by the underwriter subject to certain conditions specified in the underwriting agreement.

Over-allotment Option

We have granted to the underwriters an option exercisable not later than 30 days after the date of this prospectus to purchase up to a number of additional shares of common stock and/or Series X Warrants equal to 15.0% of the number of shares of common stock (including shares underlying the Series Y Warrants) sold in the primary offering and/or 15.0% of the Series X Warrants sold in the primary offering at the public offering price per share of common stock and the public offering price per Series X Warrant set forth on the cover page hereto less the underwriting discounts and commissions. The underwriter may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional shares of common stock and/or Series X Warrants are purchased, the underwriters will offer these shares of common stock and/or Series X Warrants on the same terms as those on which the other securities are being offered.

Nasdaq Listing

Our shares of common stock are quoted on the OTCQB under the symbol “CANB.” We have applied to list our common stock and Series X Warrants on The Nasdaq Capital Market under the symbol “CANB” and “CANBW”, respectively. There is no assurance that our listing application will be approved. We will not consummate this offering unless our common stock and Series X Warrants are approved for listing on The Nasdaq Capital Market. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Determination of Offering Price

The public offering price of the securities offered by this prospectus will be determined by negotiation between us and the underwriters among the factors considered in determining the public offering price of the Units were;

●	our history and our prospects;
●	the industry in which we operate;
●	our past and present operating results;
●	the previous experience of our executive officers; and
●	the general condition of the securities markets at the time of this offering, including discussions between the underwriters and prospective investors.

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The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the securities sold in this offering can be resold at or above the public offering price.

Lock-up Agreements

Our officers, directors and each of their respective affiliates and associated partners have agreed with the underwriters to be subject to a lock-up period of ninety (90) days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. The representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Transfer Agent and Registrar

We have engaged Transhare Corporation located at 2849 Executive Drive, Suite 200, Clearwater, FL 33762 as our transfer agent.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of shares of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit a syndicate representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

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These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids, to the extent applicable, may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Representative’s Warrants

We will issue to Wainwright or its designees warrants to purchase an aggregate number of shares of our common stock equal to 7.0% of the number of shares of common stock issued in this offering, at an exercise price per share equal to 125% of the public offering price (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable, in whole or in part, upon issuance and will expire on the fifth anniversary of the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8)(A). Pursuant to FINRA Rule 5110(e), the Representative Warrants and any shares of common stock issued upon exercise of the Representative Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Representative or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. The Representative Warrants and the shares of common stock underlying the Representative Warrants are registered on the registration statement of which this prospectus forms a part.

Tail

In the event that any investors that were contacted about this offering or were introduced to us in connection with this offering by the underwriter provide any capital to us in a public or private offering or other financing or capital-raising transaction of any kind within twelve months following the date of the expiration or termination of our engagement of the underwriter, we shall pay the underwriter certain cash and warrant compensation on the gross proceeds from such investors.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act or to contribute to payments that the underwriter may be required to make for these liabilities.

DESCRIPTION OF SECURITIES

The following description is a summary of the material rights of shareholders and Warrant holders. Shareholder rights are dictated via the Company’s Articles of Incorporation and Bylaws. The rights of holders of Series Y Warrants and Series X Warrants are dictated by the terms of the Series Y Warrants and Series X Warrants, respectively. Each of the foregoing documents has been filed as an exhibit to this prospectus. The following brief summary of the material terms and provisions of the Warrants is subject to, and qualified in its entirety by, the applicable form of Warrant.

Units

We are offering up to 1,394,558 Class A Units, with each Class A Unit consisting of one share of common stock and one Series X Warrant to purchase one share of common stock at an exercise price per share of $        , together with the share of common stock underlying each Series X Warrant, at an assumed public offering price of $7.35 per Class A Unit, which is the last reported sale price of our common stock on OTCQB on February 8, 2022 (after adjusting for the 2021 Reverse Split). The Class A Units will not be certificated and the shares of common stock and Series X Warrants comprising such units are immediately separable and will be issued separately but will be purchased together in this Offering.

We are also offering to those purchasers whose purchase of Class A Units in this Offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this Offering, the opportunity to purchase, in lieu of the number of Class A Units that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%), up to 1,394,558 Class B Units. Each Class B Unit consists of one Series Y Warrant to purchase one share of common stock at an exercise price per share of $0.0001 and one Series X Warrant to purchase one share of common stock at an exercise price per share of $         , together with the share of common stock underlying each Warrant, at an assumed public offering price of $7.3499 per Class B Unit, which is the public offering price per Class A Unit minus $0.0001. The Class B Units will not be certificated and the Series Y Warrants and Series X Warrants comprising such units are immediately separable and will be issued separately but will be purchased together in this Offering.  The number of Class A Units sold in the offering shall be reduced on a one-to-one basis for each Class B Unit sold.

Common Stock

We are authorized to issue 1,500,000,000 shares of common stock, Nil par value per share. As of February 8, 2022, there were approximately 3,155,850 shares of common stock issued and outstanding, held by approximately 238 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent (50%) of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. Shareholders may take action by written consent.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends to common stockholders since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

NOTE: The Company has approved a 1-for-15 reverse stock split of its common stock, which it intends to effectuate upon consummation of this Offering. It expects that upon effectuation, the number of Units offered and the assumed offering price will be proportionately affected. The Company will not effectuate the 2021 Reverse Split if it does not get approved for uplisting to Nasdaq

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Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, including 20 shares of Series A Preferred Stock, 500,000 shares of Series B Preferred Stock, 2,000 shares of Series C Convertible Preferred Stock, and 4,000 shares of Series D Preferred Stock. As of January 24, 2021, there were 20 shares of Series A Preferred Stock, 1,950 of Series D Preferred Stock and no shares of Series B Preferred Stock or Series C Convertible Preferred Stock issued and outstanding.

On or around July 28, 2020, shareholders holding a majority of the Company’s voting stock approved an amendment to the certificate of designation for the Series A Preferred Shares. Once the amendment is filed, the Series A Preferred Shares will have the following rights and privileges: All Series A Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. In the event of the liquidation or winding up of the Company, whether voluntary or involuntary, each holder of Series A Preferred stock may elect (i) to receive, in preference to the holders of Common Stock, a one-time liquidation preference on a per-share amount equal to the per-share value of such Series A Shares on the applicable issuance date, as recorded in the Company’s financial records, or (ii) to participate pari passu with the Common Stock on an as-converted basis. The holders of Series A preferred Shares shall be entitled to receive such dividends paid and distributions made to the holders of shares of common stock to the same extent as if such holders had converted each preferred share held by each of them into shares of common stock. Each share of Series A Preferred Stock is entitled to 66,667 votes and may be converted into 33,334 shares of common stock. Par value for the Series A Preferred Shares will be $0.001.

Series B Preferred Stock ranks senior to all other stock of the Company. Series B holders are entitled to quarterly dividends in cash or shares of common stock. Series B stock is convertible into shares of common stock and the certificate of designation for the Series B Preferred Stock contains anti-dilution and penalty provisions relating to the conversion into common stock. For a complete description of the rights and privileges of Series B Preferred Stock, refer to the certificate of designation included herewith in Exhibit 3.1, which investors should carefully review. There are no outstanding shares of Series B Preferred Stock and the Company does not intend to issue any additional shares at this time.

Series C Convertible Preferred Stock ranks senior to all shares of Common Stock of the Company with respect to the preferences as to distributions of dividends and ranks pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. The holders of Series C preferred Shares shall be entitled to receive such dividends paid and distributions made to the holders of shares of common stock to the same extent as if such holders had converted each preferred share held by each of them into shares of common stock. Par value for the Series A Preferred Shares will be $0.001. Each share of Series C Convertible Preferred Stock is entitled to 25,000 votes and may be converted into 25,000 shares of Common Stock. No shares of Series C Preferred Stock are outstanding, but it is intended that such stock will be issued under the Company’s incentive Plan and otherwise as compensation for certain service providers, including officers and directors of the Company.

All Series D Preferred Stock shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. Each Series D Preferred share shall have voting rights equal to 10,000 shares of Common Stock, adjustable at any recapitalization of the Company’s stock. In the event of a liquidation event, whether voluntary or involuntary, each holder shall have a liquidation preference on a per-share amount equal to the par value of such holder’s Series D Preferred shares. The holders shall not be entitled to receive distributions made or dividends paid to the Company’s other stockholders. Except as otherwise required by law, for as long as any Series D Preferred shares remain outstanding, the Company shall have the option to redeem any outstanding share of Series D Preferred shares at any time for a purchase price of par value per share of Series D Preferred shares (“Price per Share”). Should the Company desire to purchase Series D Preferred shares, the Company shall provide the Holder with written notice and a check or cash in an amount equal to the number of shares of Series D Preferred shares being purchased multiplied by the Price per Share. The shares of Series D Preferred shares so purchased shall be deemed automatically cancelled and the Holder shall return the certificates for such share to the Corporation. Each share of Series D Preferred Stock has a par value of $0.001. On or around March 27, 2021, the Company issued Mr. Alfonsi, Mr. Ferro, and Mr. Teeple Series D Preferred Stock in the amount of 600 shares each and to COO Philip Scala in the amount of 150 shares, collectively representing 19,500,000 voting shares.

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Series X Warrants Offered in this Offering

The following summary of certain terms and provisions of the Series X Warrants to purchase common stock that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series X Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series X Warrant for a complete description of the terms and conditions of the Series X Warrants. The Series X Warrants will be issued in book-entry form and will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC pursuant to a warrant agency agreement between us and Transhare Corporation, as the warrant agent.

Duration and Exercise Price

The Series X Warrants are exercisable from and after the date of their issuance and expire on the fifth anniversary of such date, at an exercise price per share of common stock equal to $_____. The holder of a Series X Warrant will not be deemed a holder of our underlying common stock until such warrant is exercised. No fractional shares of common stock will be issued in connection with the exercise of Series X Warrant. Instead, for any such fractional share that would have otherwise been issued upon exercise of a Series X Warrant, we will round such fraction up to the next whole share.

Exercisability

The Series X Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us or the warrant agent a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series X Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s Series X Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series X Warrants. Purchasers of warrants in this offering may also elect prior to the issuance of the Series X Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Cashless Exercise

If, at the time a holder exercises its Series X Warrants, a registration statement registering the issuance of the shares of common stock underlying the Series X Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series X Warrants.

Transferability

Subject to applicable laws, a Series X Warrant may be transferred at the option of the holder upon surrender of the Series X Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of a Series X Warrant. Rather, the number of shares of common stock to be issued will be rounded up to the nearest whole number.

Trading Market

There is no established public trading market for the Series X Warrants, and there is no assurance a market will develop. We are in the process of applying to have the Series X Warrants listed on Nasdaq under the symbol “CANBW”. We will not consummate this offering unless our shares of common stock and Series X Warrants are approved for listing on Nasdaq. Without an active trading market, the liquidity of the Series X Warrants will be limited.

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Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock with respect to the shares of common stock underlying the warrants, including any voting rights, until they exercise their warrants. The warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Series X Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series X Warrants will be entitled to receive upon exercise of such Series X Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Series X Warrant, in the event of certain fundamental transactions, the holders of the Series X Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Series X Warrants on the date of consummation of the transaction.

Series Y Warrants Included in the Class B Units

The material terms and provisions of the Series Y Warrants being offered pursuant to this prospectus are summarized below. This summary of some provisions of the Series Y Warrants is not complete. For the complete terms of the Series Y Warrants, you should refer to the form of Series Y Warrant filed as an exhibit to the registration statement of which this prospectus forms a part. The Series Y Warrants that are purchased in the Offering as part of the units will be issued as separate warrant certificates.

Each Class B Unit includes one Series Y Warrant to purchase one share of common stock at an exercise price equal to $0.0001 per share at any time until the Series Y Warrants are exercised in full. The Series Y Warrants issued in this Offering will be governed by the terms of such Series Y Warrant and will be issued in certificated form. The holder of a Series Y Warrant will not be deemed a holder of our underlying common stock until the Series Y Warrant is exercised, except as set forth in the Series Y Warrant.

Subject to certain limitations as described below, the Series Y Warrants are immediately exercisable upon issuance on the closing date and may be exercised at any time until the Series Y Warrants are exercised in full. Pursuant to the terms of the Series Y Warrants, a holder of Series Y Warrants will not have the right to exercise any portion of its Series Y Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation; provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

The exercise price and the number of shares issuable upon exercise of the Series Y Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The Series Y Warrant holders must pay the exercise price in cash upon exercise of the Series Y Warrants, unless such Series Y Warrant holders are utilizing the cashless exercise provision of the Series Y Warrants.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series Y Warrants will be entitled to receive upon exercise of such Series Y Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their Series Y Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Series Y Warrants.

Upon the holder’s exercise of a Series Y Warrant, we will issue the shares of common stock issuable upon exercise of the Series Y Warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision). Prior to the exercise of any Series Y Warrants to purchase common stock, holders of the Series Y Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

We intend to use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, effective when the Series Y Warrants are exercised. At the election of the Series Y Warrant holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, such holder may elect instead, at any time until the Series Y Warrants are exercised in full, to exercise via a “cashless” exercise provision and to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series Y Warrants.

INTEREST OF NAMED EXPERTS

The financial statements of the Company for fiscal years ending December 31, 2019 and 2020 have been included herein in reliance upon the reports of BMKR, LLP and BF Borger CPA PC, certified public accountants upon the authority of said firms as experts in accounting and auditing.

DESCRIPTION OF BUSINESS

Organization

We were originally incorporated as WrapMail, Inc. in Florida on October 11, 2005 in order to tap into a largely un-serviced segment of the web-based advertising industry. Effective January 5, 2015, WRAP acquired 100% ownership of Prosperity Systems, Inc., a New York corporation incorporated on April 2, 2008, in order to acquire Prosperity’s office productivity software suite as a complement to WRAP’s existing intellectual property. After its acquisition, the Company transferred Prosperity’s operations to WRAP; however, the Company does not currently actively operate its WRAP or Prosperity divisions pending decision on whether to hold on to, sell or repurpose such assets.

Around the first quarter of 2017, the Company began to transition into the hemp CBD industry and now operates three distinct: retail sales (Canbiola, Nu Wellness, Seven Chakras, and Pure Leaf Oil), R&D and manufacturing (Pure Health Products and Botanical Biotech), and durable medical devices (Duramed). The Company also has a cultivation division (Green Grow Farms, Inc.) which is currently non-operational. On May 15, 2017, WRAP changed its name to Canbiola, Inc. to reflect its transition. On March 6, 2020 CANB changed its name to “Can B̅ Corp.” in order to segregate its corporate identity from its lead products branded under the Canbiola™ brand.

Effective December 27, 2010, WRAP effected a 10 for 1 forward stock split of its common stock. Effective June 4, 2013, WRAP effected a 1 for 10 reverse stock split of its common stock. On March 6, 2020, Can B̅ effected a 1 for 300 reverse stock split of its common stock. The accompanying consolidated financial statements retroactively reflect these stock splits. On November 17, 2021, the board of directors approved a reverse stock split of its common stock at a ration up to 1-for-15, as decided by the board. The 2021 Reverse Split was approved by shareholders holding more than 53% of the Company’s voting stock. The board of directors set the ration for the 2021 Reverse Split at 1-for-15 on January 12, 2022. The 2021 Reverse Split will be effectuated upon consummation of this Offering and will not be effectuated if we are not approved for trading on the Nasdaq Capital Market.

Business Segments

The Company is in the business of promoting health and wellness through its development, manufacture and sale of products containing cannabinoids derived from hemp biomass and the licensing of durable medical devises.

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Hemp is thought to contain anywhere from 60 to over 100 naturally occurring compounds (cannabinoids) thought to interact with cannabinoid receptors present on the surface of cells in various parts of the central nervous system. The effects of cannabinoids are thought to depend on the area of the brain involved. Cannabidiol (“CBD”) is probably one of the most well-known of these compounds, thought to have many beneficial uses. CBD is incorporated into many of the Company’s products; however, the Company has recently begun extracting and processing cannabinol (“CBN”), cannabigerol (“CBG”), delta-10 and delta-8 for its products and for wholesale to third-parties looking to incorporate such compounds into their products. The Company has all of its hemp based raw materials to incorporate into products tested by a 3rd party independent laboratory. The Company aims to be the premier provider of the highest quality natural hemp cannabinoid products on the market through sourcing the very best raw material and developing a variety of products it believes will improve people’s lives in a variety of areas.

FDA DISCLAIMER

The statements found herein have not been evaluated by the Food and Drug Administration (FDA) and the Company’s products are not intended to diagnose, treat, cure or prevent any disease or medical condition.

I-	Pure Health Products

To date, Pure Health Products, LLC, a New York limited liability company (“PHP” or “Pure Health Products”) has acted as the Company’s research and development and manufacturing arm. PHP manufactures all of the Company’s CBD products and also provides white label manufacturing and production services to third parties. Through PHP, the Company is able to control the manufacturing process of its products while reducing its production costs. Pasquale Ferro is the president of PHP.

In December, 2018, the Company acquired 100% of the membership interests in Pure Health Products, with which it had had and has an exclusive production agreement, pursuant to an Acquisition Agreement (“PHP Acquisition Agreement”). In January, 2019, PHP acquired certain assets from Seven Chakras, LLC (“Seven Chakras”), a former competitor, which assets included the rights and title to (i) Seven Chakras’ proprietary formulas, methods, trade secrets, and know-how related to the production of Seven Chakras’ CBD products, (ii) Seven Chakras’ tradename, domain name, and social media sites, and (iii) other assets of Seven Chakras including but not limited to raw materials, equipment, packaging and labeling materials, mailing lists, and marketing materials.

The Company currently has four in-house branded CBD products that are sold to consumers, Canbiola™, Nu Wellness™, Seven Chakras™ and Pure Leaf Oil™.

The Company’s Canbiola™ CBD products are sold via medical professionals under distribution agreements and directly by the Company via its website and vending machines. The Canbiola™ assets are held directly by the Company and include tinctures, soaps, bath soaks, cryo-gel, salves, massage oils, powders, capsules and roll-ons.

The Company’s Pure Leaf Oil™ assets are held by its wholly owned subsidiary, PHP. Pure Leaf Oil™ CBD products are sold via PHP’s website, direct to consumer via walk-in business, and through distributors and are meant for retail customers not referred through the medical community. Pure Leaf Oil™ products include massage oils, joint salves, bath salts, nano sprays, drops, and cryo-gels. PHP also holds the assets related to its Seven Chakras™ brand. Seven Chakras™ is targeted toward health clubs, spas, and beauty lines and CBD products include lotion, massage oils, roll-ons, isolate, powders, capsules, and bath soaks. Severn Chakras™ has its own internet website and direct markets to its customer base.

PHP has also created a new brand, Nu Wellness™, which it intends to market through distributors as an independent pharmacy brand targeted towards independent retail drug stores. Nu Wellness™ has yet to launch or make sales, which are intended to occur sometime in 2022.

All finished products are stored for time- quality measurement, and each batch of every product is sent to an independent third-party lab for a Certificate of Analysis (“COA”) of the finished products. These COA’s are both listed on our web site and available via the QR code on every retail package.

II-	Hemp Operating Division

The Company’s hemp operating division performs R&D for the Company including for CBN, CBG, delta-8 and delta-10. It also produces industrial hemp and processes hemp biomass, isolate and isomers.

Around March 17, 2021, the Company acquired assets through its newly-formed, wholly-owned subsidiary, Botanical Biotech, LLC, a Nevada limited liability company (“BB” or “Botanical Biotech”). Such assets include certain materials and manufacturing equipment and marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other person or entity in respect of any of the foregoing and all other promotional properties, in each case primarily used, developed or acquired by the Sellers for use in connection with the ownership and operation of the BB Assets.

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Around August 12, 2021, the Company and CO Botanicals LLC, a Nevada limited liability company and wholly owned subsidiary of CANB (“COB”) acquired hemp processing assets from TWS Pharma, LLC, a Wisconsin limited liability company and L7 TWS Pharma, LLC, a Wisconsin limited liability company. COB operates out of Mead, CO.

Around August 13, 2021 the Company and TN Botanicals LLC, a Nevada limited liability company and wholly owned subsidiary of CANB (“TNB”) acquired assets from Music City Botanicals, LLC, a Wisconsin limited liability company (“MCB”) including certain equipment, inventory, and intellectual property. TNB operates out of Mcminville, TN.

From its Miami lab, the Company processes hemp isolate into isomers such as CBN, CBG, delta-8 and delta-10. At its Tennessee location, the Company produces industrial hemp, processes hemp biomass to isolate, processes isolate to isomers such as CBN, CBG, delta-8 and delta-10, and performs research and development on cannabinoids such as such as CBN, CBG, delta-8, delta-10, CBD and CBDA. At its Colorado facilities, the Company produces industrial hemp and processes hemp biomass to isolate. The biomass and isolate processed by the Company may be produced by the Company or purchased from third parties. All of the Company’s end products contain .3% or less of THC (delta-9).

III-	Durable Medical Equipment

Through its medical device division, Duramed, Inc. (“Duramed”) and Duramed MI LLC, a Nevada limited liability company fka DuramedNJ, LLC (“Duramed MI”), the Company serves the post-surgery medical patient arena aiming to aid in recovery and pain reduction.

In November 2018, the Company formed Duramed, Inc. to facilitate the manufacture and sale of durable medical equipment (“DME”) incorporating CBD. On January 14, 2019, Duramed entered into a Memorandum of Understanding (the “Sam MOU”) with Sam International (“Sam”) and ZetrOZ Systems LLC (“ZetrOZ” and, collectively with Sam, the “Manufacturers”). Pursuant to the Sam MOU, the Manufacturers granted Duramed the exclusive right to distribute sam® Pro 2.0 (SA271) and sam® Gel Coupling Patches (UB-14-72) within the United States for the Personal Injury Protection/No Fault Market during the term of the Sam MOU. Duramed has agreed to purchase monthly minimums from the Manufacturers at a price per Unit of $2,447. The exclusivity of the Distribution License granted to Duramed under the Sam MOU was dependent upon meeting the monthly minimum, which did not happen. In addition, Duramed was granted the right to distribute sam® Gel Capture Patches (UB-14-24). Duramed will get rebates of 2%-3% based on the volume of products sold by it. We did not meet the monthly minimums as contemplated by the Sam MOU and as such we are currently distributing the aforementioned products on an at-will, non-exclusive basis.

On May 29, 2019, the Company created Duramed MI to execute the same business strategy into the no-fault insurance market in New Jersey that it had developed in New York; however, Duramed MI is not currently operating in NJ and is in the process of moving its operations to Michigan, which have not begun yet. None of Duramed’s products are reimbursable under any federal program.

IV-	Green Grow Farms

On July 11, 2019, the Company entered into a Joint Venture Agreement (the “JV Agreement”) with NY – SHI, LLC, a New York limited liability company (“NY – SHI”), EWSD I LLC dba SHI Farms, a Delaware limited liability company (“SHI Farms”), Pivt Labs, LLC, a Nevada limited liability company fka NY Hemp Depot LLC (“Pivt”), a wholly-owned subsidiary of CANB. Pursuant to the JV Agreement, NY – SHI and Pivt entered into a joint venture for the purpose of jointly implementing a business model to aggregate and purchase fully-grown, harvested industrial hemp from third-party farmers in the State of New York. The Joint Venture was not formally consummated and has been disbanded, with the parties executing a settlement agreement. Pursuant to the settlement agreement, NY – Shi agreed to return all shares issued to it under the JV Agreement (which return has yet to be processed) but was permitted to keep the cash payment of $500,000.00 made to it by the Company. Before the end of the joint venture NY – SHI’s cultivating license was amended to add Pivt. Pivt currently has no operations but the Company does intend to use it for hemp cultivation in the future, if and when it becomes economically viable to do so.

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On December 4, 2019, the Company entered into a Stock Purchase Agreement (the “GGFI Agreement” with Iconic Brands, Inc., a Nevada corporation (“ICNB”) and Green Grow Farms, Inc., a New York corporation (“GGFI” or “Green Grow” and, collectively with ICNB and the Company, the “Parties”). Pursuant to the terms of the GGFI Agreement, at closing, the Company received 51% equity interest in Green Grow (the “GG Shares”) in exchange for an aggregate of 125,000 (post-split) shares of the Company’s common stock (the “Purchase Shares”). On June 30, 2020 (the “Valuation Date”), a valuation of the Purchase Shares was to be (and was) performed for the purpose of determining whether the Market Price Per Purchase Share (as defined in the GGFI Agreement) on the Valuation Date was less than $1,000,000. In the event that the aggregate Market Price Per Purchase Share on the Valuation Date was less than $1,000,000, the Company was to issue to the ICNB such a number of additional shares (“Additional Purchase Shares”) so that the aggregate value of aggregate shares issued to ICNB for the purchase of the GG Shares (taking into account the Purchase Shares and the Additional Purchase Shares) equaled $1,000,000. For purposes of the valuation, Market Price Per Purchase Share was to be determined based upon the 10-day average VWAP for the 10-day period ending on June 30, 2020. On June 30, 2020, it was determined that ICNB was owed an additional 418,714 shares, which it was issued.

On March 3, 2020, the Company entered into an Agreement (the “Modification Agreement”) with Green Grow, New York Farm Group, Inc., a New York corporation (“NYFG”), Steven Apolant, an individual, and Peter Scalise, an individual, relating to the GGFI Agreement, as amended. Following the closing of the GGFI Agreement, the Company discovered that certain assets of GGFI were valued at less than the amount GGFI had previously represented. In light of the foregoing, pursuant to the Modification Agreement, NYFG agreed to assign to CANB (i) all of the equity interests in GGFI held by NYFG and (ii) 1,000,000 shares of ICNB’s common stock. Each party to the Modification Agreement also agreed to release the other parties thereto from all claims relating to the GGFI Agreement and the transactions contemplated thereby. As a result of the transaction contemplated by the Modification Agreement, the Company now owns 100% of GGFI. On July 29, 2020, ICNB entered into an agreement whereby ICNB agreed to exchange its CANB Shares for CANB’s 1,000,000 ICNB shares.

Through GGFI, the Company grew its own hemp in New York and partnered with third party growers in other states whereby GGFI provided the farmers with seed and training and splits profits with the farmers. GGFI was to supply the Company with all hemp needed for the Company to produce its CBD products, which hemp would be processed by a third party and shipped to the Company’s production facility in Lacey, WA. Notwithstanding the foregoing, currently, it is less expensive to buy CBD isolate than to produce the isolate from hemp grown by the Company. Accordingly, the Company has stopped its Green Grow operations in favor of buying raw products from third parties. If and when it makes economic sense to grow its own hemp again, the Company will resume Green Grow operations.

V-	Imbibe Wellness Solutions

On February 22, 2021, the Company entered into an agreement to purchase additional CBD brand assets from Imbibe Health Solutions, LLC, a Delaware limited liability company. The assets have been placed into the Company’s wholly owned subsidiary, Imbibe Wellness Solutions, LLC, a Nevada limited liability company (fka Radical Tactical LLC) (“Imbibe Wellness”), and include the intellectual property rights, including trademarks, logos, know how, formulations, productions procedures, copyrights, social media accounts, domain names and marketing materials relating to the Imbibe™ branded products, including a muscle and joint salve, unscented fizzy bath soak, CALM massage oil, Me x 3 Metabolic Energy (energy and dietary supplement), and Muscle, Joints & Back CBD Cryo Gel. Imbibe Wellness is intended to develop and sell specific celebrity endorsed products and products promoted through influencer branding, which brands are expected to launch in 2022. Walter Hoelzel is the president of Imbibe Wellness.

Competitive Conditions

The CBD and cannabis markets are flooded with competition ranging from mom and pop operations to multi-million-dollar conglomerates, many with longer operating histories, more capital and/or more industry knowledge than the Company. The Company hopes to partner with or engage industry specialists to help set it apart from its numerous competitors. The Company believes that one of those points of differentiation will be its 3rd party independent testing “Certificate of Analysis” conducted on all of the CBD isolate products it purchases and posting of those lab results on its website. The three largest CBD companies known to the Company are Elixinol LLC, a UK based company with $37 million revenue, GW Pharmaceuticals also UK based with $19 million revenue, and Aurora Cannabis based in Canada with just over $19 million revenue. The top USA companies include Medical Marijuana, CV Sciences, Gaia Herbs, and Charlotte’s Web with respective revenues of $59, $48, $45, and $17 million. Worthy of note is that Charlotte’s Web is on the shelf right next to us at Northwell Health.

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Hemp biomass and its derivative products have glutted the US market, benefiting our manufacturing divisions with less expensive product but causing our hemp cultivation and processing division to become financially imprudent until the oversupply issue has resolved. Thus, we have halted operations in such division for the time being but may resume such operations should a sound opportunity present. Although we have contract farm agreements in place to grow and harvest hemp biomass, other raw materials for our finished products have at least three sources of supply in the open market and we have little risk of any ingredient supply at this time.

Intellectual Property

The Company employs, through its Pure Health Product LLC division, two full time product researchers and developers and technology experts who, on a daily basis, set the quality standards and new product development status and time-line agendas under the direct supervision of the Company’s management team.

The Company has not been granted any patents or trademarks by the USPTO or by any patent or trademark office of a foreign nation.

Employees

The Company, directly or through its subsidiaries, currently has 23 employees, 21 of which are full-time employees and 2 of which are part-time.

Reports to Security Holders

Our common stock is registered under the Exchange Act and we are required to file current, quarterly and annual reports and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are available to you free of charge at the SEC’s web site at www.sec.gov. We are an electronic filer with the SEC and, as such, our information is available through the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This information may be found at www.sec.gov and posted on our website at www.canbcorp.com.

Government Regulation

The cultivation and sale of hemp and hemp products is federally regulated under the United States Farm Bill. The 2018 Farm Bill removed hemp as a Schedule 1 Substance under the Controlled Substances Act; however, rules and regulations relating to manufacture and sale of CBD and other hemp derivative products under the Farm Bill must still be promulgated and are expected to impact the Company’s operations. As the industry and our product lines expand, it is uncertain what other statutory schemes and agencies will start to regulate our products. The FDA currently still considers the addition of CBD to food products, cosmetics or supplements to be illegal and prohibits the advertisement of CBD products with health claims. The Company must also comply with each state’s laws relating to the sale of hemp-based products, with some states allowing the sale of cannabinoid products, some states limiting to medical purposes and some states banning outright. These regulations may affect, among others, the way the Company manufactures and distributes its products, the way the Company is taxed, the way the Company banks, the location of the Company’s facilities, the content and testing of the Company’s products, and the quality of the Company’s services. The Company has not sought or received approval of any of its products from the FDA or any state agency. Should the Company be sanctioned by the FDA or state agencies, it could materially, negatively impact the Company’s operations and revenue sources.

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We are also subject to general business regulations and laws as well as Federal and state regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet, e-commerce or other online services, and increase the cost of providing online services. These regulations and laws may cover sweepstakes, taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales, use and other taxes, libel and personal privacy apply to the Internet and e-commerce. Unfavorable resolution of these issues may harm our business and results of operations. CBD sales are additionally state regulated for shipping and the Company maintains a current list.

Transfer Agent

We have engaged Transhare Corporation located at 2849 Executive Drive, Suite 200, Clearwater, FL 33762 as our transfer agent.

DESCRIPTION OF PROPERTY

The Company does not currently own any real property. We do however lease office space in Hicksville, New York for $3,917 per month, out of which all subsidiaries other than Botanical Biotech and PHP operate. The Company’s wholly-owned subsidiary, Pure Health Products, operates its manufacturing facility in Lacey, Washington with lease payments equal to $2,345 per month. The Company has also recently entered into leases for three (3) new properties, as described below.

The Company leases approximately 7,408 square feet of the property located at 2041 NW 1st Avenue, Miami, FL 33127 (the “1st Property”). Base rent for the 1st Property is $16,000 per month, or $192,000 for the first year, except that if CANB pays the base rent in advance, the base rent amount for the first year will be reduced to $186,000. The base rent will increase by 5% each year during the term of the lease.

The Company leases an approximately 14,300 square foot building and related parcel located at 14320 Longs Peak Court, Mead, CO 80504 (the “LPC Property”) for base rent equal to $13,764 for the first year of the lease. Following the first year of the lease, on September 1 of each year, the base rent for the LPC Property will be increased by the greater of (i) 3%, or (ii) the difference between the Consumer Price Index for All Urban Consumers (as published by the Bureau of Labor Statistics) (“CPI”) for August 2021 compared to the CPI for August of the applicable year.

CANB leases an approximately 300,000 square foot facility situated on approximately 20 acres of industrial rated property located at 204 Red Road, McMinnville, TN 307110 (the “RR Property”) for base rent equal to $25,000 per month. The Company was granted an option to purchase the RR Property for a purchase price equal to fair market and appraised value and a right of first refusal to purchase the RR Property in the event the landlord receives a third-party offer to purchase the RR Property during the term of the lease.

CO Botanicals, LLC (“COB”), a wholly-owned subsidiary of Can B̅ Corp. leases the real properties located at 17171 County Road 21, Fort Morgan, CO 80701 and 12555 Energy Road, Fort Morgan, CO 80701 (collectively, the “Fort Morgan Properties”) on a month-to-month basis. Base rent for the Fort Morgan Properties is $22,250 per month.

LEGAL PROCEEDINGS

On April 28, 2021, the Company was served with a commercial legal action against the Company and certain officers by David Weissberg and Donna Marino, who are investors in the Company (collectively, the “Investors”). The complaint was filed in the Supreme Court of the State of New York, County of Nassau, Index No. 605191/2021. The complaint alleges four causes of action.

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The first cause of action alleges that the Company breached Securities Purchase Agreements with the Investors by failing to assist the Investors in getting opinion letters to remove the restrictive legends from their shares, even though the Company made introductions and requests to the Company’s counsel, provided supporting documents for the Investor’s shares, and ultimately the opinion letters could not be rendered because the Investors failed to submit required documentation to counsel.

The second cause of action is similar to the first but related to alleged misrepresentations regarding removing the restrictive legends from shares that were issued for services rather than purchased.

The third cause of action alleges that the Company mislead the Investors to invest $500,000. The final cause of action alleges that officers of the Company made misrepresentations regarding the value of the Company’s stock, which caused David Weissberg to owe more in taxes than he was expecting.

We have consulted with attorneys and believe the Investors’ complaints are without merit, factually inaccurate, and frivolous. We intend to vigorously defend ourselves against the aforementioned legal action and will likely bring counterclaims against the Investors.

Around November 24, 2021, a vendor of the Company filed amended suit against the Company in Florida, Case No. 2021 CA 001797, for monies allegedly owed and civil theft relating to such monies and related products and fraud in the inducement. We do not believe we owe such vendor any amount. The court has entered a default judgement against the Company for our failure to timely answer the complaint, which default has since been overturned.

Other than above, we are not aware of any pending or threatened legal proceedings in which we are involved.

MARKET PRICE, DIVIDENDS, AND RELATED STOCKHOLDER MATTERS

Our common stock is listed for quotation on OTC Market’s OTCQB® Venture Market under the symbol “CANB.” Our common stock began trading in April 2011. Trading in our common stock has historically lacked consistent volume, and the market price has been volatile. Quotations of our common stock on OTCQB® reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions. We are applying to have our common stock traded on Nasdaq’s Capital Market.

The following table presents, for the periods indicated, the high and low bid prices of the Company’s common stock and is based upon information provided by OTC Market. These quotations below reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

2021
	High	Low
First Quarter	$1.37	0.37
Second Quarter	$0.65	0.27
Third Quarter	$0.98	0.40
Fourth Quarter	$0.75	0.40

2020 (Post 300:1 Reverse Split)
	High	Low
First Quarter	$6.30	$0.95
Second Quarter	$1.98	$0.40
Third Quarter	$1.80	$0.40
Fourth Quarter	$0.67	$0.35

2019 (Pre- 300:1 Reverse Split adjusted for post-split numbers)
	High	Low
First Quarter	$29.40	$11.93
Second Quarter	$18.45	$11.10
Third Quarter	$13.17	$12.90
Fourth Quarter	$6.90	$5.94

The last reported sale price of the Company’s common stock as of February 8, 2022 was $7.35 per share (after adjusting for the 2021 Reverse Split).

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Record Holders

As of February 8, 2022, there were 3,155,850 (after adjusting for the 2021 Reverse Split) shares of common stock issued and outstanding to approximately 238 shareholders of record.

Dividends

The Company paid $0 in in-kind dividends on its Series B Preferred Stock by the issuance of common stock to the Series B holders in 2020 and 2019. Each share of Series B Preferred Stock has the first preference to dividends, distributions and payments upon liquidation, dissolution and winding-up of the Company, and is entitled to an accrued cumulative but not compounding dividend at the rate of 5% per annum whether or not declared. After six months of the issuance date, such share and any accrued but unpaid dividends can be converted into common stock at the conversion price which is the lower of (i) $0.0101; or (ii) the lower of the dollar volume weighted average price of CANB common stock on the trading day prior to the conversion day or the dollar volume weighted average price of CANB common stock on the conversion day. The Series B Preferred Stock have no voting rights. There are no currently outstanding shares of Series B Preferred Stock*.

We do not anticipate paying any cash dividends in the foreseeable future. Except for its Series B Preferred Stock, of which there are none issued and outstanding*, the payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

* It has come to our attention that the Company’s transfer agent still shows 227,590 Series B Preferred shares as being held by RedDiamond Partners LLC (“RedDiamond”) due to an administrative oversight. Nonetheless, such shares were retired in exchange for 97,608 shares of common stock and rights to acquire an additional 35,667 shares of common stock issued to RedDiamond pursuant to an Exchange Agreement dated August 13, 2019.

Securities Authorized for Issuance under Equity Compensation Plans

On July 28, 2020, the Company adopted an Incentive Stock Option Plan (“ISO”). The purpose of this Can B Corp. 2020 ISO (the “Plan”) is to attract, retain, and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders. The Plan is administered by the Compensation Committee or, in the Board’s sole discretion, the Board. The Compensation Committee shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission. As used in this Plan, the term “Compensation Committee” shall be construed as if followed by the words “(if any);” and nothing in this Plan requires the Board to have a Compensation Committee. Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Preferred Stock and/or Common Stock (collectively, “Stock”) to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Preferred Stock and/or Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Subject to adjustment from time to time, a maximum of two thousand (2,000) shares of Class C Preferred Stock and ten million (10,000,000) shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares. The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company. Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date. An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Excise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans*
Equity compensation plans approved by security holders	1,187,199	$0.36	58,812.801
Equity compensation plans not approved by security holders	-	-	-
Total	1,187,199	$0.36	58,812,801

*	Represents 2,000 Series C Preferred Shares on an as-converted basis and 8,812,801 shares of common stock available under the Plan.

32

FINANCIAL STATEMENTS AND NOTES

CAN B̅ CORP. AND SUBSIDIARY

F-1

BMKR, LLP
Certified Public Accountants
T 631-293-5000
1200 Veterans Memorial Hwy., Suite 350	F 631-234-4272
Hauppauge, New York 11788	www.bmkr.com

Thomas G. Kober CPA	Brian Mayhew, CPA	Charles W. Blanchfield CPA (Retired)
Alfred M. Rizzo CPA	Moises Sa, CPA	Bruce A. Meyer CPA (Retired)
Joseph Mortimer CPA	Matthew Papadopoulos, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Can B Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Can B Corp. (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $5,851,512 during the year ended December 31, 2020 and as of that date, had an accumulated deficit of 30,521,025. Due to recurring losses from operations and the accumulated deficit the Company has stated that substantial doubt exists about the Company’s ability to continue as a going concern.

Management’s evaluation of the events and conditions and management’s plans regarding these matters are discussed in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Critical Audit Matters

Critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statements and (2) involve especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit maters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of common stock and stock options issued for compensation or services

As discussed in note 10 to the financial statement, the Company issued $1,988,256 of common stock in 2020 to compensate employees, pay for services or acquire assets. The value of the shares issued is subjective because a discount is applied due to a lack of marketability. The stock issued is restricted for six months due to rule 144.The value of the stock issued is pervasive throughout the financial statement for both 2020 and 2019.

We identified the evaluation of the sufficiency of audit evidence over the value of the common stock and options issued as a critical audit matter.

The procedures we performed to address this critical audit matter included evaluating the appropriateness of the methodology used to compute the discount and verifying the data inputs.

Accounting for and valuation of asset purchases

The Company has made acquisitions and or entered into agreements to acquire intellectual property, hemp processing agreements or other business arrangements that require complex judgements as to the proper accounting principle, valuation and the appropriate amortization period. The Company has treated these transactions as asset acquisitions, see note 7.

We identified the assessment of the asset acquisition value and whether the transaction should be accounted for as an asset or business acquisition as a critical audit matter.

The procedures performed to address the mater included; obtaining and reviewing to legal documents for each transaction, examining the support for the consideration paid to ensure proper valuation and evaluating estimated useful life. We also evaluated if the assets acquired constitute a business as defined by generally accepted accounting principles.

Revenue recognition for durable medical equipment

The revenue recognition related to durable medical equipment is particularly challenging because of the slow pace of collections and the challenging nature of medical billing and state regulation. In addition, the fact that the Duramed subsidiary is a new business with a new product operating in the current corona virus adds to the challenging nature.

We identified the Company’s revenue recognition policy for durable medical equipment and the sufficiency of audit evidence as a critical accounting matter.

The procedures performed to address the matter included; testing the billing during the year, confirming the billing during the year and accounts receivable at year end with the third party biller, examining subsequent cash collections and inquiry of the Company’s outside attorney that is a specialist in this area.

Convertible debt

The Company issued $ 2,800,000 of convertible debt during the year. The accounting for convertible debt is complex due to the various accounting treatments possible based on the terms of the agreement.

We identified the Company’s accounting for convertible debt and the valuation of related warrants as a critical audit matter.

The procedures performed to address this matter included: reviewing the agreements, confirming significant terms with the lender and assessing the valuation method used to determine the value of the warrants, recalculating those values.

/s/ BMKR, LLP

BMKR,LLP

We have served as the Company’s auditor since 2014. Hauppauge, NY 11788

April 12, 2021

Member American Institute of Certified Public Accountants

Member Public Company Accounting Oversight Board

F-2

Can B̅ Corp. and Subsidiary

Consolidated Balance Sheets

	Year Ended December 31,
	2020	2019 (Restated)
Assets
Current assets:
Cash and cash equivalents	$457,798	$46,540
Accounts receivable, less allowance for doubtful accounts of $485,848 and $0, respectively	2,003,064	1,251,609
Inventory	344,954	784,497
Note Receivable	2,898	24,268
Prepaid expenses - current	1,209,126	1,279,901
Total current assets	4,017,840	3,386,815

Property and equipment, at cost less accumulated depreciation of $239,650 and $116,555, respectively	994,979	1,075,242

Other assets:
Deposit - noncurrent	21,287	21,287
Prepaid expenses - noncurrent	7,405	1,179,929
Other receivable – noncurrent	12,910	58,206
Intangible assets, net of accumulated amortization of $236,431 and $202,521, respectively	523,009	1,339,907
Goodwill	55,849	55,849
Right-of-Use Asset, net of amortization of $45,086 and $6,280, respectively	58,174	96,980
Total other assets	678,634	2,752,158

Total assets	$5,691,453	$7,214,215

Liabilities and Stockholders’ Deficiency
Current liabilities:
Accounts payable	$153,640	$226,467
Accrued officers’ compensation	147,133	144,363
Other accrued expenses payable	53,362	61,557
Notes and loans payable	1,827,531	35,000
Current portion of lease liability	43,506	38,281
Total current liabilities	2,225,172	505,668

Long-term liabilities
Non-current portion of lease liability	15,492	58,998
Notes and loans payable	194,940	-
Total long-term liabilities	210,432	58,998

Total liabilities	2,435,604	564,666

Commitments and contingencies (Notes 14)

Stockholders’ equity:
Preferred stock, authorized 5,000,000 shares:
Series A Preferred stock, no par value: authorized 20 shares, issued and outstanding 20, respectively	5,539,174	5,539,174
Series B Preferred stock, $0.001 par value: authorized 500,000 shares, issued and outstanding 0, respectively	-	-
Common stock, no par value; authorized 1,500,000,000 shares, issued and outstanding 5,544,590 and 2,680,937 shares, respectively	26,111,978	24,323,712
Treasury stock	(572,678)	-
Additional Paid-in capital	872,976	872,976
Additional Paid-in capital – Stock Options (Note 11)	962,323	583,200
Additional Paid-in capital – Warrants	728,100	-
Accumulated deficit	(30,386,024)	(24,669,513)
Total stockholders’ equity	3,255,849	6,649,549

Total liabilities and stockholders’ equity	$5,691,453	$7,214,215

See notes to consolidated financial statements.

F-3

Can B̅ Corp. and Subsidiary

Consolidated Statements of Operations and Comprehensive Loss

Years Ended December 31, 2020 and 2019

	2020	2019 (Restated)
Revenues
Product Sales	$1,708,419	$2,304,303
Service Revenue	1,250	1,200
Total Revenues	1,709,669	2,305,503
Cost of product sales	278,062	598,584
Gross Profit	1,431,607	1,706,919

Operating costs and expenses:

Officers and director’s compensation (including stock-based Compensation of $1,589,224 and $1,587,060, respectively	2,077,713	2,639,711
Consulting fees (including stock-based compensation of 669,956 and 2,831,232, respectively)	778,062	3,014,329
Advertising expense	519,922	333,441
Hosting expense	22,781	13,034
Rent expense	234,790	246,968
Professional fees	533,213	287,441
Depreciation of property and equipment	16,475	12,627
Amortization of intangible assets	658,910	142,093
Reimbursed Expenses	87,718	242,585
Other	876,431	667,097

Total operating expenses	5,806,015	7,599,326

Loss from operations	(4,374,408)	(5,892,407)

Other income (expense):
Gain (loss) on disposal of assets - net	(374,116)	-
Loss on investment	(40,000)
EIDL Grant	10,000	-
Interest income (forfeited) - net	(3,068)	2,524
Interest expense (including amortization finance cost of $725,287 and $0, respectively	(931,615)	(8,793)

Other income (expense) - net	(1,338,799)	(6,269)

Loss before provision for income taxes	(5,713,207)	(5,898,676)

Provision for income taxes	3,304	2,084

Loss and comprehensive loss	(5,716,511)	(5,900,760)

Net loss per common share - basic	(1.62)	(2.87)
Net loss per common share - diluted	(1.36)	(2.20)

Weighted average common shares outstanding –
Basic	3,534,739	2,058,525
Diluted	4,201,419	2,687,383

See notes to consolidated financial statements.

F-4

Can B̅ Corp. and Subsidiary

Consolidated Statements of Stockholders’ Deficiency

Years Ended December 31, 2019 (Restated) and 2020

												Additional
	Preferred Stock A		Preferred Stock B		Preferred Stock C		Common Stock, no			Treasury		Paid-in
	, no par value		, $0.001 par value		, $0.001 par value		par value			Stock		Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares		Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2018	18	$4,557,424	499,958	$479	-	$-		1,468,554	$16,624,557	-	$-	$1,075,176	$(18,768,753)	$3,488,883

Issuance of Series A Preferred stock pursuant to employment agreement	3	992,250												992,250

Issuance of common stock for retirement of Series A Preferred Stock	(1)	(10,500)						33,333	10,500					-

Issuance of common stock for retirement of Series B Preferred Stock			(499,958)	(479)				250,131	479					-

Sale of common stock in Q1 Q2 & Q3 2019								379,555	3,296,700					3,296,700

Issuance of common stock in 2019 for acquisition of technology								68,580	932,000					932,000

Issuance of common stock in 2019 for acquisition of inventory								125,000	487,500					487,500

Issuance of common stock in 2019 for satisfaction of accrued salaries								2,227	33,153					33,153

Issuance of common stock in 2019 for compensation and services rendered								353,557	2,938,823					2,938,823

Stock options												381,111		381,111

Net loss							-						(5,900,760)	(5,900,760)

Balance, December 31, 2019	20	$5,539,174	-	$-	-	$-		2,680,937	$24,323,712	-	$-	$1,456,176	$(24,669,513)	$6,649,549

Issuance of common stock in 2020 for services rendered								941,199	584,338					584,338

Issuance of common stock in 2020 for 300:1 reverse stock split rounding								2,460	-					-

Issuance of common stock in 2020 pursuant to First Fire note agreement								313,032	357,030					357,030

Issuance of common stock in 2020 pursuant to Labrys Fund Equities note agreement								142,545	80,182					80,182

Issuance of common stock in 2020 pursuant to Eagle Equities note agreement								20,000	8,745					8,745

Issuance of common stock in 2020 pursuant to Arena note agreement								409,417	129,580					129,580

Issuance of common stock in 2020 for acquisition of intangible assets								285,000	217,012					217,012

Issuance of common stock in 2020 for compensation								30,000	41,625					41,625

Issuance of common stock in 2020 for interest								185,000	77,775					77,775

Issuance of common stock in 2020 for inventory								478,715	491,979					491,979

Treasury stock acquired in 2020								(543,715)	-	543,715	(560,000)			(560,000)

Sale of common stock in 2020								600,000	300,000					300,000

Shi Farms shares									(500,000)		(12,678)			(512,678)

Stock options												379,123		379,123

Warrants												728,100		728,100

Net Loss													(5,716,511)	(5,716,511)

Balance, December 31, 2020	20	$5,539,174	-	$-	-	$-		5,544,590	$26,111,978	543,715	$(572,678)	$2,563,399	$(30,386,024)	$3,255,849

See notes to consolidated financial statements.

F-5

Can B̅ Corp. and Subsidiary

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2020	2019 Restated
Operating Activities:
Net loss	$(5,716,511)	$(5,900,760)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation, net of prepaid stock- based consulting fees	2,259,180	4,397,478
Stock-based interest expense	451,680	-
Gain (loss) on disposal of asset - net	(147,863)	-
Depreciation of property and equipment	124,388	89,779
Amortization of intangible assets	658,910	142,093
Amortization of debt discounts	273,607	-
Bad debt expense	270,919	253,483
Changes in operating assets and liabilities:
Accounts receivable	(1,022,374)	(1,465,920)
Inventory	931,523	(209,893)
Prepaid expenses	(10,797)	(4,760)
Security deposit	-	27,439
Other receivable	57,974	(58,206)
Right-of-use asset	525	299
Accounts payable	(72,827)	153,408
Accrued officer’s compensation	2,770	144,363
Other accrued expenses payable	(8,195)	17,777

Net cash used in operating activities	(1,947,091)	(2,413,420)

Investing Activities:

Note receivable	21,370	(4,879)
Fixed assets additions	(50,219)	(1,105,403)
Proceeds from disposal of asset	3,600	-
Intangible assets additions	-	(550,000)

Net cash used in investing activities	(25,249)	(1,660,282)

Financing Activities:
Proceeds received from notes and loans payable	4,521,618	35,000
Repayments of notes and loans payable	(1,359,900)	(19,205)
Note payable finance cost	(518,120)	-
Proceeds from sale of common stock	300,000	3,296,700
Acquisition of treasury stock	(560,000)	-

Net cash provided by financing activities	2,383,598	3,312,495

Increase (Decrease) in cash and cash equivalents	411,258	(761,207)

Cash and cash equivalents, beginning of period	46,540	807,747

Cash and cash equivalents, end of period	$457,798	$46,540

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid	$3,304	$2,084
Interest paid	$206,328	$8,793

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock in acquisition of inventory	$491,980	$487,500

Issuance of common stock in acquisition of intangible assets	$217,011	$404,345

Amortization of prepaid issuance of common Stock for services rendered	$1,254,096	$121,000

Issuance of common stock in acquisition of note payable (commitment shares)	$929,734	$-

Issuance of common stock in acquisition of note payable (interest expense)	$451,680	$-

Issuance of common stock in satisfaction of officer’s compensation	$-	$47,563

Issuance of common stock in conversion of Series A Preferred Stock	$-	$10,500

Issuance of common stock in retirement of Series B Preferred Stock	$-	$479

See notes to consolidated financial statements.

F-6

Can B̅ Corp. and Subsidiary

Notes to Consolidated Financial Statements

Year Ended December 31, 2020 and 2020

NOTE 1 – Organization and Description of Business

Can B̅ Corp. was originally incorporated as WrapMail, Inc. (“WRAP”) in Florida on October 11, 2005. Effective January 5, 2015, WRAP acquired 100% ownership of Prosperity Systems, Inc. (“Prosperity”), a New York corporation incorporated on April 2, 2008. The Company is in the process of dissolving Prosperity. The Company acquired 100% of the membership interests in Pure Health Products, LLC, a New York limited liability company (“PHP” or “Pure Health Products”) effective December 28, 2018. The Company’s durable equipment products, such as sam® units with and without CBD infused pads, are marketed and sold through its wholly-owned subsidiaries, Duramed Inc. (incorporated on November 29, 2018) and Duramed MI LLC fka DuramedNJ, LLC(incorporated on May 29, 2019) (collectively, “Duramed”). Duramed began operating on or about February1, 2019. The Company’s hemp farming business is run through Green Grow Farms, Inc. (“Green Grow Farms”), which was acquired in August, 2019. The Company’s other subsidiary companies did not have operations in 2020.

Effective December 27, 2010, WRAP effected a 10-for-1 forward stock split of its common stock. Effective June 4, 2013, WRAP effected a 1-for-10 reverse stock split of its common stock. Effective March 6, 2020 Can B̅ Corp effected a 300:1 reverse stock split of its common stock.

On May 15, 2017, WRAP changed its name to Canbiola, Inc. On January 16, 2020 Canbiola, Inc. changed its name to Can B̅ Corp. (the “Company”, “we”, “us”, “our”, “CANB”, “Can B̅” or “Registrant”).

Can B̅ specializes in the production and sale of a variety of hemp-derived cannabidiol (“CBD”) products such as oils, creams, moisturizers, isolate, gel caps, spa products, and concentrates and non-hemp lifestyle products. Can B̅ is developing its own line of proprietary products as well as seeking synergistic value through acquisitions in the hemp industry. Can B̅ aims to be the premier provider of the highest quality hemp CBD products on the market through sourcing the very best raw material and developing a variety of products we believe will improve people’s lives in a variety of areas.

For the periods presented, the assets, liabilities, revenues, and expenses are those of CAN B and its operational subsidiaries. Financial information for PHP, Duramed and Green Grow Farms in the periods have been consolidated with the Company’s financials. Prosperity, Imbibe Wellness Solutions, LLC fka Radical Tactical and Pivt labs, LLC fka NY Hemp Depot had no activity for the periods presented.

NOTE 2 – Going Concern Uncertainty

The consolidated financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in a normal course of business. As of December 31, 2020, the Company had cash and cash equivalents of $457,798 and a working capital of $1,118,857. For the years ended December 31, 2020 and 2019, the Company had net loss of $5,851,512 and $5,900,760, respectively. As a result, cash flows may not be sufficient to meet obligations or sustain operations. The Company has plans to improve its financial condition and cash flow. Management believes these plans will alleviate the going concern issue. These plans include:

○	Satisfying accrued but unpaid compensation through the issuance of stock.
○	From January 1,2021 through March 31,2021 the Company raised $2,716,000 from sale of common stock.
○	The Company intends to raise additional capital from the sale of common stock.
○	Increase sales of products through additional product offerings.
○	Increase product sales through expanded marketing programs.

The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – Summary of Significant Accounting Policies

(a) Principles of Consolidation

The consolidated financial statements include the accounts of CANB and its wholly-owned subsidiaries, Pure Health Products, Duramed, Prosperity Radical Tactical and Green Grow Farms. All intercompany balances and transactions have been eliminated in consolidation.

F-7

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(c) Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, notes receivable, notes and loans payable, accounts payable, and accrued expenses payable. Except for the noncurrent note receivable, the fair value of these financial instruments approximate their carrying amounts reported in the balance sheets due to the short term maturity of these instruments. Based on comparable instruments with similar terms, the fair value of the noncurrent note receivable approximates its carrying value.

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

(d) Cash and Cash Equivalents

The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents.

(e) Accounts receivable

Accounts receivable are presented in the balance sheet net of the allowance for doubtful accounts. Accounts receivable are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the industry, and the financial stability of its customers. Bad debt expense was $270,919 and $0 for the periods ended December 31, 2020 and 2019.

(f) Inventory

Inventories consist of raw materials and finished goods and are stated at the lower of cost or net realizable value. Cost is principally determined using the first-in, first-out (FIFO) method.

(g) Prepaid expenses

Prepaid expenses include stock-based officer, employee and consulting compensation of $1,216,531 and $2,459,830 at December 31, 2020 and 2019, respectively. The Company’s policy is to record stock-based compensation as prepaids and expense over the term of employment and consulting agreements.

F-8

(h) Property and Equipment, Net

Property and equipment, net, is stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets. Maintenance and repairs are charged to operations as incurred.

(i) Intangible Assets, Net

Intangible assets, net, are stated at cost less accumulated amortization. Amortization is calculated using the straight-line method over the estimated economic lives of the respective assets.

(j) Goodwill

The Company does not amortize goodwill, but instead tests for impairment at least annually. When conducting the annual impairment test for goodwill, the Company compares the estimated fair value of a reporting unit containing goodwill to its carrying value. If the estimated fair value of the reporting unit is determined to be less than its carrying value, goodwill is reduced, and an impairment loss is recorded.

(k) Long-lived Assets

The Company reviews long-lived assets held and used, intangible assets with finite useful lives and assets held for sale for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an evaluation of recoverability is required, the estimated undiscounted future cash flows associated with the asset is compared to the asset’s carrying amount to determine if a write-down is required. If the undiscounted cash flows are less than the carrying amount, an impairment loss is recorded to the extent that the carrying amount exceeds the fair value.

(l) Revenue Recognition

The Company recognizes revenue in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, which requires that five basic steps be followed to recognize revenue: (1) a legally enforceable contract that meets criterial standards as to composition and substance is identified; (2) performance obligations relating to provision of goods or services to the customer are identified; (3) the transaction price, with consideration given to any variable, noncash, or other relevant consideration, is determined; (4) the transaction price is allocated to the performance obligations; and (5) revenue is recognized when control of goods or services is transferred to the customer with consideration given, whether that control happens over time or not. Determination of criteria (3) and (4) are based on our management’s judgments regarding the fixed nature of the selling prices of the products and services delivered and the collectability of those amounts.

Private Label Customers are wholesale distributors of the Company’s product, under their own wholesale private label brand. The products are made to Company specifications and shipped directly to the wholesaler. The pricing is predicated upon a volume discount negotiated at the time of the placement of the orders. Product is produced and labeled in the Washington manufacturing facility and shipped directly to the Private Label customer who re-distributes to their retail and other customers. The products are fully paid when shipped.

Revenue from product sales is recognized when an order has been obtained, the price is fixed and determinable, the product is shipped, title has transferred, and collectability is reasonably assured.

The Company’s Duramed Division provides a sam® Pro 2.0 medical device to patients through a doctor program whereby the physician evaluates the patients’ needs for medical necessity, and if determined that the device use would be beneficial, writes a prescription for the patient who signs a rental form, for a 35-day cycle for the unit, that is submitted to Duramed who bills the appropriate insurance company. The insurance company pays the invoice, or a negotiated amount via arbitration, and that revenue is reported as revenue when invoiced to the insurance carrier. The collected amount is reconciled with the invoice amount on a daily basis.

F-9

(m) Cost of Product Sales

The cost of product sale is the total cost incurred to obtain a sale and the cost of the goods sold, and the Company’s policy is to recognize it in the same manner as, and in conjunction with, revenue recognition. Cost of product sale primarily consisted of the costs directly attributable to revenue recognized and includes expenses related to the production, packaging and labeling of our CBD products.

(n) Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification (“ASC”) Topic 718, “Compensation – Stock Compensation” (“ASC718”) and ASC 505-50, “Equity – Based Payments to Non-Employees.” In addition to requiring supplemental disclosures, ASC 718 addresses the accounting for share-based payment transactions in which a company receives goods or services in exchange for (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments. ASC 718 focuses primarily on accounting for transactions in which a company obtains employee services in share-based payment transactions.

In accordance with ASC 505-50, the Company determines the fair value of the stock-based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instrument is reached, or (2) the date at which the counterparty’s performance is complete.

Options and warrants

The fair value of stock options and warrants is estimated on the measurement date using the Black-Scholes model with the following assumptions, which are determined at the beginning of each year and utilized in all calculations for that year:

Risk-Free Interest Rate.

We utilized the U.S. Treasury yield curve in effect at the time of grant with a term consistent with the expected term of our awards.

Expected Volatility.

We calculate the expected volatility based on a volatility index of peer companies as we did not have sufficient historical market information to estimate the volatility of our own stock.

Dividend Yield.

We have not declared a dividend on its common stock since its inception and have no intentions of declaring a dividend in the foreseeable future and therefore used a dividend yield of zero.

Expected Term.

The expected term of options granted represents the period of time that options are expected to be outstanding. We estimated the expected term of stock options by using the simplified method. For warrants, the expected term represents the actual term of the warrant.

Forfeitures.

Estimates of option forfeitures are based on our experience. We will adjust our estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of compensation expense to be recognized in future periods.

F-10

(o) Advertising

Advertising costs are expensed as incurred and amounted to $519,922 and $333,441 for the years ended December 31, 2020 and 2019, respectively.

(p) Research and Development

Research and development costs are expensed as incurred. In the period ended December 31, 2020 and 2019 the Company spent $165,000 and $150,000 in research and development which was expenses as spent, respectively.

(q) Income Taxes

Income taxes are accounted for under the assets and liability method. Current income taxes are provided in accordance with the laws of the respective taxing authorities. Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

The Company has adopted the provisions required by the Income Taxes topic of the FASB Accounting Standards Codification. The Codification Topic requires the recognition of potential liabilities as a result of management’s acceptance of potentially uncertain positions for income tax treatment on a “more-likely-than-not” probability of an assessment upon examination by a respective taxing authority. The Company believes that it has not taken any uncertain tax positions and thus has not recorded any liability.

(r) Net Income (Loss) per Common Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation. For the periods presented, the diluted net loss per share calculation excluded the effect of Series B preferred stocks and stock options outstanding (see Notes 10, 11 and 12).

(s) Reverse Stock-Split

On March 2, 2020, the Company filed an amendment to its Articles of Incorporation with the Florida Secretary of State to effect a 300-to-1 reverse stock split of its issued and outstanding, but not authorized, shares of Common Stock, as reported in the Company’s definitive Schedule 14C filed with the Securities and Exchange Commission on December 13, 2019.

All disclosures of common shares and per common share data in the accompanying financial statements and related notes reflect the reverse stock split for all periods presented.

(t) Recent Accounting Pronouncements

In 2016, the FASB issued ASU 2016-2 (Topic 842) which establishes a new lease accounting model for lessees. Under the new guidance, lessees will be required to recognize right of use assets and liabilities for most leases having terms of 12 months or more. Effective January 1, 2019, we adopted this new accounting guidance using the effective date transition method, which permits entities to apply the new lease standards using a modified retrospective transition approach at the date of adoption.

(u) Reclassifications

Certain amounts in the prior year consolidated financial statements have been reclassified to conform to the current year presentation. These reclassification adjustments had no effect on the Company’s previously reported net income.

F-11

NOTE 4 – Inventories

Inventories consist of:

	December 31, 2020	December 31, 2019
Raw materials	$294,522	$708,239

Finished goods	50,432	76,258
Total	$344,954	$784,497

NOTE 5 – Notes Receivable

Notes receivable consist of:

	December 31, 2020	December 31, 2019
Note receivable dated November 30, 2015 from Stock Market Manager, Inc, interest at 3% per annum due November 30, 2020	$-	$19,389

Note receivable dated February 8,2019 from an employee, weekly installments of $1,200 with interest at 8% per annum.	2,898	4,879

Total	2,898	24,268

Current portion of notes receivable	(2,898)	(24,268
Noncurrent portion of notes receivable	$-	$-

NOTE 6 – Property and Equipment, Net

Property and Equipment, net, consist of:

	December 31, 2020	December 31, 2019

Furniture & Fixtures	$21,727	$19,018

Office Equipment	12,378	12,378

Manufacturing Equipment	397,230	355,016

Medical Equipment	776,392	783,782

Leasehold Improvements	26,902	21,603

Total	1,234,629	1,191,797

Accumulated depreciation	(239,650)	(116,555)

Net	$994,979	$1,075,242

F-12

Depreciation expense was $124,388 and $89,779 for the years ended December 31, 2020 and 2019, respectively.

NOTE 7 – Intangible Assets, Net

Intangible assets, net, consist of:

	December 31, 2020	December 31, 2019

Video conferencing software acquired by Prosperity in December 2009	$30,000	$30,000

Enterprise and audit software acquired by Prosperity in April 2008	20,000	20,000

Patent costs incurred by WRAP	6,880	6,880

Hemp license and technology	-	1,000,000

CBD technology	482,000	482,000

Platform account contract	131,812	-

Hemp processing use	85,200	-

Other	3,548	3,548

Total	759,440	1,542,428

Accumulated amortization and Impairment	(236,431)	(202,521)

Net	$523,009	$1,339,907

Estimated future amortization expense are as follows:

December 31,	Amount

2021	$120,513
2022	65,591
2023	65,591
2025	65,591
2026	55,449
Thereafter	150,274

Total	$523,009

The CBD related technology were purchased from Hudilab, Inc. (“HUDI”) and Seven Chakras, LLC (“Seven Chakras”) during the three months ended March 31, 2019. On January 14, 2019, the Company and PHP (collectively, the “buyer”) entered into a License and Acquisition Agreement (the “LAA”) with HUDI. Pursuant to the LAA, HUDI will sell the technology owned by it to the buyer in exchange for 25,000 shares of CANB common stock. On January 14, 2019, the shares were issued to the owner of HUDI and valued at $382,500. On January 31, 2019, PHP entered into an Asset Purchase Agreement (the “Chakras Agreement”) with Seven Chakras. Pursuant to the Chakras Agreement, PHP purchased the rights and title to (i) Seven Chakras’ proprietary formulas, methods, trade secrets, and know-how related to the production of Seven Chakras’ products containing cannabidiol (CBD), (ii) Seven Chakras’ tradename, domain name, and social media sites, and (iii) other assets of Seven Chakras including but not limited to raw materials, equipment, packaging and labeling materials, mailing lists, and marketing materials. On February 20, 2019, the Company issued 3,333 shares of CANB common stock valued at $49,500 to owners of Seven Chakras as additional consideration, along with the $50,000 cash payments, pursuant to the Chakras Agreement.

F-13

The hemp related license and technology was purchased from Shi Farms during the three months ended September 30, 2019. Hemp Depot has remained dormant since the Shi Farms deal was consummated and no activity is contemplated. As a result, the Company has written off the remaining intangible asset from Shi Farms. The Company subsequently acquired Green Grow Farms, also a NY State Hemp License holder and intends to contract with farmers in New York to grow hemp under a controlled program of specific strains, cultured feminized seeds, proven technology, and access to processing for their crop. Grow Farms Inc. intends to amalgamate the cultivated off-take from the farmers, combine and fill “super-sacks” for shipping to a processing facility to produce high-grade isolate or distillate for use in Can B̅’s manufacturing facility in Lacey WA, if and when it becomes financially prudent for the Company to do so.

The hemp processing use agreement with Mediiusa Group, Inc. was entered during the three months ended June 30, 2020. On June 23, 2020, the Company issued 50,000 shares of CANB common stock valued at $69,375. On December 12, 2020, the company issued 50,000 shares of CANB common stock valued at $15,825. Mediiusa Group, Inc. currently holds a valid Industrial Hemp Processor Registration in full force and effect with the State of New York and is authorized to process Hemp, and has granted a five-year agreement to processing of Hemp for oil, isolate, or crude for further use by the Company and/or for sale by the Company. During the Term of this Agreement, Mediiusa Group, Inc. agrees to allow CANB to process any and all of the subject Hemp under and/or in connection with the agreement under their above-mentioned Registration.

The platform account contract with SRAX, Inc. was entered during the three months ended June 30, 2020. On June 22, 2020, the Company issued 185,000 shares of CANB common stock valued at $131,812. The Platform Account is the SRAX Investors Relations platform to grant access to potential investors and customers via the SRAX website for one year. SRAX grants Can B Corp a non-exclusive, non-transferable and non- sublicensable right to access and use the Platform during the Term, solely by the Authorized Users for User’s own internal business purposes, and in accordance with the terms and conditions of this Agreement. Company reserves all rights in or to the Platform not expressly granted to User in the Agreement. Can B will have previously unattainable access to its customer base for improved investor communication and development of sales opportunities of the Company’s products.

The other intangible assets relate to the document management and email marketing divisions. Since December 31, 2017, the Company do not expect any future positive cash flow from these divisions. Accordingly, the net carrying value of these intangible assets was reduced to $0.

NOTE 8 – Notes and Loans Payable

Notes and loans payable consist of:

	December 31, 2020	December 31, 2019

Loan payable to Pasquale Ferro, interest at 12% per annum, due December 2020.	$224,000	$30,000

Note payable to brother of Marco Alfonsi, Chief Executive Officer of the Company, interest at 10% per annum, due August 22, 2016.	-	5,000

Note payable to Arena Special Opportunities Partners I, LP, due September 10, 2021.	2,675,239	-

Note payable to Arena Special Opportunities Fund, LP, due September 10, 2021.	102,539	-

Note payable to U.S. Small Business Administration (PPP), interest at 1% per annum. The note matures in January 2023. Payments are deferred for ten months after the end of the covered period. The Note has been submitted to the SBA for forgiveness within the bank guidelines.	194,940	-

Total Notes and Loan Payable	3,196,718	35,000
Less: Unamortized Finance Cost	(1,174,247)	-
Less: Current Portion	(1,827,531)	(35,000)
Long-term Portion	$194,940	$-

F-14

NOTE 9 – Preferred Stock

Each share of Series A Preferred Stock is convertible into 33,334 shares of CANB common stock and is entitled to 66,666 votes. All Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. In the event of a Liquidation Event, whether voluntary or involuntary, each holder may elect (i) to receive, in preference to the holders of Common Stock, a one-time liquidation preference on a per-share amount equal to the per-share value of preferred shares on the issuance date, as recorded in the Company’s financial records, or (ii) to participate pari passu with the Common Stock on an as-converted basis. Subject to any adjustments, the Series A holders shall be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock on an as converted basis.

Each share of Series B Preferred Stock has the first preference to dividends, distributions and payments upon liquidation, dissolution and winding-up of the Company, and is entitled to an accrued cumulative but not compounding dividend at the rate of 5% per annum whether or not declared. After six months of the issuance date, such share and any accrued but unpaid dividends can be converted into common stock at the conversion price which is the lower of (i) $0.0101; or (ii) the lower of the dollar volume weighted average price of CANB common stock on the trading day prior to the conversion day or the dollar volume weighted average price of CANB common stock on the conversion day. The shares of Series B Preferred Stock have no voting rights.

Each share of Series C Preferred Stock has preference to payment of dividends, if and when declared by the Company, compared to shares of our common stock. Each Preferred Series C share is convertible into 25,000 shares of common stock. The shares of Series C Preferred Stock have voting rights as if fully converted.

Each share of Series D Preferred Stock has 10,000 shares of voting rights only pari passu to common shares voting with no conversion rights and no equity participation. The Company can redeem Series D Preferred Stock at any time for par value.

On February 8, 2019, the Company issued 33,333 shares of CANB common stock to a consultant of the Company in exchange for the retirement of 1 share of CANB Series A Preferred Stock.

From February 21, 2019 to March 12, 2019, the Company issued aggregately 67,405 shares of CANB common stock to RedDiamond in exchange for the retirement of 157,105 shares of CANB Series B Preferred Stock.

On May 28, 2019, the Company issued 3 shares of CANB Series A Preferred Stock to Stanley L. Teeple pursuant to the employment agreement with him. The fair value of the issuance totaled $1,203,000 and will be amortized over the vesting period of four years.

On April 26, 2019, the Company issued 6,436 shares of CANB common stock to RedDiamond in exchange for the retirement of 15,000 shares of CANB Series B Preferred Stock.

On May 1, 2019, the Company issued 8,581 shares of CANB common stock to RedDiamond in exchange for the retirement of 20,000 shares of CANB Series B Preferred Stock.

On May 9, 2019, the Company issued 23,710 shares of CANB common stock to RedDiamond in exchange for the retirement of 55,263 shares of CANB Series B Preferred Stock.

On June 7, 2019, the Company issued 10,726 shares of CANB common stock to RedDiamond in exchange for the retirement of 25,000 shares of CANB Series B Preferred Stock.

F-15

On August 13, 2019, the Company issued 97,607 shares of CANB common stock to RedDiamond in exchange for the retirement of 227,590 shares of CANB Series B Preferred Stock.

On December 16, 2019, the Company issued 35,666 shares of CANB common stock to RedDiamond as agreed for the early retirement of CANB Series B Preferred Stock converted in August 2019.

From January 1, 2021 through March 25, 2021, the Company issued 1,950 shares of CANB Series Preferred D Stock to officers of the Company.

In March 2021, the Company issued 50 Preferred C shares each to Marco Alfonsi, Stanley Teeple, and Pasquale Ferro for services rendered. Each Preferred C was immediately issuable as common at 25 thousand to one so the total issuance was 1,250,000 common shares for each recipient.

NOTE 10 – Common Stock

From January 4, 2019 to March 27, 2019, the Company issued aggregately 138,107 shares of CANB common stock to multiple investors pursuant to relative Stock Purchase Agreements dated on various dates, in exchange for total proceeds of $1,196,100.

On January 14, 2019, the Company issued 25,000 shares of CANB common stock to Hudilab, Inc. (“HUDI”), pursuant to a License and Acquisition Agreement for purchase of the technology owned by HUDI.

From January 18, 2019 to March 17, 2019, the Company issued aggregately 82,000 shares of CANB common stock to multiple consultants for services rendered.

From January 19, 2019 to March 27, 2019, the Company issued aggregately 3,893 shares of CANB common stock to employee and officers of the Company pursuant to employee agreement and in satisfaction of accrued compensation for the quarter ended March 31, 2019.

On February 5, 2019, the Company issued 6,667 shares to the owner of TZ Wholesale LLC, pursuant to a Memorandum of Understanding (the “MOU”) dated November 9, 2018.

On February 20, 2019, the Company issued 3,333 shares of CANB common stock to owners of Seven Chakras pursuant to the Chakras Agreement dated January 31, 2019.

From April 1, 2019 through June 30, 2019 the Company issued an aggregate of 51,706 shares of CANB Common Stock to multiple consultants for services rendered.

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 13,916 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 4,615 shares of Common Stock under the terms of executive employment agreements.

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 86,207 shares of CANB shares under the terms of the Stock Purchase Agreements for total proceeds of $750,000.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 18,061 shares of CANB Common Stock to multiple consultants for services rendered.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 18,333 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 16,000 shares of Common Stock under the terms of executive employment agreements.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 155,241 shares of CANB shares under the terms of the Stock Purchase Agreements for total proceeds of $1,350,600.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 40,247 shares of CANB shares under the terms of the Joint Venture Agreement.

F-16

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 122,258 shares of CANB Common Stock to multiple consultants for services rendered.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 14,167 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 5,000 shares of Common Stock under the terms of executive employment agreements.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 125,000 shares of CANB Common Stock under the terms of an inventory purchase agreement for total proceeds of $487,500.

From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 27,500 shares of CANB Common Stock to multiple consultants for services rendered.

From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 31,335 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 20,000 shares of CANB Common Stock to First Fire Global Opportunities Fund, LLC for a commitment fee pursuant to a junior convertible promissory note purchase agreement.

From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 99,508 shares of CANB Common Stock to FirstFire Global Opportunities Fund, LLC for returnable shares pursuant to a junior convertible promissory note purchase agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 111,734 shares of CANB Common Stock to multiple consultants for services rendered.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 20,319 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 30,000 shares of CANB Common Stock to an employee for services rendered.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 185,000 shares of CANB Common Stock to SRAX, Inc. according to a platform access agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 50,000 shares of CANB Common Stock to Mediiusa Group, Inc. according to a hemp processing use agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 24,545 shares of CANB Common Stock to Labrys Fund, L.P. for a commitment fee pursuant to a junior convertible promissory note purchase agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 118,000 shares of CANB Common Stock to Labrys Fund, L.P. for returnable shares pursuant to a junior convertible promissory note purchase agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 20,000 shares of CANB Common Stock to Eagle Equities, LLC for a commitment fee pursuant to a junior convertible promissory note purchase agreement.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 145,000 shares of CANB Common Stock to multiple consultants for services rendered.

F-17

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 100,000 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 478,715 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From July 1, 2020 through September 30, 2020, the Company received an aggregate of 543,715 shares of CANB Common Stock from an exchange agreement whereby shares of Iconic Brands, Inc. held by the Company were exchanged for shares of stock in the Company held by Iconic Brands, Inc.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 478,715 shares of CANB Common Stock for the acquisition of inventory.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 185,000 shares of CANB Common Stock to FirstFire Global Opportunities Fund, LLC pursuant to a junior convertible promissory note purchase agreement.

On July 29, 2020, CANB and Iconic Brands (ICNB) completed a share exchange whereby the one million shares of ICNB common stock held by CANB were exchanged for a fair value exchange of five hundred forty three thousand seven hundred fifteen shares of CANB in order to settle a contract valuation true-up with ICNB for the purchase of Green Grow Farms, Inc.

From October 1, 2020 through December 31, 2020, the company issued an aggregate of 435,311 shares of CANB Common Stock to multiple consultants for services rendered.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 70,000 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 50,000 shares of Common Stock under the terms of hemp processing use agreement.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 600,000 shares of Common Stock under the terms of Stock Purchase Agreements for total proceeds of $300,000.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 193,524 shares of Common Stock to FirstFire Global as agreed for conversion shares related to a note payable.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 394,304 shares of CANB Common Stock to Arena Special Opportunities Partners I, LP for a commitment fee pursuant to a securities purchase agreement.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 15,133 shares of CANB Common Stock to Arena Special Opportunities Fund, LP for a commitment fee pursuant to a securities purchase agreement.

From January 1, 2021 through March 25, 2021 the Company issued an aggregate of 5,932,000 shares of Common Stock under its Regulation A registration currently in effect and an additional 130,750 shares of common stock to various consultants for services.

From January 1, 2021 through March 25, 2021 the Company issued an aggregate of 355,057 shares of Common Stock under an asset acquisition agreement with Botanical Biotech.

From January 1, 2021 through March 25, 2021 the Company issued an aggregate of 355,250 shares of Common Stock under note conversion agreement.

From January 1, 2021 through March 25, 2021 the Company issued an aggregate of 600,000 shares of Common Stock under a note conversion agreement.

From January 1, 2021 through March 25, 2021 the Company issued an aggregate of 150 shares of Preferred C shares under multiple employment agreements. The Preferred C shares converted to 3,750,000 shares of Common Stock upon issuance.

NOTE 11 – Stock Options and Warrants

A summary of stock options and warrants activity follows:

	Shares of Common Stock Exercisable Into
	Stock
	Options	Warrants	Total
Balance, December 31, 2018	20,167	7,492	27,659
Granted in 2019	56,667	-	56,667
Cancelled in 2019	(167)	-	(167)
Exercised in 2019	-	-	-

Balance, December 31, 2019	76,667	7,492	84,159
Granted in 2020	1,120,532	3,557,605	4,678,137
Cancelled 2020	-	-	-
Exercised 2020	-	-	-

Balance, December 31, 2020	1,197,199	3,565,097	4,762,296

F-18

Issued and outstanding stock options as of December 31, 2020 consist of:

Year	Number Outstanding	Exercise	Year of
Granted	And Exercisable	Price	Expiration

2018	20,000	$0.30	2023
2019	56,667	$0.30	2022
2020	1,120,532	$0.361	2025
	1,197,199

On June 11, 2018, the Company granted 10,000 options of CANB common stock to Carl Dilley, a former director of the Company, in exchange for the retirement of a total of 10,000 shares of CANB common stock from Carl Dilley. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.30 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire June 11, 2023. The value of the Stock Options ($84,000) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $8.40 share price, (ii) 5 years term, (iii) 262.00% expected volatility, (iv) 2.80% risk free interest rate and the difference between this value and the fair value of retired shares was expensed in the quarterly period ended June 30, 2018.

On October 21, 2018, the Company granted 10,000 options of CANB common stock to Stanley L. Teeple, an officer and Director of the Company. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.30 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire October 1, 2023. The values of the Stock Options ($118,200) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $11.82 share price, (ii) 5 years term, (iii) 221.96% expected volatility, (iv) 3.05% risk free interest rate and the fair value of options was expensed in the quarterly period ended December 31, 2018

On September 9, 2019, the Company granted 26,667 options of CANB common stock to Johnny Mack, a former officer of the Company. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.30 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire September 9, 2022. The values of the Stock Options ($192,000) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $7.20 share price, (ii) 3 years term, (iii) 463,34% expected volatility, (iv) 1.46% risk free interest rate and the fair value of options was expensed in the quarterly period ended September 30, 2019.

On October 15, 2019, the Company granted 10,000 options of CANB common stock each to Frederick Alger Boyer, Jr., Ronald A. Silver and James F. Murphy, directors of the Company. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.30 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire October 15, 2022. The values of the Stock Options ($63,000 each) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $6.30 share price, (ii) 3 years term, (iii) 463,34% expected volatility, (iv) 1.60% risk free interest rate and the fair value of options was expensed in the quarterly period ended December 31, 2019.

F-19

On December 9, 2020, the Company granted 12,500 options of CANB common stock to Ronald A. Silver, a director of the Company. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.50 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire December 9, 2025. The values of the Stock Option ($12,500) was calculated using the Black Scholes option pricing model and the following assumptions: (i) $.45 share price, (ii) 5 years term, (iii) 168% expected volatility, (iv).41% risk free interest rate and the fair value of options was expensed in the quarterly period ended December 31, 2020.

On December 29, 2020, the Company granted 277,008 options of CANB common stock each to Stanley Teeple, Pasquale Ferro, Phil Scala and Marco Alfonsi, Officers of the Company. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.36 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire December 29, 2025. The values of the Stock Options ($140,997 each) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $.51 share price, (ii) 5 years term, (iii) 168% expected volatility, (iv).41% risk free interest rate and the fair value of options was expensed in the quarterly period ended December 31, 2020.

Issued and outstanding warrants as of December 31, 2020 consist of:

Year	Number Outstanding	Exercise		Year of
Granted	And Exercisable	Price		Expiration

2010	825	$300		2020
2018	6,667	$13,034	(a)	2023
2020	3,557,605	$1,273,623		2025

Total	3,565,097

(a)	110% of the closing price of the Company’s common stock on the date that the Holder funds the full purchase price of the Note.

NOTE 12 – Income Taxes

No provisions for income taxes were recorded for the periods presented since the Company incurred net losses in those periods.

The provisions for (benefits from) income taxes differ from the amounts determined by applying the U.S. Federal income tax rate of 21% to pretax income (loss) as follows:

	December 31,
	2020	2019

Expected income tax (benefit) at 21%	$(1,200,467)	$(1,239,160)

Non-deductible stock-based compensation	474,428	923,470

Non-deductible stock-based interest	94,853	-

Increase in deferred income tax assets valuation allowance	631,186	315,690

Provision for (benefit from) income taxes	$-	$-

Deferred income tax assets consist of:

	December 31,	December 31,
	2020	2019

Net operating loss carryforward	1,931,355	1,300,168

Valuation allowance	(1,931,355)	(1,300,168)

Net	$-	$-

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred income tax asset of $1,931,355 attributable to the future utilization of the $9,196,924 net operating loss carryforward as of December 31, 2020 will be realized. Accordingly, the Company has maintained a 100% allowance against the deferred income tax asset in the financial statements at December 31, 2020. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carryforward expires in years 2025, 2026, 2027, 2028, 2029, 2030, 2031, 2032, 2033, 2034, 2035, 2036, 2037, 2038, 2039 and 2040 in the amount of $1,369, $518,390, $594,905, $686,775, $159,141, $151,874, $135,096, $166,911, $311,890, $25,511, $338,345, $381,638, $499,288, $716,858, $1,503,282, and $3,005,651, respectively.

F-20

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

The Company’s U.S. Federal and state income tax returns prior to 2016 are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The statute of limitations on the 2016 tax year returns expired in September 2020.

The Company recognizes interest and penalties associated with uncertain tax positions as part of the income tax provision and would include accrued interest and penalties with the related tax liability in the consolidated balance sheets. There were no interest or penalties paid during 2020 and 2019.

NOTE 13 – Segment Information

The Company has one reportable segment: Durable Equipment Products.

The accounting policies of the segment described above are the same as those described in Summary of Significant Accounting Policies in Note 3. The Company evaluates the performance of the Durable Equipment Products segment based on income (loss) before income taxes, which includes interest income.

Durable Equipment Products
Three months ended December 31, 2020
Revenue from external customers	367,673
Revenue from other segments	-
Segment profit	276,226
Segment assets	2,603,379

Twelve months ended December 31, 2020
Revenue from external customers	1,176,220
Revenue from other segments	-
Segment profit	691,482
Segment assets	2,603,379

	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2020

Total profit for reportable segment	$278,719	$694,828
Other income (expense) - net	(2,493)	(3,346)

Income before income taxes	$276,226	$691,482

NOTE 14 – Commitments and Contingencies

Employment Agreements

On December 28, 2020, the Company entered into new three-year Employment Agreements with CEO Marco Alfonsi, CFO Stanley Teeple, and Pure Health Products LLC Pasquale Ferro . Under these agreements, they are to receive a i) base salary of fifteen thousand dollars ($15,000.00) per month, ii) is eligible to receive cash and or stock bonuses, iii) shall receive a stock bonus in accordance with the Company’s Incentive Stock Option Plan (“ISOP”) in an amount of one-hundred thousand dollars ($100,000) per year of the Agreement, iv) 200 shares of the Company’s Series C Preferred stock, v) usual and customary benefits including expense reimbursement, health and life insurance plan reimbursements and allowances. Phil Scala. Interim COO also received a similar agreement with a base compensation of fifty-two thousand annually, $100,000 in ISO, and 20 Preferred C shares. The foregoing agreements have replaced the agreements described below.

F-21

On October 3, 2017, the Company executed an Executive Employment Agreement with Marco Alfonsi (“Alfonsi”) for Alfonsi to serve as the Company’s chief executive officer and interim chief financial officer and secretary for cash compensation of $10,000 per month. Pursuant to the agreement, the Company issued a share of CANB Series A Preferred Stock to Alfonsi on October 4, 2017. Alfonsi may terminate his employment upon 30 days written notice to the Company. The Company may terminate Alfonsi’s employment upon written notice to Alfonsi by a vote of the Board of Directors. At October 21, 2018, this former agreement was terminated due to the execution of a new Employment Agreement with Marco Alfonsi for Alfonsi to serve as the Company’s chief executive officer and chairman of the board for cash compensation of $15,000 per month. Pursuant to the new agreement, three of the eight previously issued shares of CANB Series A Preferred Stock were returned to the Company and converted into 30,000,000 common shares. Alfonsi may terminate his employment upon 30 days written notice to the Company. The new agreement has an initial term of four years and can be terminated upon the resignation or death of Mr. Alfonsi, and also can be terminated by the Company due to the failure or neglect of Mr. Alfonsi to perform his duties, or due to the misconduct of Mr. Alfonsi in connection with the performance.

On February 12, 2018, the Company executed an Executive Service Agreement (“Posel Agreement”) with David Posel. The Posel Agreement provides that Mr. Posel services as the Company’s Chief Operating Officer for a term of 4 years. The Posel Agreement also provides for compensation to Mr. Posel of $5,000 cash per month and the issuance of 1 share of Series A Preferred Stock at the inception of the Posel Agreement. The Posel Agreement can be terminated upon the resignation or death of Mr. Posel, and also can be terminated by the Company due to the failure or neglect of Mr. Posel to perform his duties, or due to the misconduct of Mr. Posel in connection with the performance. On February 12, 2018, 1 share of CANB Series A Preferred Stock were issued to Mr. Posel. Since execution of the Posel Agreement, Mr. Posel has been re-assigned to COO for Pure Health Products, the Company’s subsidiary.

On February 16, 2018, the Company executed an Executive Service Agreement (“Holtmeyer Agreement”) with Andrew W. Holtmeyer. The Holtmeyer Agreement provides that Mr. Holtmeyer serves as the Company’s Executive Vice President Business for a term of 3 years. The Holtmeyer Agreement also provides for compensation to Mr. Holtmeyer of $10,000 cash per month and the issuance of 3, 2 and 1 share of Series A Preferred Stock at the beginning of each year. The Holtmeyer Agreement can be terminated upon the resignation or death of Mr. Holtmeyer, and also can be terminated by the Company due to the failure or neglect of Mr. Holtmeyer to perform his duties, or due to the misconduct of Mr. Holtmeyer in connection with the performance. At December 29, 2018, this Holtmeyer Agreement was terminated due to the execution of a new Employment Agreement with Andrew W Holtmeyer. The second agreement provides that Mr. Holtmeyer serves as the Company’s Executive Vice President Business for a term of 4 years. The second agreement also provides for compensation to Mr. Holtmeyer of $15,000 cash per month and the issuance of 829 shares of common stock upon signing of the agreement. Effective April 1, 2020, Mr. Holtmeyer’s compensation was changed to a straight commission on sales and collection based upon his efforts in lieu of any base compensation. He also will receive no further Company benefits but does retain his previously issued five shares of Series Preferred A Stock.

On October 15, 2018, the Company executed an Employment Agreement (“Teeple Agreement”) with Stanley L. Teeple. The Teeple Agreement provides that Mr. Teeple services as the Company’s Chief Financial Officer and Secretary for a term of 4 years. The Teeple Agreement also provides for compensation to Mr. Teeple of $15,000 cash per month and the issuance of 1 share of Series A Preferred Stock proportionately vesting over four years beginning December 31, 2018 upon execution of the Teeple Agreement. The Teeple Agreement can be terminated upon the resignation or death of Mr. Teeple, and also can be terminated by the Company due to the failure or neglect of Mr. Teeple to perform his duties, or due to the misconduct of Mr. Teeple in connection with the performance. In May 2019 Mr. Teeple was granted an additional 3 shares of Series A Preferred.

On December 28, 2018, the Company executed an Employment Agreement (“Ferro Agreement”) with Pasquale Ferro for Mr. Ferro to serve as Pure Health Products’ president for cash compensation of $15,000 per month and the total issuance of 5 share of Series A Preferred Stock proportionately vesting at the beginning of each year for a term of 4 years. Mr. Ferro may terminate his employment upon 30 days written notice to the Company. The Ferro Agreement has an initial term of four years and can be terminated upon the resignation or death of Mr. Ferro, and also can be terminated by the Company due to the failure or neglect of Mr. Ferro to perform his duties, or due to the misconduct of Mr. Ferro in connection with the performance.

F-22

Effective September 6, 2019 (the “Effective Date”), Can B̅ Corp. (the “Company” or “CANB”) approved the appointment of Johnny J. Mack (“Mack”) as its President and Chief Operating Officer. Mack had been serving as the Company’s interim COO. The Company and Mack have entered into a new Employee Services Agreement (the “Mack Agreement”) to memorialize the terms of the foregoing. In consideration for Mack’s services, Mack would (i) receive a base salary of $15,000 per month, subject to increase after each yearly anniversary of the Agreement, (ii) be eligible to receive annual cash or stock bonuses, (iii) be entitled to four weeks’ vacation time and five paid days for illness in accordance with the Company’s policies, and (iv) receive a total of 106,667 options (“Mack Options”) to purchase shares of the Company’s common stock, with 26,667 Mack Options vesting on the effective date and additional tranches of 26,667 Mack Options vesting on each of the first, second, and third anniversaries of the Effective Date, assuming Mack’s continued employment. Each Option is exercisable at a price of $0.30 per share. The Company also agreed to hold harmless and indemnify Mack as authorized or permitted by law and the Company’s governing documents, as the same may be amended from time to time, except for acts constituting negligence or willful misconduct by Mack. The Company agreed to pay Mack a severance in the event the Mack Agreement is terminated by the Company without cause or by Mack for “good reason” or by reason of Mack’s death or disability. On October 4, 2019 Mack resigned from all of his officer and director positions and the Company settled his termination for payment of all accrued expenses, payout of all accrued time and base compensation of $13,315 and retention of his already earned 26,667 options. Mr. Mack has left the Company.

In addition, on October 10th, 2019 the Company appointed Philip Scala as its interim COO. Mr. Scala has acted as founder and CEO of Pathfinder Consultants International, Inc. (“Pathfinder”) since 2008. Pathfinder offers unique expertise and delivers the information you need to make informed decisions, whether in times of crisis or in the course of simply running your business. Prior to forming Pathfinder, Mr. Scala served the United States both as a Commissioned Officer in the US Army for five years followed by his 29 years of service with the FBI. Mr. Scala received his bachelor’s degree and Master of Business Administration in accounting from St. John’s University, he also earned a Master of Arts degree in Psychology from New York University. The Company has entered into an employment agreement with Mr. Scala. Pursuant to the agreement, Mr. Scala will receive a base salary of $2,500 per month. He will be entitled to incentive bonuses and pay increases in accordance with the Company’s normal policies and procedures. Mr. Scala will also receive options to buy 1,667 common shares of the Company at a price of $0.30 for a period of three years. The initial term of the agreement is for 90 days. The agreement renews for additional 90-day periods unless terminated by either party. The agreement otherwise contains standard covenants and conditions.

Consulting Agreements

On July 15, 2020, we engaged an advisor to provide consulting services under an Investor Relations and Advisory Agreement (the “Advisory Agreement”). Pursuant to the Advisory Agreement, we agreed to pay the Consulting Firm a restricted common stock monthly fee of $5,000 per month for the initial 3 months., $6,250 per month for months 4-6., $7,500 per month for month 7 and after. At CANB’s option, the monthly fee may be payable in part or in whole in cash. Monthly Fee, such amount shall be paid via issuance of restricted common shares of CANB. The shares are to be issued in the name of Tysadco Partners. The number of common shares earned each month shall be calculated and issued on a quarterly basis prior to each 90-day period and based on the value at the closing price on the last day of the preceding period. All common shares earned by the Consultant pursuant to this Agreement shall be issued by CANB on a quarterly basis. CT shall not have registration rights, and the shares may be sold subject to Rule 144.

On December 8, 2019, the Company executed a Consulting Agreement with Seacore Capital, Inc. (“Seacore”) for Seacore to serve as the Company’s consultant for stock compensation of a total of 8,333 restricted shares each quarter from 4th quarter 2019 through 3rd quarter 2020. The shares shall not have registration rights, and the shares may be sold subject to Rule 144.

F-23

Lease Agreements

On September 11, 2015, the Company executed a lease agreement with an unrelated third party for office space in Hicksville, New York for a term of 37 months. The lease provides for monthly rentals of $2,922 for lease year 1, $3,009 for lease year 2, and $3,100 for lease year 3. The lease also provides for additional rent based on increases in base year operating expenses and real estate taxes. On August 6, 2018, the Company renewed the lease agreement for a term of 36 months starting November 1, 2018. The lease provides for monthly rentals of $3,193 for lease year 1, $3,289 for lease year 2, and $3,388 for lease year 3. In October 2019, the Company modified and extended the lease agreement for a term of 30 months starting November 1, 2019. The lease provides for monthly rentals of $3,807.05 for year 1 and $3,921.26 for the remaining eighteen months. The original $100,681 right-of-use asset and $90,591 lease liability was adjusted to $103,260 with the modification.

The Company leases office space in numerous medical  facilities offices under month-to-month agreements.

Rent expense for the years ended December 31, 2020 and 202019 was $234,790 and $246,968, respectively.

At December 31, 2020, the future minimum lease payments under non-cancellable operating leases were:

Year ended December 31, 2021	47,055
Year ended December 31, 2022	15,685

Total	$62,740

The lease liability of $43,506 at December 31, 2020 as presented in the Consolidated Balance Sheet represents the discounted (at our 10% estimated incremental borrowing rate) value of the future lease payments of $62,740 at December 31, 2020.

Major Customers

For the twelve months ended December 31, 2020, there were no customers that accounted for more than 10% of total revenues.

For the twelve months ended December 31, 2019, there were no customers that accounted for more than 10% of total revenues.

NOTE 15 – Related Party Transactions

LI Accounting Associates, LLC (LIA), an entity controlled by a relative of the Managing Member PHP, is a vendor of CANB. At December 31, 2020, CANB did not have an account payable due to LIA. For the twelve months ended December 31, 2020, CANB had expenses to LIA of $64,400.

During the twelve months ended December 31, 2020, we had products and service sales to related parties totaling $0.

NOTE 16 – Prior Period Adjustment

The accompanying consolidated financial statements of the Company have been restated to correct an error made in the prior year. The error relates to an understatement of intangible assets by $283,345 and an understatement of stock- based compensation of $1,308,290. Retained earnings as of December 31, 2020 has been adjusted for the effect of the restatement on the prior year.

NOTE 17 – Subsequent Events

In accordance with FASB ASC 855, Subsequent Events, the Company has evaluated subsequent events through March 25, 2021, the date on which these consolidated financial statements were available to be issued. There were material subsequent events that required recognition or additional disclosure in these consolidated financial statements as follows:

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the year ended December 31, 2021.

F-24

On February 8, 2021, the Company’s Board of Directors approved the designation of the Series D Preferred Shares and the number of shares constituting such series, and the rights, powers, preferences, privileges and restrictions relating to such series. On March 27, 2021, the Company filed an amendment to its articles of incorporation to authorize 4,000 shares of a new Series D Preferred Stock with a par value of $0.001 each. All Series D Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. Each Series D Preferred Share shall have voting rights equal to 10,000 shares of Common Stock, adjustable at any recapitalization of the Company’s stock. In the event of a liquidation event, whether voluntary or involuntary, each holder shall have a liquidation preference on a per-share amount equal to the par value of such holder’s Series D Preferred Shares. The holders shall not be entitled to receive distributions made or dividends paid to the Company’s other stockholders. Except as otherwise required by law, for as long as any Series D Preferred Shares remain outstanding, the Company shall have the option to redeem any outstanding share of Series D Preferred Shares at any time for a purchase price of par value per share of Series D Preferred Shares (“Price per Share”). Should the Company desire to purchase Series D Preferred Shares, the Company shall provide the Holder with written notice and a check or cash in an amount equal to the number of shares of Series D Preferred Shares being purchased multiplied by the Price per Share. The shares of Series D Preferred Shares so purchased shall be deemed automatically cancelled and the Holder shall return the certificates for such share to the Corporation. On or around March 27, 2021, the Company issued Mr. Alfonsi, Mr. Ferro, and Mr. Teeple Series D Preferred Stock in the amount of 600 shares each and to COO Philip Scala in the amount of 150 shares, collectively representing 19,500,000 voting shares.

On February 22, 2021, the Company entered into a material definitive agreement with its wholly owned subsidiary, Radical Tactical, LLC, a Nevada limited liability company and Imbibe Health Solutions, LLC, a Delaware limited liability company (“Imbibe”), pursuant to which Imbibe agreed to sell certain of its assets to Radical Tactical. The assets to be purchased (“Assets”) include the intellectual property rights, including trademarks, logos, know how, formulations, productions procedures, copyrights, social media accounts, domain names and marketing materials relating to its branded products containing CBD, including a muscle and joint salve, unscented fizzy bath soak, CALM massage oil, Me x 3 Metabolic Energy (energy and dietary supplement), and Muscle, Joints & Back CBD Cryo Gel; inventory; and goodwill. In exchange for the Assets, the Company has agreed to pay Imbibe Sixty-Five Thousand Dollars ($65,000) in the form of shares of common stock of the Company (with standard restricted legend, the “Shares”) at a price per share equal to the average price of the common stock of the Company during the ten (10) consecutive trading days immediately preceding the closing.

On March 11, 2021, Company entered into an Asset Acquisition Agreement, which was fully executed on March 17, 2021, with multiple sellers (each, a “Seller” and, collectively, the “Sellers”), pursuant to which the Sellers agreed to sell certain assets to Company, and to transfer such assets to Botanical Biotech, LLC, a newly-formed, wholly-owned subsidiary of the Company (“Transferee” or “BB”). The assets purchased (“BB Assets”) include certain materials and manufacturing equipment; goodwill associated therewith; and marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other person or entity in respect of any of the foregoing and all other promotional properties, in each case primarily used, developed or acquired by the Sellers for use in connection with the ownership and operation of the BB Assets. In exchange for the BB Assets, the Company originally agreed to pay the Sellers the fair value of the BB Assets, as determined by a neutral third-party appraiser selected by the Company and Sellers. Notwithstanding the foregoing, the parties have agreed that, in lieu of engaging a third-party evaluator, the Company will pay the Seller a maximum of $355,056.78, payable half in the form of cash or cash equivalent and half in the form of restricted shares of common stock of the Company (the “Shares”) at a price per Share equal to the average closing price of the common stock of the Company during the ten (10) consecutive trading days immediately preceding the closing. The Company has agreed to indemnify the Sellers for certain breaches of covenants, representations and warranties and for claims relating to the BB Assets following closing.

The Board of Directors had previously designed a Preferred Series C share designation and included that issuance in the Employment Agreements of CEO Marco Alfonsi, CFO, Stanley L. Teeple, and Pure Health Products LLC President Pasquale Ferro in the amount of 200 shares each. Previously the Board had released the issuance of 100 of those shares. The Company released the remaining 100 shares granted under those agreements on March 23, 2021. Out of the 200 each authorized, 50 have been issued to each employee.

In January 1, 2021, the Company issued a convertible promissory note to KORR Acquisition Group, Inc. in the principal amount of $175,000 for consulting services provided. The note had a maturity of one year and accrued interest at a rate of 6% per annum. On or around March 26, the Company paid the note in full. KORR used the proceeds from the Note and re-invested it through the Company’s Regulation A offering.

F-25

Can B̅ Corp. and Subsidiaries

Consolidated Balance Sheets

	(Unaudited)
	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$190,529	$457,798
Accounts receivable, less allowance for doubtful accounts of $533,300 and $485,848, respectively	3,129,265	2,003,064
Inventory	861,294	344,954
Note receivable	2,898	2,898
Operating lease right-of-use-asset - current	671,954	35,790
Prepaid expenses	324,097	1,209,126
Total current assets	5,180,037	4,053,630

Property and equipment, net	7,338,685	994,979

Other assets:
Deposits	23,287	21,287
Intangible assets, net	702,873	523,009
Goodwill	55,849	55,849
Operating lease right-of-use-asset - noncurrent	1,298,500	22,384
Other noncurrent assets	13,082	20,315
Total other assets	2,093,591	642,844

Total assets	$14,612,313	$5,691,453

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$658,084	$153,640
Accrued expenses	1,907,726	200,495
Due to related party	320,000	-
Notes and loans payable, net	4,147,639	1,827,531
Operating lease liability - current	812,174	43,506
Total current liabilities	7,845,623	2,225,172

Long-term liabilities:
Notes and loans payable, net	-	194,940
Operating lease liability - noncurrent	1,160,915	15,492
Total long-term liabilities	1,160,915	210,432

Total liabilities	$9,006,538	$2,435,604

Commitments and contingencies (Note 13)

Stockholders’ equity:
Preferred stock, authorized 5,000,000 shares:
Series A Preferred stock, no par value: 20 shares authorized, issued and outstanding	5,539,174	5,539,174
Series B Preferred stock, $0.001 par value: 500,000 shares authorized, 0 issued and outstanding	-	-
Series C Preferred stock, $0.001 par value: 2,000 shares authorized, 50 issued and outstanding	-	-
Series D Preferred stock, $0.001 par value: 4,000 shares authorized, 1,950 issued and outstanding	2	-
Common stock, no par value; 1,500,000,000 shares authorized, 27,132,807 and 5,544,590 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	35,952,327	26,111,978
Treasury stock	(572,678)	(572,678)
Additional paid-in capital	3,225,461	2,563,399
Accumulated deficit	(38,538,511)	(30,386,024)
Total stockholders’ equity	5,605,775	3,255,849

Total liabilities and stockholders’ equity	$14,612,313	$5,691,453

See notes to consolidated financial statements

F-26

Can B̅ Corp. and Subsidiaries

Consolidated Statement of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues
Product sales	$1,749,435	$459,196	$2,355,231	$1,233,287
Service revenue	160,937	300	263,847	1,000
Total revenues	1,910,372	459,496	2,619,078	1,234,287
Cost of revenues	540,886	70,381	876,293	239,975
Gross profit	1,369,486	389,115	1,742,785	994,312

Operating expenses	3,893,685	1,161,751	8,645,362	3,998,414

Loss from operations	(2,524,199)	(772,636)	(6,902,577)	(3,004,102)

Other income (expense):
Other income	-	204	2,935	645
Gain on debt extinguishment	-	-	196,889	-
Interest expense	(707,855)	(468,799)	(1,448,650)	(551,581)
Other (expense) income	(647)	10,000	-	(40,000)
Other expense	(708,502)	(458,595)	(1,248,826)	(590,936)

Loss before provision for income taxes	(3,232,701)	(1,231,231)	(8,151,403)	(3,595,038)

Provision for (benefit from) income taxes	(85)	1,945	1,084	3,170

Net loss	$(3,232,616)	$(1,233,176)	$(8,152,487)	$(3,598,208)

Loss per share - basic and diluted	$(0.11)	$(0.37)	$(0.36)	$(1.16)
Weighted average shares outstanding - basic and diluted	30,025,766	3,376,610	22,667,619	3,091,866

See notes to consolidated financial statements

F-27

Can B̅ Corp. and Subsidiaries

Consolidated Statement of Stockholders’ Equity

Three Months Ended September 30, 2021 and 2020

	Series A		Series B		Series C		Series D						Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Treasury Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Three months ended September 30, 2021

Balance, July 1, 2021	20	$5,539,174	-	$-	50	$-	1,950	$2	16,943,011	$30,070,447	543,715	$(572,678)	$3,225,461	$(35,305,895)	$2,956,511

Issuance of common stock for services rendered	-	-	-	-	-	-	-	-	1,035,011	568,776	-	-	-	-	568,776

Issuance of common stock for asset acquisitions	-	-	-	-	-	-	-	-	5,181,999	3,212,840	-	-	-	-	3,212,840

Sale of common stock	-	-	-	-	-	-	-	-	3,591,540	1,960,001	-	-	-	-	1,960,001

Issuance of common stock in lieu of interest payment	-	-	-	-	-	-	-	-	381,247	140,263	-	-	-	-	140,263

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,232,616)	(3,232,616)

Balance, September 30, 2021	20	$5,539,174	0	$-	50	$-	1,950	$2	27,132,808	$35,952,327	543,715	$(572,678)	$3,225,461	$(38,538,511)	$5,605,775

Three months ended September 30, 2020

Balance, July 1, 2020	20	$5,539,174	-	$-	-	$-	-	$-	3,421,338	$24,056,211	-	$-	$1,075,176	$(25,726,255)	$4,944,306

Issuance of common stock for services rendered	-	-	-	-	-	-	-	-	245,000	85,444	-	-	-	-	85,444

Issuance of common stock in lieu of interest payment	-	-	-	-	-	-	-	-	185,000	77,775	-	-	-	-	77,775

Issuance of common stock for inventory	-	-	-	-	-	-	-	-	478,715	491,979	-	-	-	-	491,979

Treasury stock acquired	-	-	-	-	-	-	-	-	(543,715)	-	543,715	(560,000)			(560,000)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,233,176)	(1,233,176)

Balance, September 30, 2020	20	$5,539,174	-	$-	-	$-	-	$-	3,786,338	$24,711,409	543,715	$(560,000)	$1,075,176	$(26,959,431)	$3,806,328

Nine Months Ended September 30, 2021 and 2020

	Series A		Series B		Series C		Series D						Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Treasury Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Nine months ended September 30, 2021

Balance, January 1, 2021	20	$5,539,174	-	$-	-	$-	-	$-	5,544,590	$26,111,978	543,715	$(572,678)	$2,563,399	$(30,386,024)	$3,255,849

Issuance of preferred stock	-	-	-	-	50	-	1,950	2	-	-	-	-	-	-	2

Conversion of Series C Preferred stock to Common stock	-	-	-	-	-	-	-	-	3,750,000	-	-	-	-	-	-

Sale of common stock	-	-	-	-	-	-	-	-	9,323,540	4,826,001	-	-	-	-	4,826,001

Issuance of common stock in lieu of note repayments	-	-	-	-	-	-	-	-	1,155,250	537,748	-	-	-	-	537,748

Issuance of common stock for services rendered	-	-	-	-	-	-	-	-	1,441,125	985,824	-	-	-	-	985,824

Issuance of common stock for asset acquisitions	-	-	-	-	-	-	-	-	5,537,056	3,350,513	-	-	-	-	3,350,513

Issuance of common stock warrants and commitment shares in connection with convertible promissory note	-	-	-	-	-	-	-	-	-	-	-	-	662,062	-	662,062

Issuance of common stock in lieu of interest payment	-	-	-	-	-	-	-	-	381,247	140,263	-	-	-	-	140,263

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(8,152,487)	(8,152,487)

Balance, September 30, 2021	20	$5,539,174	0	$-	50	$-	1,950	$2	27,132,808	$35,952,327	543,715	$(572,678)	$3,225,461	$(38,538,511)	$5,605,775

Nine months ended September 30, 2020

Balance, January 1, 2020	20	$5,539,174	-	$-	-	$-	-	$-	2,680,937	$23,113,077	-	$-	$1,075,176	$(23,361,223)	$6,366,204

Issuance of common stock for services rendered	-	-	-	-	-	-	-	-	435,888	401,059	-	-	-	-	401,059

Issuance of common stock - reverse stock split rounding	-	-	-	-	-	-	-	-	2,460	-	-	-	-	-	-

Issuance of common stock pursuant to FirstFire note agreement	-	-	-	-	-	-	-	-	119,508	295,780	-	-	-	-	295,780

Issuance of common stock presuant to note agreements	-	-	-	-	-	-	-	-	162,545	88,927	-	-	-	-	88,927

Issuance of common stock for acqusition of intangible assets	-	-	-	-	-	-	-	-	235,000	201,187	-	-	-	-	201,187

Issuance of common stock for compensation	-	-	-	-	-	-	-	-	30,000	41,625	-	-	-	-	41,625

Issuance of common stock in lieu of interest payment	-	-	-	-	-	-	-	-	185,000	77,775	-	-	-	-	77,775

Issuance of common stock for inventory	-	-	-	-	-	-	-	-	478,715	491,979	-	-	-	-	491,979

Treasury stock acquired	-	-	-	-	-	-	-	-	(543,715)	-	543,715	(560,000)			(560,000)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,598,208)	(3,598,208)

Balance, September 30, 2020	20	$5,539,174	-	$-	-	$-	-	$-	3,786,338	$24,711,409	543,715	$(560,000)	$1,075,176	$(26,959,431)	$3,806,328

See notes to consolidated financial statements

F-28

Can B̅ Corp. and Subsidiaries

Consolidated Statement of Cash Flows

	Nine Months Ended
	September 30,
	2021	2020
Operating activities:
Net loss	$(8,152,487)	$(3,598,208)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	-	1,373,763
Depreciation	141,961	92,999
Amortization of intangible assets	135,339	446,556
Amortization of original-issue-discounts	1,168,918	141,404
Bad debt expense	47,452	202,137
Forgiveness of PPP loan	(194,940)	-
Stock-based interest expense	140,263	390,430
Changes in operating assets and liabilities:
Accounts receivable	(1,173,653)	(690,675)
Inventory	(516,340)	362,348
Prepaid expenses	885,029	(15,990)
Deposits	(2,000)	-
Other noncurrent assets	7,233	33,714
Operating lease right-of-use asset	1,811	565
Accounts payable	1,490,268	221,161
Accrued expenses	(42,769)	164,512
Net cash used in operating activities	(6,063,915)	(875,284)

Investing activities:
Note receivable	-	1,481
Purchase of property and equipment	(472,827)	(43,616)
Purchase of intangible assets	(177,530)	-
Net cash used in investing activities	(650,357)	(42,135)

Financing activities:
Proceeds received from notes and loans payable	1,525,000	1,667,840
Proceeds from issuance of Series D Preferred Stock	2	-
Proceeds from sale of common stock	4,826,001	-
Repayments of notes and loans payable	(224,000)	(90,000)
Deferred financing costs	-	(101,455)
Proceeds received from related parties	320,000	-
Acquisition of treasury stock	-	(560,000)
Net cash provided by financing activities	6,447,003	916,385

Decrease in cash and cash equivalents	(267,269)	(1,034)
Cash and cash equivalents, beginning of period	457,798	46,540
Cash and cash equivalents, end of period	$190,529	$45,506

Supplemental Cash Flow Information:
Income taxes paid	$1,084	$3,170
Interest paid	$4,000	$19,746
Non-cash Investing and Financing Activities:
Issuance of common stock in lieu of repayments of notes payable	$537,748	$462,482
Amortization of prepaid issuance of common stock for services rendered	$-	$931,079
Issuance of common stock in asset acquisitions	$3,350,513	$201,187
Issuance of common stock for services rendered	$985,824	$-
Issuance of common stock warrants and commitment shares in connection with convertible promissory note	$662,062	$-
Issuance of common stock for inventory	$-	$491,980

See notes to consolidated financial statements

F-29

Note 1 – Organization and Description of Business

Can B̅ Corp. was originally incorporated as WrapMail, Inc. (“WRAP”) in Florida on October 11, 2005. On May 15, 2017, WRAP changed its name to Canbiola, Inc. On January 16, 2020 Canbiola, Inc. changed its name to Can B̅ Corp. (the “Company”, “we”, “us”, “our”, “CANB”, “Can B̅” or “Registrant”).

The Company acquired 100% of the membership interests in Pure Health Products, LLC, a New York limited liability company (“PHP” or “Pure Health Products”) effective December 28, 2018. The Company runs it manufacturing operations through PHP and holds and sells several of its brands through PHP as well. The Company’s durable equipment products, such as sam® units with and without CBD infused pads, are marketed and sold through its wholly-owned subsidiaries, Duramed Inc. (incorporated on November 29, 2018) and Duramed MI LLC (fka DuramedNJ, LLC) (incorporated on May 29, 2019) (collectively, “Duramed”). Duramed began operating on or about February 1, 2019. Most of the Company’s consumer products include hemp derived cannabidiol (“CBD”); however, the Company has just recently begun extracting cannabinol (“CBN”) and cannabigerol (“CBG”) for wholesale to third-parties looking to incorporate such compounds into their products through its wholly owned subsidiaries, Botanical Biotech, LLC (incorporated March 10, 2021), TN Botanicals, LLC and CO Botanicals LLC (both incorporated in August 2021). These three subsidiaries have also begun synthesizing Delta-8 and Delta-10 from hemp. Delta-8 and Delta-10 can produce similar, though less potent, effects as delta-9 (commonly referred to as THC); however, the legality of hemp derived Delta-8 and Delta-10 are in a gray area and considered a potential loophole at this point due to the 2018 hemp bill. The Company’s other subsidiaries did not have operations during the nine months ended September 30, 2021.

The Company is in the business of promoting health and wellness through its development, manufacture and sale of products containing cannabinoids derived from hemp biomass and the licensing of durable medical devises. Can B̅’s products include oils, creams, moisturizers, isolate, gel caps, spa products, and concentrates and lifestyle products. Can B̅ develops its own line of proprietary products as well seeks synergistic value through acquisitions in the hemp industry. Can B̅ aims to be the premier provider of the highest quality hemp derived products on the market through sourcing the best raw material and offering a variety of products we believe will improve people’s lives in a variety of areas.

Note 2 – Liquidity

The consolidated financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in a normal course of business. As of September 30, 2021, the Company had cash and cash equivalents of $190,529 and negative working capital of $2,665,586. For the periods ended September 30, 2021 and 2020, the Company had incurred losses of $8,152,487 and $3,598,208, respectively. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company plans to improve its financial condition by raising capital through the sale of shares of its common stock. Also, the Company plans to expand its operation of CBD products to increase its profitability. The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Financial Statement Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, and with the rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Accordingly, these interim consolidated financial statements do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of the management of the Company, as defined below, these unaudited consolidated financial statements include all adjustments necessary to present fairly the information set forth therein. Results for interim periods are not necessarily indicative of results to be expected for a full year.

The consolidated balance sheet information as of December 31, 2020 was derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (“2020 Form 10-K”). The interim consolidated financial statements contained herein should be read in conjunction with the 2020 Form 10-K.

F-30

Principles of Consolidation

The unaudited consolidated financial statements contained herein include the accounts of Can B Corp. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Covid-19

Commencing in December 2019, the novel strain of coronavirus (“COVID-19”) began spreading throughout the world, including the first outbreak in the US in February 2020. On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. COVID-19 has disrupted and continues to significantly disrupt local, regional, and global economies and businesses. The COVID-19 outbreak is disrupting supply chains and affecting production and sales across a range of industries. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on the Company’s customers, employees and vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact the Company’s financial condition and/or results of operations is uncertain.

In response to COVID-19, the Company put into place certain restrictions, requirements and guidelines to protect the health of its employees and clients, including requiring that certain conditions be met before employees return to the Company’s offices. Also, to protect the health and safety of its employees, the Company’s daily execution has evolved into a largely virtual model. The Company plans to continue to monitor the current environment and may take further actions that may be required by federal, state or local authorities or that it determines to be in the interests of its employees, customers, and partners.

Management Estimates

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses in those financial statements. Certain significant accounting policies that contain subjective management estimates and assumptions include those related to revenue recognition, inventory, goodwill, intangible assets and other long-lived assets, income taxes and deferred taxes. Descriptions of these policies are discussed in the Company’s 2020 Form 10-K. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and adjusts when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from those estimates and assumptions. Significant changes, if any, in those estimates resulting from continuing changes in the economic environment will be reflected in the consolidated financial statements in future periods.

Significant Accounting Policies

The Company’s significant accounting policies are described in “Note 3: Summary of Significant Accounting Policies” of our 2020 Form 10-K.

Recently Adopted Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued the following accounting pronouncement which became effective for the Company in 2021, and which did not have a material impact on its condensed consolidated financial statements:

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which modifies ASC 740 to simplify the accounting for income taxes. ASU 2019-12 addresses the accounting for hybrid tax regimes, tax basis step-up in goodwill obtained in a transaction that is not a business combination, separate financial statements of legal entities not subject to tax, intraperiod tax allocation exception to incremental approach, ownership changes in investments - changes from a subsidiary to an equity method investment, ownership changes in investments - changes from an equity method investment to a subsidiary, interim period accounting for enacted changes in tax law and year-to-date loss limitation in interim period tax accounting.

F-31

Segment reporting

As of September 30, 2021, the Company reports operating results and financial data in one operating and reportable segment. The Chief Executive Officer, who is the chief operating decision maker, manages the Company as a single profit center in order to promote collaboration, provide comprehensive service offerings across the entire customer base, and provide incentives to employees based on the success of the organization as a whole. Although certain information regarding selected products or services is discussed for purposes of promoting an understanding of the Company’s business, the chief operating decision maker manages the Company and allocates resources at the consolidated level.

Reclassifications

Certain amounts in the prior year consolidated financial statements have been reclassified to conform to the current year presentation. These reclassification adjustments had no effect on the Company’s previously reported net loss.

Note 4 – Asset Acquisitions

Botanical Biotech Asset Acquisition

On March 11, 2021, Company entered into an Asset Acquisition Agreement, which was fully executed on March 17, 2021, with multiple sellers (each, a “Seller” and, collectively, the “Sellers”), pursuant to which the Sellers agreed to sell certain assets to Company, and to transfer such assets to Botanical Biotech, LLC, a newly-formed, wholly-owned subsidiary of the Company (“Transferee” or “BB”). The assets purchased (“BB Assets”) include certain materials and manufacturing equipment, marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other person or entity in respect of any of the foregoing and all other promotional properties, in each case primarily used, developed or acquired by the Sellers for use in connection with the ownership and operation of the BB Assets. In exchange for the BB Assets the Company will pay the Seller a maximum of $355,057, payable half in the form of cash or cash equivalent and half in the form of restricted shares of common stock of the Company (the “Shares”) at a price per Share equal to the average closing price of the common stock of the Company during the ten (10) consecutive trading days immediately preceding the closing. The Company has agreed to indemnify the Sellers for certain breaches of covenants, representations and warranties and for claims relating to the BB Assets following closing.

In conjunction with the BB asset acquisition, the Company entered into employment agreements with two sellers.

The Company and BB entered into an employment agreement with Lebsock dated March 11, 2021 (the “Lebsock Agreement”) pursuant to which Lebsock will serve as the President of BB for a term of three (3) years. The term of the Lebsock Agreement will automatically renew for an additional 3-year term unless other terminated by either party. Lebsock will receive a base salary equal to $120,000 per year, subject to an annual increase of not less than 3% on each anniversary of the Lebsock Agreement during the term. The Company also agreed to issue a stock bonus to Lebsock in accordance with the Company’s Incentive Stock Option Plan (“ISOP”) in an amount of $100,000, and to pay Lebsock a defined percentage of the EBITDA for BB each calendar quarter (“Profit Split”) according to a mutually agreed performance target (“Target”). EBITDA is defined as the earnings before interest, depreciation, taxes, depreciation, and amortization and will be paid as reported by the Company’s accountant and as reviewed by the Company’s auditor. It will be accumulative on a quarter-to-quarter basis, meaning if one quarter has a negative EBITDA, it would be offset against the following quarter’s positive EBITDA distribution. Lebsock has the option to accept the Profit Split in either direct cash payment or Shares, or any combination, at Lebsock’s option. Shares would be valued at the prior 10-day closing price and issued under SEC Rule 144 restriction.

Effective March 16, 2021, BB entered into a Consulting Agreement (the “Schlosser Agreement”) with Schlosser pursuant to which Schlosser has agreed to provide consulting services to BB for a period of 3 months in exchange for compensation equal to $10,000 per month. Schlosser will also be entitled to reimbursement for certain work-related expenses. Pursuant to the Schlosser Agreement, Schlosser also agreed to assign to BB all inventions developed by Schlosser in connection with his services to BB. The Schlosser Agreement also contains certain non-compete and confidentiality provisions. Per the Acquisition Agreement, Schlosser was to receive an employment agreement similar to the Lebsock Agreement; however, BB and Schlosser elected to enter into the Schlosser Agreement instead.

CO Botanicals Asset Acquisition

On August 12, 2021, The Company and CO Botanicals LLC (“COB”), a newly-formed, wholly-owned subsidiary of the Company entered into an Equipment Acquisition Agreement (the “TWS Agreement”) with TWS Pharma, LLC, (“TWS Pharma”) and L7 TWS Pharma, LLC (“L7 TWS” and, collectively with TWS Pharma, “TWS”). Pursuant to the TWS Agreement, COB agreed to purchase certain equipment and other assets from TWS (the “TWS Assets”) for a total purchase price equal to $5,316,774, with $1,250,000 payable via a 12-month promissory note issued by the Company to TWS Pharma with 6% simple interest and monthly payments of $100,000 due per month (the “TWS Note”), and $4,066,774 payable in shares of the Company’s common stock valued at $0.62 per share (the “TWS Shares”); provided, however, that $1,750,000 of the TWS Shares will be withheld in escrow for a period of ninety (90) days from the closing date, which will be deducted from the purchase price should the Company discover any defects or misrepresentations. The first $500,000 of payments of the TWS Note will be secured by 1,000,000 shares of the Company’s common stock to be held in escrow.

F-32

TN Botanicals Asset Acquisition

On August 13, 2021 the Company and TN Botanicals LLC (“TNB”), a newly-formed, wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “MCB Agreement”) with Music City Botanicals, LLC, pursuant to which TNB agreed to purchase certain equipment, other assets, and intellectual property from MCB (the “MCB Assets”) for a total purchase price equal to $1,394,324, with $498,259 payable in cash and $896,065 payable in shares of the Company’s common stock valued at $0.62 per share (the “MCB Shares”).

Note 5 – Inventories

Inventories consist of:

	September 30,	December 31,
	2021	2020
Raw materials	$775,116	$294,522
Finished goods	86,178	50,432
Total	$861,294	$344,954

Note 6 – Property and Equipment

Property and equipment consist of:

	September 30,	December 31,
	2021	2020
Furniture and fixtures	$21,724	$21,727
Office equipment	12,378	12,378
Manufacturing equipment	6,849,314	397,230
Medical equipment	776,396	776,392
Leasehold improvements	26,902	26,902
Total	7,686,714	1,234,629
Accumulated depreciation	(348,029)	(239,650)
Net	$7,338,685	$994,979

Depreciation expense related to property and equipment was $140,961 and $92,999 for the nine month periods ending September 30, 2021 and 2020, respectively.

Note 7 – Goodwill and Intangible Assets

Intangible assets consist of:

	September 30,	December 31,
	2021	2020
Technology, IP and patents	$989,743	$674,240
Hemp processing registration	85,200	85,200
Total	1,074,943	759,440
Accumulated amortization	(372,070)	(236,431)
	$702,873	$523,009

Amortization expense was $135,339 and $446,556 for the nine months ended September 30, 2021 and 2020, respectively.

F-33

Amortization expense for the balance of 2021, and for each of the next five years and thereafter is estimated to be as follows:

Three months ended December 31, 2021	$24,278
Fiscal year 2022	97,112
Fiscal year 2023	97,112
Fiscal year 2024	97,112
Fiscal year 2025	86,966
Thereafter	300,293
$702,873

There was no goodwill activity during the nine months ended September 30, 2021 and 2020.

Note 8 – Notes and Loans Payable

Convertible Promissory Notes

In December 2020, the Company entered into a convertible promissory note (“ASOP Note I”) with Arena Special Opportunities Partners I, LP (“ASOP”). The principal balance of the note is $2,675,239 and it is to be utilized for working capital purposes. The note matures on January 31, 2022 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the ASOP convertible promissory note was issued with 3,426,280 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 3,426,280 shares of the Company’s common stock at an exercise price of $0.45 per share. The common stock purchase warrants issued to ASOP are considered derivatives, but satisfied the criteria for classification as equity instruments, and were bifurcated from the host contract - convertible promissory note and recorded in equity at their relative fair values with a corresponding debt discount recorded to ASOP Note I. Aggregate amortization of the original issue discount for the nine months ended September 30, 2021 and 2020 was approximately $760,000 and $0, respectively. The principal balance outstanding at September 30, 2021 was $2,286,792.

In December 2020, the Company entered into a convertible promissory note (“ASOF Note I”) with Arena Special Opportunities Fund, LP (“ASOF”). The principal balance of the note is $102,539 and it is to be utilized for working capital purposes. The note matures on January 31, 2022 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the ASOF convertible promissory note was issued with 131,325 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 131,325 shares of the Company’s common stock at an exercise price of $0.45 per share. The common stock purchase warrants issued to ASOF are considered derivatives, but satisfied the criteria for classification as equity instruments, and were bifurcated from the host contract - convertible promissory note and recorded in equity at their relative fair values with a corresponding debt discount recorded to ASOF Note I. Aggregate amortization of the original issue discount for the nine months ended September 30, 2021 and 2020 was approximately $31,000 and $0, respectively. The principal balance outstanding at September 30, 2021 was $87,773.

In May 2021, the Company entered into a convertible promissory note (“ASOP Note II”) with Arena Special Opportunities Partners I, LP. The principal balance of the note is $1,193,135 and it is to be utilized for working capital purposes. The note matures on January 31, 2022 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the ASOP convertible promissory note was issued with 1,529,670 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 1,529,670 shares of the Company’s common stock at an exercise price of $0.45 per share. The common stock purchase warrants issued to ASOP are considered derivatives, but satisfied the criteria for classification as equity instruments, and were bifurcated from the host contract - convertible promissory note and recorded in equity at their relative fair values with a corresponding debt discount recorded to ASOP Note II. Aggregate amortization of the original issue discount for the nine months ended September 30, 2021 and 2020 was approximately $277,000 and $0, respectively. The principal balance outstanding at September 30, 2021 was $1,073,250.

F-34

In May 2021, the Company entered into a convertible promissory note (“ASOF Note II”) with Arena Special Opportunities Fund, LP. The principal balance of the note is $306,865 and it is to be utilized for working capital purposes. The note matures on January 31, 2022 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the ASOP convertible promissory note was issued with 393,417 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 393,417 shares of the Company’s common stock at an exercise price of $0.45 per share. The common stock purchase warrants issued to ASOF are considered derivatives, but satisfied the criteria for classification as equity instruments, and were bifurcated from the host contract - convertible promissory note and recorded in equity at their relative fair values with a corresponding debt discount recorded to ASOF Note II. Aggregate amortization of the original issue discount for the nine months ended September 30, 2021 and 2020 was approximately $71,000 and $0, respectively. The principal balance outstanding at September 30, 2021 was $276,750.

PPP Loan

In 2020, the Company received a loan under the U.S. Small Business Administration’s Paycheck Protection Program established under the Coronavirus Aid Relief and Economic Security Act (“CARES act”) and related rules and regulations (the “PPP loan”) of $194,940.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of such loans after eight weeks, if the loan is used for eligible purposes, including to fund payroll costs, mortgage interest, rent and/or utility costs, and meet certain other requirements, including, the maintenance of employment and compensation levels. The Company plans to use the entire PPP Loan for qualifying expenses and expects to qualify for full or partial forgiveness under the program.

In May 2021, the Company received notice of forgiveness of the PPP loan in whole, including all accrued unpaid interest. In fiscal year 2021, the Company recorded the forgiveness of $194,940 of principal and $1,949 of accrued interest for a total of $196,889, which was included in gain on extinguishment of debt on the Consolidated Statements of Operations.

TWS Note

On August 12, 2021, pursuant to an Equipment Acquisition Agreement, the Company entered into a twelve-month promissory note of $1,250,000 with payments of $100,000 per month and interest at 6% (See Note 4). As of September 30, 2021, the total amount outstanding was $1,050,000.

Related Party Loan

In 2020, the Company entered into a loan payable to a director of the Company with a principal balance of $224,000. The loan bore interest at 12% per annum and was due in December 2020. The Company subsequently paid the loan in full in February 2021.

Note 9 – Stockholders’ Equity

Preferred Stock

Each share of Series A Preferred Stock is convertible into 33,334 shares of CANB common stock and is entitled to 66,666 votes. All Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. In the event of a Liquidation Event, whether voluntary or involuntary, each holder may elect (i) to receive, in preference to the holders of Common Stock, a one-time liquidation preference on a per-share amount equal to the per-share value of preferred shares on the issuance date, as recorded in the Company’s financial records, or (ii) to participate pari passu with the Common Stock on an as-converted basis. Subject to any adjustments, the Series A holders shall be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock on an as converted basis.

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Each share of Series B Preferred Stock has the first preference to dividends, distributions and payments upon liquidation, dissolution and winding-up of the Company, and is entitled to an accrued cumulative but not compounding dividend at the rate of 5% per annum whether or not declared. After six months of the issuance date, such share and any accrued but unpaid dividends can be converted into common stock at the conversion price which is the lower of (i) $0.0101; or (ii) the lower of the dollar volume weighted average price of CANB common stock on the trading day prior to the conversion day or the dollar volume weighted average price of CANB common stock on the conversion day. The shares of Series B Preferred Stock have no voting rights.

Each share of Series C Preferred Stock has preference to payment of dividends, if and when declared by the Company, compared to shares of our common stock. Each Preferred Series C share is convertible into 25,000 shares of common stock. The shares of Series C Preferred Stock have voting rights as if fully converted.

Each share of Series D Preferred Stock has 10,000 shares of voting rights only pari passu to common shares voting with no conversion rights and no equity participation. The Company can redeem Series D Preferred Stock at any time for par value.

On February 8, 2021, the Company’s Board of Directors approved the designation of the Series D Preferred Shares and the number of shares constituting such series, and the rights, powers, preferences, privileges and restrictions relating to such series. On March 27, 2021, the Company filed an amendment to its articles of incorporation to authorize 4,000 shares of a new Series D Preferred Stock with a par value of $0.001 each. All Series D Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. Each Series D Preferred Share shall have voting rights equal to 10,000 shares of Common Stock, adjustable at any recapitalization of the Company’s stock. In the event of a liquidation event, whether voluntary or involuntary, each holder shall have a liquidation preference on a per-share amount equal to the par value of such holder’s Series D Preferred Shares. The holders shall not be entitled to receive distributions made or dividends paid to the Company’s other stockholders. Except as otherwise required by law, for as long as any Series D Preferred Shares remain outstanding, the Company shall have the option to redeem any outstanding share of Series D Preferred Shares at any time for a purchase price of par value per share of Series D Preferred Shares (“Price per Share”). Should the Company desire to purchase Series D Preferred Shares, the Company shall provide the Holder with written notice and a check or cash in an amount equal to the number of shares of Series D Preferred Shares being purchased multiplied by the Price per Share. The shares of Series D Preferred Shares so purchased shall be deemed automatically cancelled and the Holder shall return the certificates for such share to the Corporation. On or around March 27, 2021, the Company issued Mr. Alfonsi, Mr. Ferro, and Mr. Teeple Series D Preferred Stock in the amount of 600 shares each and to COO Philip Scala in the amount of 150 shares, collectively representing 19,500,000 voting shares.

Common Stock

For the nine months ended September 30, 2021, the Company issued an aggregate of 9,323,540 shares of Common Stock under its Offering Statement on Form 1-A (File No. 024-11233) (the “Regulation A Offering”).

In addition, for the nine months ended September 30, 2021, the Company issued an aggregate of 5,537,056, 1,441,125, and 1,536,497 of Common Stock for asset acquisitions, services rendered, and in lieu of note and interest repayments, respectively.

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Note 10 – Stock Options

A summary of stock options activity for the nine months ended September 30, 2021 is as follows:

	Option Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Outstanding, January 1, 2021	1,197,199	$0.36	4.17
Granted	561,920	$0.46	4.57
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Outstanding, September 30, 2021	1,759,119	$0.39	4.27

	Option Shares	Weighted Average Grant-Date Fair Value
Non-vested options, January 1, 2021	1,197,199	$0.35
Granted	561,920	$0.46
Vested	-	-
Forfeited	-	-
Non-vested options, September 30, 2021	$1,759,119	$0.36

Note 11 – Income Taxes

The Company’s income tax provisions for the nine and three months ended September 30, 2021 and 2020 reflect the Company’s estimates of the effective rates expected to be applicable for the respective full years, adjusted for any discrete events, which are recorded in the period that they occur. These estimates are reevaluated each quarter based on the Company’s estimated tax expense for the full year. The estimated effective tax rate includes the impact of valuation allowances in various jurisdictions.

Note 12 – Related Party Transactions

For the nine months ended September 30, 2021 and 2020, the Company paid fees to a service provider that is a relative of a director for professional services in the amount of $9,900 and $54,500, respectively.

As of September 30, 2021, the Company has amounts due to a related party of $320,000 which are expected to be repaid in the next twelve months.

Note 13 – Commitments and Contingencies

Employment Agreements

On December 28, 2020, the Company entered into new three-year Employment Agreements with CEO Marco Alfonsi, CFO Stanley Teeple, and Pure Health Products LLC Pasquale Ferro. Under these agreements, they are to receive a i) base salary of fifteen thousand dollars ($15,000.00) per month, ii) is eligible to receive cash and or stock bonuses, iii) shall receive a stock bonus in accordance with the Company’s Incentive Stock Option Plan (“ISOP”) in an amount of one-hundred thousand dollars ($100,000) per year of the Agreement, iv) 200 shares of the Company’s Series C Preferred stock, v) usual and customary benefits including expense reimbursement, health and life insurance plan reimbursements and allowances. Phil Scala. Interim COO also received a similar agreement with a base compensation of fifty-two thousand annually, $100,000 in ISO, and 20 Preferred C shares.

Consulting Agreements

On July 15, 2020, we engaged an advisor to provide consulting services under an Investor Relations and Advisory Agreement (the “Advisory Agreement”). Pursuant to the Advisory Agreement, we agreed to pay the Consulting Firm a restricted common stock monthly fee of $5,000 per month for the initial 3 months., $6,250 per month for months 4-6., $7,500 per month for month 7 and after. At CANB’s option, the monthly fee may be payable in part or in whole in cash. Monthly Fee, such amount shall be paid via issuance of restricted common shares of CANB. The shares are to be issued in the name of Tysadco Partners. The number of common shares earned each month shall be calculated and issued on a quarterly basis prior to each 90-day period and based on the value at the closing price on the last day of the preceding period. All common shares earned by the Consultant pursuant to this Agreement shall be issued by CANB on a quarterly basis.

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Lease Agreements

We determine if a contract contains a lease at inception. Our material operating leases are utilized for office space, processing and storage. Our leases generally have remaining terms of 1-3 years. Generally, the lease term is the minimum of the noncancelable period of the lease or the lease term inclusive of reasonably certain renewal periods.

Operating lease assets and liabilities are recognized at the lease commencement date. Operating lease liabilities represent the present value of lease payments not yet paid. Operating lease assets represent our right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepayments or accrued lease payments, initial direct costs, lease incentives, and impairment of operating lease assets. To determine the present value of lease payments not yet paid, we estimate incremental secured borrowing rates corresponding to the maturities of the leases. Our leases typically contain rent escalations over the lease term. We recognize expense for these leases on a straight-line basis over the lease term.

The Company leases office space in numerous medical facilities offices under month-to-month agreements.

Rent expense for the nine months ended September 30, 2021 and 2020 was $492,919 and $193,069, respectively.

At September 30, 2021, the future minimum lease payments under non-cancellable operating leases were:

Three months ended December 31, 2021	$181,725
Fiscal year 2022	655,885
Fiscal year 2023	701,839
Fiscal year 2024	433,640
$1,973,089

Note 14 – Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the condensed consolidated financial statements are issued and as of that date, except as reported below, there were no subsequent events that required adjustment or disclosure in the consolidated financial statements.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

Can B̅ Corp. was originally incorporated as WrapMail, Inc. in Florida on October 11, 2005. On May 15, 2017, WRAP changed its name to Canbiola, Inc. On January 16, 2020 Canbiola, Inc. changed its name to Can B̅ Corp.

The Company acquired 100% of the membership interests in Pure Health Products, LLC, a New York limited liability company (“PHP” or “Pure Health Products”) effective December 28, 2018. The Company runs it manufacturing operations through PHP and holds and sells several of its brands through PHP as well. The Company’s durable equipment products, such as sam® units with and without CBD infused pads, are marketed and sold through its wholly-owned subsidiaries, Duramed Inc. (incorporated on November 29, 2018) and Duramed MI LLC (fka DuramedNJ, LLC) (incorporated on May 29, 2019) (collectively, “Duramed”). Duramed began operating on or about February 1, 2019. Most of the Company’s consumer products include hemp derived cannabidiol (“CBD”); however, the Company has just recently begun extracting cannabinol (“CBN”) and cannabigerol (“CBG”) for wholesale to third-parties looking to incorporate such compounds into their products through its wholly owned subsidiaries, Botanical Biotech, LLC (incorporated March 10, 2021) and TN Botanicals LLC and CO Botanicals LLC (both incorporated in August 2021). The three subsidiaries have also begun synthesizing delta-8 and delta-10 from hemp. delta-8 can produce similar, though less potent, effects as delta-9 (commonly referred to as THC. The Company’s other subsidiaries did not have operations during the nine months ended September 30, 2021.

The Company is in the business of promoting health and wellness through its development, manufacture and sale of products containing cannabinoids derived from hemp biomass and the licensing of durable medical devises. Can B̅’s products include oils, creams, moisturizers, isolate, gel caps, spa products, and concentrates and lifestyle products. Can B̅ develops its own line of proprietary products as well seeks synergistic value through acquisitions in the hemp industry. Can B̅ aims to be the premier provider of the highest quality hemp derived products on the market through sourcing the best raw material and offering a variety of products we believe will improve people’s lives in a variety of areas.

The consolidated financial statements include the accounts of CANB and its operational wholly owned subsidiaries.

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Results of Operations for Fiscal Year Ended December 31, 2020

Year Ended December 31, 2020 compared with Year Ended December 31, 2019:

Revenues decreased $595,834 from $2,305,503 in 2019 to $1,709,669 in 2020. The decrease was due to the COVID-19 pandemic. Essentially, nationally elective surgeries were curtailed in favor of emergency use of all operating rooms and facilities, which dramatically curtailed the use of our ultrasound device associated with patient recovery. Additionally, distributor and medical office sales of our main-line CBD products such as tinctures and salves, were diminished due to closing and limited access to medical office facilities, again directly tied to the COVID pandemic.

Cost of product sales decreased $320,522 from $598,584 in 2019 to $278,062 in 2020 due to an oversupply of Hemp and CBD biomass in the market.

Officers and director’s compensation and payroll taxes decreased $561,998 from $2,639,711 in 2019 to $2,077,713 in 2020. The 2020 expense amount ($2,077,713) includes additional stock-based compensation of ($1,589,224) pursuant to their respective employment agreements and related payroll taxes ($33,705). The 2019 expense amount ($2,639,711) includes additional stock-based compensation of ($1,587,060) pursuant to their respective employment agreements and related payroll taxes ($39,962).

Consulting fees decreased $2,236,267 from $3,014,329 in 2019 to $778,062 in 2020. The 2020 expense amount ($778,062) includes stock-based compensation of ($669,956), resulting from stock issued for the service of consultants. The 2019 expense amount ($3,014,329) includes stock-based compensation of ($2,831,232), resulting from stock issued for the service of consultants.

Advertising expense increased $186,481 from $333,441 in 2019 to $519,922 in 2020.

Hosting expense increased $9,747 from $13,034 in 2019 to $22,781 in 2020.

Rent expense decreased $12,178 from $246,968 in 2019 to $234,790 in 2020.

Professional fees increased $245,772 from $287,441 in 2019 to $533,213 in 2020.

Depreciation of property and equipment increased $3,848 from $12,627 in 2019 to $16,475 in 2020.

Amortization of intangible assets increased $516,817 from $142,093 in 2019 to $658,910 in 2020.

Reimbursed expenses decreased $154,867 from $242,585 in 2019 to $87,718 in 2020.

Other operating expenses increased $209,334 from $667,097 in 2019 to $876,431 in 2020. The increase was due largely to higher commission fees, supplies expense and office expense in 2020 compared to 2019.

Net loss decreased $184,249 from $5,900,760 in 2019 to $5,716,511 in 2020. The increase was due to the $1,793,311 decrease in total operating expenses offset by the $1,332,530 increase in other expense – net, the $1,220 increase in provision for income taxes and the $275,312 decrease in gross profit.

Results of Operations for Fiscal Quarter Ended September 30, 2021

Three months ended September 30, 2021 compared to three months ended September 30, 2020.

Revenues increased $1,450,876 from $459,496 in 2020 to $1,910,372 in 2021. The increase was due to the resumption of elective surgeries in 2021 which were temporarily paused through Q2 of 2020 due to the impact of the COVID-19 outbreak. Medical durable equipment utilized in elective surgeries is the Company’s primary medical device revenue. In addition, the increase was related to operations of the Company’s delta-8 synthesizing business which began in March 2021 as well as revenues from the Company’s initial operations in Tennessee.

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Cost of product sales increased $470,505 from $70,381 in 2020 to $540,886 in 2021 due to the increase in sales caused by increase in elective surgeries.

Operating expenses increased $2,731,934 from $1,161,751 in 2020 to $3,893,685 in 2021 as a direct result of professional fees incurred and attributable to the Company’s asset acquisitions and Regulation A offering.

Net loss increased $1,999,440 from $1,233,176 in 2020 to $3,232,616 in 2021. The increase was due to the $2,731,934 increase in total operating expenses net of the $980,371 increase in gross profit.

Nine months ended September 30, 2021 compared to nine months ended September 30, 2020.

Revenues increased $1,384,791 from $1,234,287 in 2020 to $2,619,078 in 2021. The increase was due to the resumption of elective surgeries in 2021 which were temporarily paused through Q2 of 2020 due to the impact of the COVID-19 outbreak. Medical durable equipment utilized in elective surgeries is the Company’s primary medical device revenue. In addition, the increase was related to operations of the Company’s delta-8 synthesizing business which began in March 2021 as well as revenues from the Company’s initial operations in Tennessee.

Cost of product sales increased $636,318 from $239,975 in 2020 to $876,293 in 2021 due to increase of inventory pricing in 2021 as well as operations of the Company’s delta-8 synthesizing business which began in March 2021.

Operating expenses increased $4,646,948 from $3,998,414 in 2020 to $8,645,362 in 2021 as a direct result of professional fees incurred and attributable to the Company’s asset acquisitions and Regulation A offering.

Net loss increased $4,554,279 from $3,598,208 in 2020 to $8,152,487 in 2021. The increase was due to the $4,646,948 increase in total operating expenses net of the $748,473 increase in gross profit period over period.

Liquidity and Capital Resources for Fiscal Year Ended December 31, 2020

At December 31, 2020, the Company had cash and cash equivalents of $457,798 and a working capital of $1,792,668. Cash and cash equivalents increased $411,258 from $46,540 at December 31, 2019 to $457,798 at December 31, 2020. For the year ended December 31, 2020, $2,383,598 was provided by financing activities, $1,947,091 was used in operating activities, and $25,249 was used in investing activities.

It is anticipated that Green Grow will again begin operations later in 2022 as Pure Health Products revenue increases and the need for additional isolate is present. Today, the available oversupply of isolate makes it cheaper to buy quality product at the market than to grow, harvest, and extract from scratch. Duramed, Inc. is beginning to show improvements in office utilization of its ultrasound device as more surgery centers are reopening.

Liquidity and Capital Resources for Fiscal Quarter Ended September 30, 2021

At September 30, 2021, the Company had cash and cash equivalents of $190,529 and negative working capital of $2,665,586. Cash and cash equivalents decreased $267,269 from $457,798 at December 31, 2020 to $190,529 at September 30, 2021. For the nine months ended September 30, 2021, $6,447,003 was provided by financing activities, $6,063,915 was used in operating activities, and $650,357 was used in investing activities.

The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

We have no off-balance sheet arrangements.

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Trend Information

The novel coronavirus disease of 2019 (“COVID-19”) outbreak has affected the Company’s operations as set forth above. The full impact of the COVID-19 outbreak continues to evolve. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the foreseeable future, however, as a direct result of medical offices closure in our primary area of operations, our sales for third quarter are down approximately 60% year over year and quarter over quarter. During the course of the pandemic situation, the Company laid off 80% of its workforce in the CBD business and are just now recovering those operations. Our inventory increased to over $500,000 due to lack of sales, but fortunately, the product shelf life exceeds two years so as sales increase, we expect inventory levels to level off at close to $200,000. Our Duramed division was tasked with 90% of the affiliate doctors ceasing operations for period from 4-8 months and are just now recovering full operations. Presently, our Duramed operations are at 60% of pre-COVID operational level. Our expectation that as business open, and in particular medical offices, that our recovery will progress in sync with the speed of the business openings and expect to be back to pre-COVID operational level by end of the 3rd quarter 2021.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Dismissal of BMKR, LLP

(i)	On June 29, 2021, the Company dismissed BMKR, LLP (“BMKR”) as the Company’s independent registered public accounting firm.

(ii)	BMKR’s audit reports on the financial statements of the Company for the fiscal years ended December 31, 2020 and 2019 contained no adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope or accounting principles except that such reports included an explanatory paragraph describing the uncertainty of the Company’s ability to continue as a going concern,

(iii)	The dismissal of BMKR was agreed to by the Company’s Board of Directors and Audit Committee.

(iv)	During the fiscal years ended December 31, 2020 and 2019, and through June 29, 2021, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) or reportable events ( as described under Item 304(a)(1)(v) of Regulation S-K) with BMKR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to their satisfaction, would have caused BMKR to make reference to the subject matter of the disagreement in connection with its reports.

(v)	The Company provided BMKR with a copy of the disclosures regarding the dismissal of BMKR and requested in writing that BMKR furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. BMKR’s response is filed as an exhibit to this Offering Statement.

Appointment of BF Borger CPA PC

(i)	Following a careful deliberation and competitive process among various accounting firms, on June 28, 2021, the Company engaged BF Borger CPA PC (“BFB”) as the Company’s independent registered public accounting firm, beginning the fiscal quarter ending June 30, 2021.

(ii)	Prior to retaining BFB, the Company did not consult with BFB regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Our board of directors is to be elected annually by our shareholders. The board of directors elects our executive officers. Our directors and executive officers as of February 8, 2022 are as follows:

Name	Age	Position
Marco Alfonsi	60	CEO, Director and Chairman since May 14, 2015
Stanley L. Teeple	72	CFO, Secretary and Director since October 1, 2018
Phil Scala	69	Interim COO since October 10, 2019
Frederick Alger Boyer, Jr.	52	Independent Director since October 10, 2019
Ronald A. Silver	85	Independent Director since October 10, 2019
James F. Murphy	73	Independent Director since October 10, 2019

Marco Alfonsi, CEO and Chairman Director has been a financial service professional for the past 20 years. Mr. Alfonsi was appointed director and CEO of the Company in or around January 2015. Immediately prior to that, he spent eight years serving as the CEO of Prosperity Systems, Inc.

Throughout his career, Mr. Alfonsi was directly and indirectly involved in raising over $100 million dollars for small and medium sized business. Prior to his involvement in the financial services industry, Mr. Alfonsi has owned, operated, financed and sold several businesses. Mr. Alfonsi successfully started and managed two companies (ExecuteDirect.com, and Bakers Express of New York, Inc.), and held senior management positions with a number of financial institutions, including: Global American Investments, Clark Street Capital and Basic Investors.

Stanley L. Teeple –Mr. Teeple, CFO, Secretary, Director, was engaged from 2017-2018 with Solis Tek, Inc. (OTCQB: SLTK) a California based publicly traded corporation as Senior Vice President, Corporate Secretary, and Chief Compliance Officer. Solis Tek, Inc. a NV Corporation, is a developer of lighting and nutrient products, and most recently in cultivation and processing for the cannabis industry. Previously, from 2015-2016 Mr. Teeple was Chief Financial Officer and Secretary for Zonzia Media, Inc. (OTC:ZONX), a provider of streaming video and content to cable subscribers and hotel networks throughout the eastern US. From 2008 to 2014 Mr. Teeple was Chief Financial Officer and Secretary of Indigo-Energy, Inc. (OTC:IDGG) a publicly traded company in the oil and gas exploration business. Over the prior three plus decades Mr. Teeple through his turnaround consulting business, Stan Teeple, Inc., has held numerous senior management positions in several public and private companies across a broad spectrum of industries. Additionally, he has operated and worked for various court appointed trustees and principals as CEO, COO, and CFO in the entertainment, pharmaceuticals, food, travel, and tech industries. He operated his consulting business on a project-to-project basis and holds various other directorships. His businesses operational strengths include knowing how to manage and maximize the resources and preserve the integrity of a company from start-up through to maturity and corporate compliance in a regulatory environment.

Phil Scala, Interim Chief Operating Officer, 40 year career offers unique expertise in delivering the information needed to make informed decisions, whether in times of crisis or in the course of simply running our business; is highlighted by his 29 years of service with the FBI. Throughout his 29-year career with the FBI, he worked, supervised and lead investigations on nearly every type of federal crime, including securities fraud, white collar crime, money laundering, tax violations, narcotics, racketeering, homicide, violent crime, kidnappings, and public corruptions. Mr. Scala has been the recipient of numerous commendations and awards for outstanding service, notably the FBI Shield of Bravery, as a group commendation, as the SWAT team leader of the Al-Qaeda Bomb Factory Raid, on June 3, 1993.

Mr. Scala was assigned to the Criminal Division of the New York Office. He served in numerous assignments within the Organized crime branch and was sent to the Defense language Institute in Monterey, California to gain proficiency in the Italian/ Sicilian languages. From 2003-2008, Mr. Scala, developed and implemented the NY Office’s Leadership Development Program, which assisted relief supervisors develop excellence in leadership through mentoring, journalizing, “Best Practice” experiences, and accountability tools. The program was designed to be continuous, progressive, and measurable in assisting the FBI leaders maximize their leadership potential throughout their careers.

Mr. Scala received his Bachelor’s degree and Master of Business Administration in accounting from St. John’s University, he also earned a Master of Arts degree in Psychology from New York University.

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Frederick Alger Boyer, Jr. Independent Director, is President & CEO of Advance Care Medical, Inc. - Mr. Boyer has over 25 years of Wall Street experience having worked on both the investment side as well as the banking side of the business. Most recently he served as Head of Equities for the New York based investment bank H.C. Wainwright & Co. where he had overseen efforts in capital markets, sales, and trading. Prior to that he worked and or supervised teams at Rodman & Renshaw, Oppenheimer, Piper Jaffray, and Credit Suisse in New York, San Francisco, and Minneapolis. In his various roles he has advised hundreds of companies in their financing efforts both publicly and privately. Mr. Boyer has numerous securities licenses and is a graduate of the University of California at Berkeley.

Ronald A. Silver, Independent Director, was first elected to the Florida House of Representatives In 1978 and continued his tenure in that body until 1992. While in the Florida House, Silver served in major positions including Majority Whip (1984-1986) and Majority Leader (1986-1988). He also chaired various committees including the Select Committee on Juvenile Justice, Criminal Justice, Ethics and Elections and the subcommittee of Appropriations on General Government. He was then elected to the Florida Senate in 1992 and subsequently re-elected, serving as the Majority (Democratic) leader for the 1994 session. During his last term in the Senate he was designated by both the House and Senate as the Dean of the Legislature recognizing his standing as the longest serving member. His career as a lawmaker has yielded a vast and extensive knowledge of public policy issues and the legislative process, allowing him to be an advocate and servant for his diverse community. Throughout his tenure in the House and Senate, Mr. Silver has been known to tackle tough issues, transcend partisanship and build strong coalitions and in addition served on the Judiciary committee, which heard all condominium issues. As Senator, he served on a variety of committees, and was chairman of both the Appropriations Subcommittee on Health and Human Services and Criminal Justice. His career in the Senate has earned praise from his colleagues, in both the legislature and other branches of government throughout the nation. In 1993 Mr. Silver was elected Chairman of the Southern Legislative Conference (17 Southern States) of the Council of State Governments. Most recently, a new prescription drug plan of Medicare-eligible senior citizens in the State of Florida has been named “Silver Saver” in his honor. Since his retirement from the Senate in 2002, Mr. Silver also functions as President of his own consulting firm (Ron Silver & Associates) and maintains his law practice in Miami Beach, Florida. Mr. Silver is married with two children and three grandchildren.

James F. Murphy, Independent Director, brings more than 40 years of investigative and consulting experience as the Founder and President of Sutton Associates. From 1980 to 1984, Mr. Murphy was an Assistant Special Agent in Charge with the Federal Bureau of Investigation, responsible for a territory encompassing more than seven million people. His investigative specialties included organized crime, white-collar crime, labor racketeering and political corruption. From 1976 to 1980, Mr. Murphy was assigned to the Office of Planning and Evaluation at FBI headquarters, Washington, D.C. In this capacity, he evaluated and recommended changes in the FBI’s administrative and investigative programs. Since entering the private sector in 1984, Mr. Murphy has advanced the industry by developing systematic and professional protocols for performing due diligence, as well as other investigative services.

Board Committees

We have established an audit committee, compensation committee, and nominating committee, with one of the independent directors sitting as chair of each committee and the remaining independent directors as the other members. Mr. Ron Silver is Chairman of the Nominating Committee, Mr. James Murphy is Chairman of the Audit Committee, and Mr. Alger Boyer is Chairman of the Compensation Committee.

Family Relationships

There are no familial relationships between any of our officers and directors.

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Legal Proceedings

No officer, director, or persons nominated for such positions, promoter, control person or significant employee has been involved in the last ten years in any of the following:

● Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

● Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

● Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

● Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

● Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

● Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

● Administrative proceedings related to their involvement in any type of business, securities, or banking activity.

Director Independence

The rules of the Nasdaq Stock Market require a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. We have applied to be listed on the Nasdaq Capital Market and will be required to comply with the Nasdaq rules. Under the Nasdaq rules, a director will only qualify as an independent director if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Rules also require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In considering the independence of compensation committee members, the Nasdaq Rules require that our board of directors must consider additional factors relevant to the duties of a compensation committee member, including the source of any compensation we pay to the director and any affiliations with the company.

Our Board of Directors has determined that the following directors are independent:

Frederick Alger Boyer, Jr.

Ronald A. Silver

James F. Murphy

Committees of the Board of Directors

Our board of directors will prior to this offering establish an audit committee, a compensation committee and a nominating and governance committee. Each of these committees will operate under a charter that will be approved by our board of directors.

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Audit Committee. Our audit committee consists of three our independent directors. James Murphy will chair the committee. The audit committee responsibilities include:

●	overseeing the compensation and work of and performance by our independent auditor and any other registered public accounting firm performing audit, review or attestation services for us;

●	engaging, retaining and terminating our independent auditor and determining the terms thereof;

●	assessing the qualifications, performance and independence of the independent auditor;

●	evaluating whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence;

●	reviewing and discussing the audit results, including any comments and recommendations of the independent auditor and the responses of management to such recommendations;

●	reviewing and discussing the annual and quarterly financial statements with management and the independent auditor;

●	producing a committee report for inclusion in applicable SEC filings;

●	reviewing the adequacy and effectiveness of internal controls and procedures;

●	establishing procedures regarding the receipt, retention and treatment of complaints received regarding the accounting, internal accounting controls, or auditing matters and conducting or authorizing investigations into any matters within the scope of the responsibility of the audit committee; and

●	reviewing transactions with related persons for potential conflict of interest situations.

Compensation Committee. Our compensation committee consists of our three independent directors. Alger Boyer will chair the committee. The committee has primary responsibility for:

●	reviewing and recommending all elements and amounts of compensation for each executive officer, including any performance goals applicable to those executive officers;

●	reviewing and recommending for approval the adoption, any amendment and termination of all cash and equity-based incentive compensation plans;

●	once required by applicable law, causing to be prepared a committee report for inclusion in applicable SEC filings;

●	approving any employment agreements, severance agreements or change of control agreements that are entered into with the CEO and certain executive officers; and

●	reviewing and recommending the level and form of non-employee director compensation and benefits.

Nominating and Governance Committee. The Nominating and Governance Committee consists of our three independent directors. Ron Silver will chair the committee. The Nominating and Governance Committee’s responsibilities include:

●	recommending persons for election as directors by the stockholders;

●	recommending persons for appointment as directors to the extent necessary to fill any vacancies or newly created directorships;

●	reviewing annually the skills and characteristics required of directors and each incumbent director’s continued service on the board;

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●	reviewing any stockholder proposals and nominations for directors;

●	advising the board of directors on the appropriate structure and operations of the board and its committees;

●	reviewing and recommending standing board committee assignments;

●	developing and recommending to the board Corporate Governance Guidelines, a Code of Business Conduct and Ethics and other corporate governance policies and programs and reviewing such guidelines, code and any other policies and programs at least annually;

●	making recommendations to the board as to determinations of director independence; and

●	making recommendations to the board regarding corporate governance based upon developments, trends, and best practices.

The Nominating and Governance Committee will consider stockholder recommendations for candidates for the board of directors.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees and officers, and the members of our Board of Directors. This Code of Ethics is posted on the Company’s website https://www.canbcorp.com/code-of-ethics/ and applies to all executive officers including CEO, CFO and COO.

EXECUTIVE AND DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers and directors for all services rendered in all capacities to us during the previous two fiscal years, as of December 31, 2020.

Executive Summary Compensation Table
Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan comp.	Non-qualified deferred comp. earnings	All other comp.	Total
Marco Alfonsi (1)	2019	$180,000	$0	$0	$0	$0	$0	$0	$180,000
	2020	$112,500	$0	$0	$93,906	$0	$0	$0	$206,406
Stanley L. Teeple(2)	2019	$180,000	$0	$372,667	$117,000	$0	$0	$0	$669,667
	2020	$112,500	$0	$469,301	$93,906	$0	$0	$0	$675,707

Phil Scala (3)	2019	$7,500	$0	$0	$0	$0	$0	$0	$7,500
	2020	$0	$0	$0	$93,906	$0	$0	$0	$93,906

(1) Pursuant to an employment agreement entered on or around May 14, 2015, Marco Alfonsi was entitled to receive compensation of $6,000 per month through September 31, 2017 when the contract expired. On or around October 3, 2017, the Company entered into a new employment agreement with Mr. Alfonsi whereby he was entitled to receive $10,000 per month for a period of three years. Mr. Alfonsi also received one share of Series A Preferred Stock upon his execution of the new agreement. In addition, on or around October 4, 2017, the Company authorized the issuance of an additional two shares of Series A Preferred Stock to Mr. Alfonsi in consideration for cancellation of approximately $120,000 of deferred income owed to Mr. Alfonsi. The Company entered into a new employment agreement dated October 21, 2018 Mr. Alfonsi, pursuant to which Mr. Alfonsi agreed to continue to serve as the Company’s Chief Executive Officer (“CEO”) and accept appointment as Chairman of the Board of Directors (“Chairman”) for an initial term of four (4) years. He is entitled to receive $15,000 per month and other compensation under the new agreement. On December 28, 2020, Marco Alfonsi signed a three year Employment Agreement. Under that agreement, he is to receive a i) base salary of fifteen thousand dollars ($15,000.00) per month, ii) is eligible to receive cash and or stock bonuses, iii) shall receive a stock bonus in accordance with the Company’s Incentive Stock Option Plan (“ISOP”) in an amount of one-hundred thousand dollars ($100,000) per year of the Agreement, iv) 200 shares of the Company’s Series C Preferred stock, and v) usual and customary benefits including expense reimbursement, health and life insurance plan reimbursements and allowances.

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(2) Pursuant to an employment agreement entered on or around October 15, 2018, Mr. Teeple serves as the Company’s Chief Financial Officer and Secretary for a term of 4 years. The Agreement also provided for compensation to Mr. Teeple of $15,000 cash per month and the issuance of 1 share of Series A Preferred Stock upon execution of the Agreement. The fair value of the Series A preferred share is $578,000 and has a conversion vesting (but not voting) period of four years. An additional three shares of Series A Preferred Stock were issued in April 2019 per a new employment Agreement. The fair value of the Series A Preferred share issued in April 2019 is $992,250 and has a conversion (but not voting) vesting period of three years. In 2020 and 2019, the amortized portion of Series A preferred shares is $469,301 and $372,667, respectively. On December 28, 2020, Stanley Teeple signed a new three-year Employment Agreement. Under that agreement, he is to receive a i) base salary of fifteen thousand dollars ($15,000.00) per month, ii) is eligible to receive cash and or stock bonuses, iii) shall receive a stock bonus in accordance with the Company’s ISOP in an amount of one-hundred thousand dollars ($100,000) per year of the Agreement, iv) 200 shares of the Company’s Series C Preferred stock, and v) usual and customary benefits including expense reimbursement, health and life insurance plan reimbursements and allowances.

(3) On October 11, 2019, the Company executed an Executive Service Agreement (“Scala Agreement”) with Phil Scala. The Scala Agreement provides that Mr. Scala serves as the Interim Chief Operating Officer for a term of 90 days. The Scala Agreement also provides for compensation to Mr. Scala of $2,500 cash per month. On January 1, 2020, Scala and the Company extended the engagement until March 31, 2020. On December 28, 2020, Phil Scala signed a three-year Employment Agreement. Under that agreement, he is to receive a i) base salary of fifty-two thousand dollars per year, ii) is eligible to receive cash and or stock bonuses, iii) shall receive a stock bonus in accordance with the Company’s ISOP in an amount of one-hundred thousand dollars ($100,000), iv) 20 shares of the Company’s Series C Preferred stock, and v) usual and customary benefits including expense reimbursement, health and life insurance plan reimbursements and allowances.

The table below summarizes all compensation awarded to, earned by, or paid to our non-interested directors for all services rendered in all capacities to us during the previous two fiscal years, as of December 31, 2020.

Non-Interested Director Summary Compensation Table
Name and principal position	Year	Fees Earned or Paid in Cash	Stock awards(1)	Option awards (2)	Non-equity incentive plan comp.	Non-qualified deferred comp. earnings	All other com.	Total
Frederick A. Boyer	2019	$0	$0	$63,000	$0	$0	$0	$63,000
Director	2020	$0	$8,870	$0	$0	$0	$0	$8,870
Ronald Silver	2019	$0	$0	$63,000	$0	$0	$0	$63,000
Director	2020	$0	$4,650	$5,625	$0	$0	$0	$10,275
James F. Murphy	2019	$0	$0	$63,000	$0	$0	$0	$63,000
Director	2020	$0	$8,870	$0	$0	$0	$0	$8,870

(1)	In September of 2020, both Boyer and Murphy were issued 10,000 common shares each and in December 2020 both Boyer and Murphy were issued an additional 10,000 common shares each. Director Silver was issued 10,000 shares in September 2020.

(2)	As of December 31, 2020, Directors Boyer, Silver and Murphy each owned 10 thousand options to exercise and purchase stock at $.30 at any time until 2023. In 2020, Mr. Silver was issued 12,500 vested options to exercise and purchase stock at $.50 at any time until 2025.

No director has received cash compensation for their directorship. We have a compensation committee and compensation for our directors and officers is determined by our compensation committee.

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We reimburse non-employee directors for actual out-of-pocket costs incurred to attend board meetings. No additional compensation is paid for attendance in person or by telephone at board meetings.

The table below summarizes all outstanding equity awards for officers, as of December 31, 2020.

Outstanding Equity Awards at Fiscal Year-End
Name and principal position	Grant Date	Grant Type	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Stanley Teeple – CFO	10/21/18	Stock Options	10,000	0	$.30	10/20/23
Johnny Mack PhD – Ex COO	9/9/19	Stock Options	26,667	0	$.30	9/8/24
Frederick A. Boyer – Director	10/15/19	Stock Options	10,000	0	$.30	10/14/24
Ronald Silver – Director	10/15/19	Stock Options	10,000	0	$.30	10/14/24
James F. Murphy – Director	10/15/19	Stock Options	10,000	0	$.30	10/14/24

Ronald Silver – Director	12/9/20	Stock Options	12,500	0	$.50	12/9/25

Stanley Teeple – CFO	12/29/20	Stock Options	277,008	0	$.361	12/29/25

Pasquale Ferro – President	12/29/20	Stock Options	277,008	0	$.361	12/29/25

Phil Scala – COO	12/29/20	Stock Options	277,008	0	$.361	12/29/25

Marco Alfonsi – CEO	12/29/20	Stock Options	277,008	0	$.361	12/29/25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of February 8, 2022, of our common stock by each person known by us to be the beneficial owner of more than 5% of any class of our outstanding voting stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control. The Company’s principal office is the business address for each of the named shareholders.

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There are 3,155,849 shares of common stock outstanding as of February 8, 2022, 20 shares of Series A preferred stock issued and outstanding, which in aggregate are convertible into approximately 44,444 shares of common stock at any time and represent 88,888 votes, and 1,950 Series D preferred stock issued and outstanding, which in the aggregate represent 1,300,300 votes and are non-convertible. There is a total of approximately 4,544,738 eligible to be cast in any Company vote as of February 8, 2022.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Except as otherwise indicated and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Unless stated otherwise, the business address for these shareholders is 960 South Broadway, Suite 120, Hicksville, NY 11801.

Name	Title	Number of Common Shares	% of Common Shares	Number of Series A Preferred Shares	% of Series A Preferred Shares	Number of Series D Preferred Shares	% of Series D Preferred Shares	% of Eligible Votes	Number of Warrants/Options currently exercisable or exercisable in the next 60 days(1)
Marco Alfonsi	CEO, Director	346,533	10.98%	5	25%	600	30.77%	17.32%	18,467
Stanley L. Teeple	CFO, Director	333,591	10.57%	4	20%	600	30.77%	16.94%	19,334
Phil Scala	Interim COO	188	0.001%	0	0%	150	7.69%	2.61%	18,467
Frederick A. Boyer	Director	4,667	0.15%	0	0%	0	0%	0.12%	667
Ronald Silver	Director	4,445	0.14%	0	0%	0	0%	0.13%	1,500
James F. Murphy	Director	4,667	0.15%	0	0%	0	0%	0.12%	667
All officers and directors as a group [6 persons]		694,090	21.99%	9	45%	1,350	69.23%	37.24%	77,369
Pasquale Ferro [4]	President, Pure Health Products	340,307	10.78%	5	25%	600	30.77%	17.18%	18,467

White Hair Solutions , LLC	Shareholder	242,664	7.69%	0	0	0	0	5.34%

(1)	Shares of common stock subject to stock options or warrants currently exercisable or exercisable within 60 days of February 8, 2022 are deemed to be outstanding for computing the percentage ownership of the person holding such options or warrants and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Can B̅ Corp.’s Corporate Governance Guidelines establish standards for evaluating Director independence and requires that a majority of Directors be independent. The Board determines the independence of each Director under Nasdaq governance standards. Those standards identify the types of relationships that, if material, could impair independence. The Board determined that, under the Nasdaq listing standards, the following non-employee Directors are independent: Frederick A. Boyer, Ronald Silver and James F. Murphy. Our non-independent directors are Marco Alfonsi and Stanley L. Teeple.

Except as described herein (or within the section entitled Executive Compensation of this report), none of the following parties (each a “Related Party”) has, in our fiscal years ended 2019 and 2020, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

LI Accounting Associates, LLC (“LIA”), an entity controlled by a relative of the Managing Member PHP, is a vendor of Can B̅ Corp. At December 31, 2020, the Company did not have an account payable due to LIA. For the twelve months ended December 31, 2020, the Company had expenses to LIA of $64,400.

Pasquale Ferro, President of Pure Health Products LLC, manages the R&D and manufacturing of the Company products sold via other subsidiary companies. Mr. Ferro is also a substantial shareholder of the Company but receives no direct compensation from Can B, Corp. other than outlined in his Employment Agreement.

For the nine months ended September 30, 2021 and 2020, the Company paid fees to a service provider that is a relative of a director for professional services in the amount of $9,900 and $54,500, respectively.

As of September 30, 2021, the Company has amounts due to a related party of $320,000 which are expected to be repaid in the next twelve months.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Florida Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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CAN B CORP.

Up to 1,394,558 Class A Units consisting of common stock and Series X Warrants and

Up to 1,394,558 Class B Units consisting of pre-funded Series Y Warrants and Series X Warrants

PROSPECTUS

H.C. Wainwright & Co.

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PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all estimated expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus.

ITEM	AMOUNT

SEC Registration Fee	$2,282
Legal Fees and Expenses	45,000
Accounting Fees and Expenses	3,000
Transfer Agent Fees	2,500
Nasdaq Listing Fee	5,000
Total	$57,782

INDEMNIFICATION OF OFFICERS AND DIRECTORS

There are not indemnification provisions in our Articles of Incorporation. Our Bylaws provide as follows:

The Corporation shall, to the maximum extent and in the manner permitted by the Florida law, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. A “director” or “officer” of the Corporation includes any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of transactions involving sales of our securities within the past three years that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Each offer and sale was exempt from registration under either Section 4(a)(2) of the Securities Act and/or Rule 506(b) or Rule 504 under Regulation D of the Securities Act, unless otherwise indicated. The below figures are the actual number of shares issued in each case and have not been adjusted to account for the 2021 Reverse Split

From January 4, 2019 to March 27, 2019, the Company issued aggregately 138,107 shares of CANB common stock to multiple investors pursuant to relative Stock Purchase Agreements dated on various dates, in exchange for total proceeds of $1,196,100.

On January 14, 2019, the Company issued 25,000 shares of CANB common stock to Hudilab, Inc. (“HUDI”), pursuant to a License and Acquisition Agreement for purchase of the technology owned by HUDI.

From January 18, 2019 to March 17, 2019, the Company issued aggregately 82,000 shares of CANB common stock to multiple consultants for services rendered.

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From January 19, 2019 to March 27, 2019, the Company issued aggregately 3,893 shares of CANB common stock to employee and officers of the Company pursuant to employee agreement and in satisfaction of accrued compensation for the quarter ended March 31, 2019.

On February 5, 2019, the Company issued 6,667 shares to the owner of TZ Wholesale LLC, pursuant to a Memorandum of Understanding (the “MOU”) dated November 9, 2018.

On February 20, 2019, the Company issued 3,333 shares of CANB common stock to owners of Seven Chakras pursuant to the Chakras Agreement dated January 31, 2019.

From April 1, 2019 through June 30, 2019 the Company issued an aggregate of 51,706 shares of CANB Common Stock to multiple consultants for services rendered.

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 13,916 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 4,615 shares of Common Stock under the terms of executive employment agreements.

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 86,207 shares of CANB shares under the terms of the Stock Purchase Agreements for total proceeds of $750,000.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 18,061 shares of CANB Common Stock to multiple consultants for services rendered.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 18,333 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 16,000 shares of Common Stock under the terms of executive employment agreements.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 155,241 shares of CANB shares under the terms of the Stock Purchase Agreements for total proceeds of $1,350,600.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 40,247 shares of CANB shares under the terms of the Joint Venture Agreement.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 122,258 shares of CANB Common Stock to multiple consultants for services rendered.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 14,167 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 5,000 shares of Common Stock under the terms of executive employment agreements.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 125,000 shares of CANB Common Stock under the terms of an inventory purchase agreement for total proceeds of $487,500.

From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 27,500 shares of CANB Common Stock to multiple consultants for services rendered.

From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 31,335 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

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From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 20,000 shares of CANB Common Stock to First Fire Global Opportunities Fund, LLC for a commitment fee pursuant to a junior convertible promissory note purchase agreement.

From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 99,508 shares of CANB Common Stock to FirstFire Global Opportunities Fund, LLC for returnable shares pursuant to a junior convertible promissory note purchase agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 111,734 shares of CANB Common Stock to multiple consultants for services rendered.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 20,319 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 30,000 shares of CANB Common Stock to an employee for services rendered.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 185,000 shares of CANB Common Stock to SRAX, Inc. according to a platform access agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 50,000 shares of CANB Common Stock to Mediiusa Group, Inc. according to a hemp processing use agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 24,545 shares of CANB Common Stock to Labrys Fund, L.P. for a commitment fee pursuant to a junior convertible promissory note purchase agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 118,000 shares of CANB Common Stock to Labrys Fund, L.P. for returnable shares pursuant to a junior convertible promissory note purchase agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 20,000 shares of CANB Common Stock to Eagle Equities, LLC for a commitment fee pursuant to a junior convertible promissory note purchase agreement.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 145,000 shares of CANB Common Stock to multiple consultants for services rendered.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 100,000 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 478,715 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From July 1, 2020 through September 30, 2020, the Company received an aggregate of 543,715 shares of CANB Common Stock from an exchange agreement whereby shares of Iconic Brands, Inc. held by the Company were exchanged for shares of stock in the Company held by Iconic Brands, Inc.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 478,715 shares of CANB Common Stock for the acquisition of inventory.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 185,000 shares of CANB Common Stock to FirstFire Global Opportunities Fund, LLC pursuant to a junior convertible promissory note purchase agreement.

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On July 29, 2020, CANB and Iconic Brands (ICNB) completed a share exchange whereby the one million shares of ICNB common stock held by CANB were exchanged for a fair value exchange of five hundred forty three thousand seven hundred fifteen shares of CANB in order to settle a contract valuation true-up with ICNB for the purchase of Green Grow Farms, Inc.

From October 1, 2020 through December 31, 2020, the company issued an aggregate of 435,311 shares of CANB Common Stock to multiple consultants for services rendered.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 70,000 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 50,000 shares of Common Stock under the terms of hemp processing use agreement.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 600,000 shares of Common Stock under the terms of Stock Purchase Agreements for total proceeds of $300,000.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 193,524 shares of Common Stock to FirstFire Global as agreed for conversion shares related to a note payable.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 394,304 shares of CANB Common Stock to Arena Special Opportunities Partners I, LP for a commitment fee pursuant to a securities purchase agreement.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 15,133 shares of CANB Common Stock to Arena Special Opportunities Fund, LP for a commitment fee pursuant to a securities purchase agreement.

From January 1, 2021 through September 30, 2021 the Company issued an aggregate of 9,323,540 shares of Common Stock under its Reg A-1 registration currently in effect and an additional 1,441,125 shares of common stock to various consultants for services.

From January 1, 2021 through September 30, 2021 the Company issued an aggregate of 5,537,056 shares of Common Stock under various asset acquisition agreements.

From January 1, 2021 through September 30, 2021 the Company issued an aggregate of 1,536,497 shares of Common Stock under various note and related interest conversion agreements.

From January 1, 2021 through September 30, 2021 the Company issued an aggregate of 150 shares of Preferred C shares under multiple employment agreements. The Preferred C shares converted to 3,750,000 shares of Common Stock upon issuance.

From January 1, 2021 through September 30, 2021, the Company issued an aggregate of 1,950 shares of Preferred D shares.

From October 1, 2021 through December 31, 2021, the Company issued 3,429,931 shares of common stock via its Regulation A offering.

From October 1, 2021 through December 31, 2021, the Company issued 12,497,031 shares of common stock as compensation, interest due on debt and asset acquisitions under 4(a)(2) of the Securities Act.

From January 1, 2022 to January 26, 2022, the Company issued 4,047,172 shares of common stock under Section 4(a)(2) of the Securities Act for compensation, asset acquisitions, and interest on debt.

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EXHIBITS

The following exhibits are filed with this offering circular:

Exhibit	Description

1.1	Underwriting Agreement
2.1	Share Purchase Agreement with Prosperity Systems, Inc., dated January 5, 2015(2)
2.2	Membership Purchase Agreement with Pure Health Products(6)
2.3	Green Grow Stock Purchase Agreement(4)
2.4	Green Grow Modification Agreement(1)
3.1	Articles of Incorporation, as amended(1)
3.2	Bylaws(2)
4.1	Articles of Amendment designating Series A Preferred Stock rights, as amended(9)
4.2	Articles of Amendment designating Series B Preferred Stock rights(1)
4.3	Articles of Amendment designating Series C Preferred Stock rights(7)
4.4	Articles of Amendment designating Series D Preferred Stock rights(10)
4.5	Form of Common Stock Purchase Warrant
4.6	Form of Representative’s Common Stock Purchase Warrant
4.7	Form of Pre Funded Warrant
4.8	Form of Warrant Agency Agreement
5.1	Opinion of Legality from Austin Legal Group, APC
10.1	Employment Agreement with Marco Alfonsi dated December 29, 2020(10)
10.2	Employment Agreement with Stanley L. Teeple dated December 29, 2020(10)
10.3	Employment Agreement with Pasquale Ferro dated December 29, 2020(10)
10.4	Employment Agreement with Phil Scala dated December 29, 2020(10)
10.5	Commission Agreement with Andrew Holtmeyer(10)
10.6	Employment Agreement with Bradley Lebsock(10)
10.7	Memorandum of Understanding with Sam International and ZetrOZ Systems LLC(3)
10.8	Can B̅ Corp. 2020 Incentive Stock Option Plan(8)
10.9	Arena Securities Purchase Agreement(10)
10.10	ASOF Original Issue Discount Senior Secured Convertible Promissory Note(10)
10.11	ASOF Warrant to Purchase Common Stock(10)
10.12	ASOP Original Issue Discount Senior Secured Convertible Promissory Note(10)
10.14	ASOP Warrant to Purchase Common Stock(10)
10.15	Arena Security Agreement(10)
10.16	Arena Intellectual Property Security Agreement(10)
10.17	Arena Registration Rights Agreement(10)
10.18	Arena Holding Escrow Agreement(10)
10.19	Arena Guaranty Agreement from Company Subsidiaries(10)
10.20	Amendment to 2020 ASOF Promissory Note(11)
10.21	Amendment to 2020 ASOP Promissory Note(11)
10.22	2021 Arena Securities Purchase Agreement(11)
10.23	2021 ASOF Original Issue Discount Senior Secured Convertible Promissory Note(11)
10.24	2021 ASOF Warrant to Purchase Common Stock(11)
10.25	2021 ASOP Original Issue Discount Senior Secured Convertible Promissory Note(11)
10.26	2021 ASOP Warrant to Purchase Common Stock(11)
10.27	2021 Arena Registration Rights Agreement(11)
10.28	2021 Addendum to Arena Security Agreement(11)
10.29	2021 Addendum to Arena Intellectual Property Security Agreement(11)
10.30	2021 Addendum to Arena Guaranty Agreement from Company Subsidiaries(11)
10.31	Asset Acquisition Agreement with Imbibe(10)
10.32	Equipment Acquisition Agreement with TWS(12)
10.33	Promissory Note to TWS(12)
10.34	Asset Purchase Agreement with MCB(12)
10.35	Commercial Lease with Makers Developments LLC(13)
10.36	Single-Tenant NNN Lease Agreement with CS2 Real Estate Holdings, LLC(13)
10.37	Commercial Lease with Red Road Business Park(13)
10.38	Asset Acquisition Agreement with various Sellers (Botanical Biotech)(10)
14.1	Code of Ethics(1)
21.1	List of Subsidiaries(10)
23.1	Consent of BMKR, LLP
107	Filing Fee Table

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(1)	Filed with the Annual Report on Form 10-K filed with the SEC on April 2, 2020 and incorporated herein by reference.
(2)	Filed with the Form S-1 Registration Statement filed with the SEC on December 2, 2015 and incorporated herein by reference.
(3)	Filed with the Current Report on Form 8-K filed with the SEC on January 30, 2019 and incorporated herein by reference.
(4)	Filed with the Current Report on Form 8-K filed with the SEC on December 6, 2019 and incorporated herein by reference.
(5)	Filed with the Current Report on Form 8-K filed with the SEC on February 18, 2020 and incorporated herein by reference.
(6)	Filed with the Current Report on Form 8-K filed with the SEC on January 15, 2019 and incorporated herein by reference.
(7)	Filed with the Form 1-A/A, Part II, filed with the SEC on July 17, 2020 and incorporated herein by reference.
(8)	Filed with the Form 1-A POS, Part II, filed with the SEC on September 11, 2020 and incorporated herein by reference.
(9)	Filed with the Current Report on Form 8-K filed with the SEC on November 23, 2020 and incorporated herein by reference.
(10)	Filed with the Annual Report on Form 10-K filed with the SEC on April 14, 2021 and incorporated herein by reference.
(11)	Filed with the Quarterly Report on Form 10-Q filed with the SEC on May 21, 2021 and incorporated herein by reference.
(12)	Filed with the Current Report on Form 8-K filed with the SEC on August 17, 2021 and incorporated herein by reference.
(13)	Filed with the Current Report on Form 8-K filed with the SEC on September 1, 2021 and incorporated herein by reference.

UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(6)	The undersigned Registrant hereby undertakes that it will:

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in New York, New York on February 10, 2022.

Can B Corp.
February 10, 2022
	By:	/s/ Marco Alfonsi
Marco Alfonsi
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Marco Alfonsi	Chief Executive Officer, Director and Chairman	February 10, 2022
Marco Alfonsi	(Principal Executive Officer)

/s/ Stanley L. Teeple	Secretary, CFO and Director	February 10, 2022
Stanley L. Teeple	(Principal Financial and Accounting Officer)

/s/ Frederick Alger Boyer Jr.	Independent Director	February 10, 2022
Frederick Alger Boyer Jr.

/s/ Ron Silver	Independent Director	February 10, 2022
Ron Silver

/s/ James Murphy	Independent Director	February 10, 2022

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